UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Foster Wheeler AG

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FOSTER WHEELER AG

Lindenstrasse 10

6340 Baar

Switzerland

NOTICE OF AND INVITATION TO ATTEND THE ANNUAL GENERAL MEETING

OF SHAREHOLDERS TO BE HELD ON MAY 2, 2013

The Annual General Meeting of Shareholders of Foster Wheeler AG, which we refer to as the Annual General Meeting, will be held at our offices at Lindenstrasse 10, 6340 Baar, Switzerland, on May 2, 2013, at 1:00 p.m., Central European Time.

Agenda of the Annual General Meeting:

1.	Re-election of Three Directors for Three-Year Terms

The Board of Directors proposes that Steven J. Demetriou, John M. Malcolm and Stephanie S. Newby be re-elected as Directors for a further three-year term of office expiring at our annual general meeting to be held in 2016.

2.	Re-election of Independent Auditor

The Board of Directors proposes that PricewaterhouseCoopers AG, Zurich, Switzerland be re-elected as our independent auditor (“Revisionsstelle”) for 2013.

3.	Appointment of Special Auditor

The Board of Directors proposes that BDO AG, Zurich, Switzerland be appointed as our special auditor for a three-year term which will expire at our annual general meeting to be held in 2016.

4.	Ratification of Appointment of Independent Registered Public Accounting Firm

The Board of Directors proposes that the appointment of PricewaterhouseCoopers LLP by the Audit Committee as our independent registered public accounting firm for 2013 be ratified by our shareholders on a non-binding basis.

5.	Advisory Approval of Named Executive Officer Compensation

The Board of Directors proposes that the shareholders of the Company provide non-binding approval of the compensation of the Company’s named executive officers as described in the Compensation Discussion and Analysis section and in the compensation tables and accompanying narrative discussion in the attached proxy statement.

6.	Approval of the 2012 Swiss Annual Report (including the Consolidated Financial Statements and the Statutory Financial Statements of Foster Wheeler AG for 2012)

The Board of Directors proposes that the 2012 Swiss Annual Report (including the consolidated financial statements and the statutory financial statements of Foster Wheeler AG for 2012) be approved.

7.	Grant of Discharge from Liability to the Board of Directors and the Executive Officers for 2012

The Board of Directors proposes that a discharge from liability be granted to the members of the Board of Directors and the executive officers for 2012.

8.	Creation of Authorized Capital in the Amount of CHF 156,662,382

The Board of Directors proposes the creation of new authorized capital in the amount of CHF 156,662,382 with an expiration date of May 1, 2015, to partially replace the authorized capital which will expire on May 2, 2013, and to amend our Articles of Association accordingly.

9.	Approval of Capital Reduction through Cancellation of 4,259,429 Shares Repurchased under Our Share Repurchase Program and an Associated Amendment to Our Articles of Association to Reduce Our Share Capital in the Amount of CHF 12,778,287

The Board of Directors proposes a capital reduction in the amount of CHF 12,778,287 through cancellation of 4,259,429 shares, with a nominal amount of CHF 3 each, repurchased under our share repurchase program during 2012, and to amend our Articles of Association accordingly.

10.	Approval of the Amendment and Restatement of the Foster Wheeler AG Omnibus Incentive Plan to Increase the Maximum Number of Shares That May be Granted Under the Plan

The Board of Directors proposes that the Amendment and Restatement of the Foster Wheeler AG Omnibus Incentive Plan, to increase the maximum number of shares that may be granted under the Plan by 3,400,000 shares, be approved.

11.	Other Business

The Annual General Meeting will address any other matters that properly come before the Annual General Meeting.

The 2012 Swiss Annual Report (including our audited consolidated financial statements and the audited statutory accounts of Foster Wheeler AG for the year ended December 31, 2012) and the auditor’s report thereon, as well as our Annual Report on Form 10-K, will be available for inspection by shareholders at our registered office at Lindenstrasse 10, 6340 Baar, Switzerland, beginning no later than April 11, 2013 and will be available at the Annual General Meeting and any postponements of the meeting. Shareholders may also request copies of these documents at no cost, by writing or telephoning our offices at Foster Wheeler AG, c/o Foster Wheeler Inc., 53 Frontage Road, P.O. Box 9000, Hampton, New Jersey 08827-9000 Attn: Corporate Secretary, Telephone: +1 908 730-4000, Facsimile: +1 908 730-5300 or Foster Wheeler AG, Lindenstrasse 10, 6340 Baar, Switzerland, Telephone: +41 41 748 4320, Facsimile: +41 41 748 4321.

All holders of our shares that are registered in our share register with voting rights at the close of business on March 5, 2013 are entitled to vote at the Annual General Meeting and any postponements of the meeting. The attached proxy statement and the accompanying proxy card(s) are being sent to shareholders on or about March 26, 2013. Notice of the Annual General Meeting will also be published in the Swiss Official Journal of Commerce.

Please date, sign and return the enclosed proxy card(s) in the enclosed envelope as promptly as possible or, if you hold your shares through an intermediary such as a bank or broker, vote your shares by following the voting instructions you receive from your bank or broker so that your shares may be represented at the Annual General Meeting and voted in accordance with your wishes.

Important note to shareholders: please date, sign and return all proxy cards that have been mailed to you to ensure that all of your shares are represented at the Annual General Meeting.

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Admission to the Annual General Meeting will be by admission ticket only. If you are a shareholder whose shares are registered in the share register as entitled to vote and plan to attend the meeting, please check the appropriate box on the proxy card. In all cases, retain the bottom portion of the proxy card as your admission ticket to the Annual General Meeting. If you are a shareholder whose shares are held through an intermediary, such as a bank or broker, please follow the instructions in the attached proxy statement to obtain an admission ticket.

By Order of the Board of Directors

MICHELLE K. DAVIES

Corporate Secretary

March 26, 2013

Your vote is important. Whether or not you expect to attend the Annual General Meeting, please promptly return your signed proxy card in the enclosed envelope. If you hold shares through an intermediary such as a bank or broker promptly direct the voting of your shares by telephone or internet or any other method described in the instructions you receive from your broker.

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Page
OTHER PROPOSALS	69
PROPOSAL 6—APPROVAL OF THE 2012 SWISS ANNUAL REPORT (INCLUDING THE CONSOLIDATED FINANCIAL STATEMENTS AND THE STATUTORY FINANCIAL STATEMENTS OF FOSTER WHEELER AG FOR 2012)	69
PROPOSAL 7—GRANT OF DISCHARGE FROM LIABILITY TO THE BOARD OF DIRECTORS AND EXECUTIVE OFFICERS FOR 2012	70
PROPOSAL 8—CREATION OF AUTHORIZED CAPITAL IN THE AMOUNT OF CHF 156,662,382	71
PROPOSAL 9—APPROVAL OF CAPITAL REDUCTION THROUGH CANCELLATION OF 4,259,429 SHARES REPURCHASED UNDER OUR SHARE REPURCHASE PROGRAM AND AN ASSOCIATED AMENDMENT TO OUR ARTICLES OF ASSOCIATION TO REDUCE OUR SHARE CAPITAL IN THE AMOUNT OF CHF 12,778,287	72
PROPOSAL 10—APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE FOSTER WHEELER AG OMNIBUS INCENTIVE PLAN TO INCREASE THE MAXIMUM NUMBER OF SHARES THAT MAY BE GRANTED UNDER THE PLAN	74
OTHER MATTERS	86
Ownership of Shares by Directors, Director Nominees and Executive Officers	86
Other Beneficial Owners	87
Section 16(a) Beneficial Ownership Reporting Compliance	88
Related Party Transactions	88
Deadline for Shareholder Proposals and Director Nominations for the 2014 Annual General Meeting	89
Other Matters	89
ANNEX A: RECONCILIATION OF NON-GAAAP AND GAAP MEASURES	A-1
ANNEX B: FOSTER WHEELER AG OMNIBUS INCENTIVE PLAN	B-1

ii

2013 PROXY SUMMARY

This summary highlights information contained in this Proxy Statement. It does not contain all information that you should consider, and you should read the entire Proxy Statement carefully before voting.

Annual General Meeting of Shareholders

•	Time and Date	1:00 p.m., Central European Time, May 2, 2013

•	Place	Offices of Foster Wheeler AG Lindenstrasse 10 6340 Baar, Switzerland

•	Record Date	March 5, 2013

•	Voting	Shareholders who are registered as shareholders with voting rights as of the Record Date are entitled to vote.

•	Quorum	Presence at the Annual General Meeting, in person or by proxy, of shareholders holding in excess of 50% of our shares registered with voting rights.

•	Requisite Vote on Proposals

Assuming there is a quorum at the meeting:

-      The approval of Proposals 1 through 7 and Proposals 9 and 10 requires the affirmative vote of at least a majority of the votes cast at the Annual General Meeting.

-      The approval of Proposal 8 requires the affirmative vote of at least:

-      two-thirds of the shares represented at the Annual General Meeting and

-      a majority of the par value of shares represented at the Annual General Meeting.

•	Entry	Admission to the Annual General Meeting will be by admission ticket only. The bottom portion of the enclosed proxy card is the admission ticket for shareholders of record entitled to vote. Beneficial owners with shares held through an intermediary, such as a bank or broker, should request admission tickets as set forth on page 7 of this Proxy Statement.

Meeting Agenda and Voting Recommendations

	Proposal	Board Vote Recommendation	Page Reference (for more detail)

1	Re-election of three directors for three-year terms	FOR	12

2	Re-election of PricewaterhouseCoopers AG, Zurich, Switzerland as our independent auditor for 2013	FOR	30

3	Appointment of BDO AG, Zurich, Switzerland as our special auditor for a three-year term	FOR	31

4	Ratification (on a non-binding basis) of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2013	FOR	32

5	Advisory, non-binding approval of executive compensation	FOR	68

6	Approval of 2012 Swiss Annual Report (including Consolidated Financial Statements and the Statutory Financial Statements of Foster Wheeler AG for 2012)	FOR	69

	Proposal	Board Vote Recommendation	Page Reference (for more detail)

7	Grant of discharge from liability to Foster Wheeler AG’s Board of Directors and Executive Officers for 2012	FOR	70

8	Approval of creation of new authorized capital in the amount of CHF 156,662,382 with an expiration date of May 1, 2015, to partially replace expiring authorized capital, and an associated amendment to our Articles of Association	FOR	71

9	Approval of capital reduction through cancellation of 4,259,429 shares repurchased and an associated amendment to our Articles of Association to reduce our share capital in the amount of CHF 12,778,287	FOR	72

10	Approval of the amendment and restatement of the Foster Wheeler AG Omnibus Incentive Plan to increase the maximum number of shares that may be granted under the Plan	FOR	74

Information About Our Directors

Name	Age	Director Since	Principal Occupation	Expiration of Current Term	Indepen- dent	Other Boards of Listed Companies	Current Committee Memberships
							AC	CC	GNC

Steven J. Demetriou *	54	2008	Chairman and Chief Executive Officer of Aleris International, Inc.	2013**	X	2			X

Clayton C. Daley, Jr.	61	2009	Former Vice Chairman of The Procter & Gamble Company	2014	X	2	C, F	X

Umberto della Sala	64	2011	Our President and Chief Operating Officer	2015		0

Edward G. Galante	62	2008	Former Senior Vice President of Exxon Mobil Corporation	2014	X	3	X	C

John M. Malcolm	62	2011	Independent energy consultant; Former Managing Director of Petroleum Development Oman LLC	2013**	X	0	X		X

J. Kent Masters	52	2011	Our Chief Executive Officer	2015		1

Stephanie S. Newby	56	2004	Chief Executive Officer of Crimson Hexagon	2013**	X	0	F		C

Roberto Quarta	63	2011	Chairman Europe of Clayton, Dubilier & Rice LLC	2015	X	2		X	X

Henri Philippe Reichstul	63	2011	Chief Executive Officer of G&R—Gestão Empresarial	2014	X	3		X	X

Maureen B. Tart-Bezer	57	2008	Former Executive Vice President and Chief Financial Officer of Virgin Mobile USA	2015	X	0	F	X

*	Non-Executive Chairman of our Board of Directors
**	Nominee for re-election for a term expiring in 2016

AC	Audit Committee	C	Committee Chairperson
CC	Compensation and Executive Development Committee	F	Audit Committee Financial Expert
GNC	Governance and Nominating Committee

Attendance

In 2012, each director attended at least 75% of the aggregate number of meetings of our Board of Directors and each committee on which he or she served.

Re-Elect Three Directors

We are asking our shareholders to re-elect Steven J. Demetriou, John M. Malcolm and Stephanie S. Newby as directors of our company, each for a three-year term expiring at our Annual General Meeting in 2016.

Re-Elect, Appoint and Ratify Our Auditors

We are asking our shareholders to re-elect PricewaterhouseCoopers AG, Zurich, Switzerland as our independent auditor for 2013, to appoint BDO AG, Zurich, Switzerland as our special auditor for a three-year term which will expire at our 2016 annual general meeting and to ratify, on a non-binding basis, the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2013.

Advisory Approval of Executive Compensation

We are asking our shareholders to approve, on an advisory (non-binding) basis, the compensation of our named executive officers. Our Board of Directors believes that our compensation practices and policies are effective in achieving our goals of paying for financial and operating performance while aligning the interests of our executives with those of our shareholders.

Below is a summary of the 2012 compensation for each named executive officer as determined under the Securities and Exchange Commission’s rules. The full Summary Compensation Table, which includes up to three years of compensation information, is on page 53.

Named Executive Officer	Salary ($)	Bonus ($ )	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Compensation ($)	Change in Pension Value ($)	All Other Compensation ($)	Total ($)
J. Kent Masters	$1,050,000	$—	$1,560,532	$676,471	$981,750	$—	$800,144	$5,068,897
Franco Baseotto	$561,000	$—	$869,240	$376,809	$357,638	$—	$703,523	$2,868,210
Umberto della Sala	$757,313	$—	$1,732,227	$—	$521,292	$—	$25,222	$3,036,054
Gary T. Nedelka	$466,000	$—	$879,499	$251,210	$332,645	$68,138	$35,415	$2,032,907
Beth B. Sexton	$388,360	$—	$331,122	$143,547	$214,370	$—	$471,872	$1,549,271

Approval of 2012 Swiss Annual Report (including the Consolidated Financial Statements and the Statutory Financial Statements of Foster Wheeler AG for 2012)

Under Swiss law, the Swiss Annual Report (including the consolidated financial statements and the Swiss statutory financial statements) and the disposition of the balance sheet profit, if any, must be submitted to shareholders for approval at each annual general meeting. We are asking our shareholders to approve our 2012 Swiss Annual Report (including the Consolidated Financial Statements and the Statutory Financial Statements of Foster Wheeler AG for 2012.)

Grant of Discharge from Liability to the Board of Directors and the Executive Officers for 2012

As is customary for Swiss corporations and in accordance with the Swiss Code of Obligations, we are asking our shareholders to grant a discharge from liability to the members of the Board of Directors and our executive officers for 2012.

Approval of Creation of New Authorized Capital in the Amount of CHF 156,662,382 with an Expiration Date of May 1, 2015, to Partially Replace Authorized Capital Which is Expiring on May 2, 2013, and an Associated Amendment to Our Articles of Association

Under Swiss law, shareholders can authorize the Board of Directors to issue new share capital in the amount of up to 50% of the outstanding share capital, with such authorization valid for a period of two years. On May 3, 2011, our shareholders authorized the Board of Directors to issue new share capital in an amount up to CHF 186,953,868. We are now asking our shareholders to approve the creation of new authorized capital in the amount of CHF 156,662,382 with an expiration date of May 1, 2015, to partially replace the authorized capital which is expiring on May 2, 2013, and to amend our Articles of Association accordingly.

Approval of Capital Reduction through Cancellation of 4,259,429 Shares Repurchased under Our Share Repurchase Program and an Associated Amendment to Our Articles of Association to Reduce Our Share Capital in the Amount of CHF 12,778,287

In accordance with Swiss law, we are asking our shareholders to approve a capital reduction of CHF 12,778,287 through the cancellation of 4,259,429 shares which we repurchased in 2012 under our share repurchase program, and to amend our Articles of Association accordingly.

Approval of the Amendment and Restatement of the Foster Wheeler AG Omnibus Incentive Plan to Increase the Maximum Number of Shares That May be Granted Under the Plan

We are asking our shareholders to approve the amendment and restatement of the Foster Wheeler AG Omnibus Incentive Plan to increase the maximum number of shares that may be granted under the Plan by 3,400,000 shares.

2014 Annual General Meeting

•	Deadline for shareholder proposals to be included on the agenda	February 9, 2014
•	Deadline for shareholder proposals to be eligible for inclusion in our proxy statement under SEC Rule 14a-8	November 26, 2013

FOSTER WHEELER AG

Lindenstrasse 10

6340 Baar

Switzerland

PROXY STATEMENT

For the Annual General Meeting of Shareholders

to be held on May 2, 2013

This proxy statement is being furnished to our shareholders in connection with the solicitation of proxies on behalf of the Board of Directors of Foster Wheeler AG or the independent proxy to be voted at the Annual General Meeting of Shareholders to be held on May 2, 2013, and any postponements thereof, at the time and place and for the purposes set forth in the accompanying Notice of and Invitation to Attend the Annual General Meeting of Shareholders. This proxy statement and the accompanying proxy card are being sent to shareholders on or about March 26, 2013. If you own registered shares, please date, sign and return all proxy cards to ensure that all of your shares are represented at the Annual General Meeting.

If your shares are registered in our share register in your name, you may vote by written proxy or in person (including through a legal representative authorized by a written power of attorney) at the Annual General Meeting.

Shares represented by valid proxies will be voted in accordance with the instructions provided by the proxies or, in the absence of specific instructions, in accordance with the recommendations of our Board of Directors. You may revoke your proxy by signing another proxy card with a later date and returning it to us prior to the Annual General Meeting or attending the meeting in person and casting a ballot.

A copy of our Annual Report on Form 10-K, including our audited consolidated financial statements for the year ended December 31, 2012 and the other information required under the rules and regulations of the Securities and Exchange Commission, which we refer to as the SEC, is enclosed with this proxy statement. Our Annual Report on Form 10-K also is available publicly on our web site at www.fwc.com. The 2012 Swiss Annual Report (including our audited consolidated financial statements for the year ended December 31, 2012 and the auditor’s report thereon) and the audited statutory accounts of Foster Wheeler AG for the year ended December 31, 2012 and the auditor’s report thereon, as well as our Annual Report on Form 10-K, will be available for inspection by shareholders beginning no later than April 11, 2013 at our registered office at Lindenstrasse 10, 6340 Baar, Switzerland. Shareholders may also request copies of these documents at no cost, by writing or telephoning our offices at the following addresses:

Foster Wheeler AG

c/o Foster Wheeler Inc.

53 Frontage Road

P.O. Box 9000

Hampton, New Jersey 08827-9000

Attn: Corporate Secretary

Telephone: +1 908 730-4000

Facsimile: +1 908 730-5300

or

Foster Wheeler AG

Lindenstrasse 10

6340 Baar, Switzerland

Telephone: +41 41 748 4320

Facsimile: +41 41 748 4321

Our Board of Directors has fixed the close of business on March 5, 2013 as the record date for determination of shareholders entitled to vote at the Annual General Meeting and any postponements thereof. There were 104,467,402 shares registered with voting rights outstanding as of March 5, 2013.

Admission to the Annual General Meeting will be by admission ticket only. For shareholders of record entitled to vote, the bottom portion of the enclosed proxy card is your admission ticket. Beneficial owners with shares held through an intermediary, such as a bank or broker, should request admission tickets by writing to the Office of the Corporate Secretary, Foster Wheeler AG, c/o Foster Wheeler Inc., 53 Frontage Road, P.O. Box 9000, Hampton, New Jersey 08827-9000, and include proof of share ownership, such as a copy of a bank or brokerage firm account statement or a letter from the broker, trustee, bank or nominee holding your shares, confirming your beneficial ownership of such shares as of the record date of March 5, 2013.

Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting of

Shareholders to Be Held on May 2, 2013. This proxy statement and our annual report to shareholders are available at www.fwc.com/2013AMmaterials.

THE ANNUAL GENERAL MEETING

Time, Date and Place

The Annual General Meeting will be held at 1:00 p.m. Central European Time on Thursday, May 2, 2013, at our offices at Lindenstrasse 10, 6340 Baar, Switzerland.

Who Can Vote

Shareholders who are registered as shareholders with voting rights at the close of business on March 5, 2013, as shown in our share register, are entitled to vote, or to grant proxies to vote, at the Annual General Meeting. If you acquire shares after the record date you will not be entitled to vote these shares.

Under our Articles of Association, only shareholders who are shareholders registered with voting rights in our share register are entitled to vote. If you hold your shares in street name, your shares are registered in the name of CEDE & Co. with voting rights and you can direct your bank, broker or other shareholder of record how to vote your shares as described below. If you are a shareholder of record and received your shares in connection with our redomestication to Switzerland, your shares are registered in your name with voting rights. If you are a shareholder of record and acquired your shares after our redomestication to Switzerland on February 9, 2009, your shares are registered in your name with voting rights unless you have not delivered a completed application for registration as a shareholder with voting rights to our transfer agent, Computershare Investor Services, or you received a notice from our transfer agent that the registration of your shares with voting rights has been denied.

Shareholders of Record and Beneficial Owners

If your shares are registered directly in our share register administered by Computershare Investor Services in your name, you are considered to be the “shareholder of record” for those shares. The Notice of and Invitation to Attend the Annual General Meeting of Shareholders, proxy statement, Annual Report on Form 10-K and proxy card documents have been sent directly to you by us.

If your shares are held in street name in a stock brokerage account or by a bank or other shareholder of record, you are considered the “beneficial owner” of shares held in street name. The Notice of and Invitation to Attend the Annual General Meeting of Shareholders, proxy statement, Annual Report on Form 10-K and proxy card documents have been forwarded to you by your bank, broker or other shareholder of record. As the beneficial owner, you have the right to direct your bank, broker or other holder of record on how to vote your shares by using the voting instruction card included in the mailing or by following their instructions for voting.

Quorum

Our Articles of Association require the presence of a quorum for the Annual General Meeting. The presence at the Annual General Meeting, in person or by proxy, of shareholders holding in excess of 50% of our shares registered with voting rights will constitute a quorum. Abstentions and uninstructed shares will be counted as present for purposes of determining the presence or absence of a quorum at the Annual General Meeting.

Proxies

A proxy card is being sent to each of our shareholders of record entitled to vote who held shares as of the record date. Shareholders of record who are entitled to vote can grant a proxy to vote on the proposals presented by completing a proxy card and returning it by mail as explained in the next section entitled “How You Can Vote.”

If you hold shares in street name through an intermediary, such as a bank, broker, or other nominee, you will receive voting instructions from that firm. Your bank or broker may allow you to direct the voting of your shares by methods other than by mail, including by Internet or telephone. Please check the voting instruction form(s) provided to you by such person to see if they offer Internet or telephone voting.

Shareholders of record without voting rights have received this proxy statement but no proxy card. If you believe you are a shareholder of record with voting rights and have not received a proxy card, you may (provided you are registered in our share register) request a proxy card by contacting Computershare Investor Services at 1-800-358-2314 (within the United States) or 1-201-680-6578 (outside the United States).

On your proxy card, you can appoint as your proxy either:

•	The representatives of management of Foster Wheeler as named on the proxy card (Steven J. Demetriou, Michelle K. Davies, John A. Doyle, Jr. and Sara R. Bucholtz); or

•

Mr. Sandro Tobler, BKS Advokatur Notariat, Baarerstrasse 8, 6300 Zug, Switzerland, acting as independent proxy as specified in article 689c of the Swiss Code of Obligations (with right of substitution to a third person in the case of compelling circumstances) as required under Swiss law.

If you have timely submitted your properly executed proxy card(s) and clearly indicated your votes, your shares will be voted as indicated. If you have timely submitted your properly executed proxy card(s) but have not clearly indicated your vote on any of the proposals, your shares will be voted in accordance with the recommendations of our Board of Directors.

The members of our management that have been appointed as proxy agents of our Board of Directors intend to vote for each proposal in this proxy statement as recommended by the Board of Directors, unless explicitly instructed otherwise by you on the proxy card. If any other matters are properly presented at the Annual General Meeting for consideration, the members of our management named in the proxy card and Mr. Tobler, the independent proxy, will vote on these matters in accordance with the recommendations of our Board of Directors unless explicitly instructed otherwise by you on the proxy card. We are not aware of any matters that are expected to come before the Annual General Meeting other than those described in the Notice of and Invitation to Attend the Annual General Meeting of Shareholders and this proxy statement.

How You Can Vote; Requisite Vote

Each outstanding share registered in our share register as a share with voting rights is entitled to one vote at the Annual General Meeting. Shareholders can vote “for,” “against” or “abstain” on each proposal.

If your shares are registered in our share register in your name, you may vote by written proxy or in person (including through a legal representative authorized by a written power of attorney) at the Annual General Meeting.

Please mark your proxy card, date and sign it, and return it in the enclosed envelope. If you misplaced your business reply envelope, you should mail your proxy card to Proxy Services, c/o Computershare Investor Services, P.O. Box 43101, Providence, Rhode Island 02940-5067. Please date, sign and return all proxy cards that have been mailed to you to ensure that all of your shares are represented at the Annual General Meeting.

If you hold shares through an intermediary such as a bank, broker or nominee, which we refer to collectively as a broker, the broker may generally vote the shares it holds in accordance with instructions received from you. Therefore, please follow the instructions provided by your broker when directing the voting of your shares. If you do not give instructions to your broker, your shares are referred to as “uninstructed shares” or “broker non-votes”. Whether the broker can vote these shares on your behalf depends on the proposal. The following table summarizes the votes required to pass each proposal and the effect of abstentions and uninstructed shares:

	Proposal	Votes Required for Approval	Abstentions	Uninstructed Shares

1	Re-election of three directors for three-year terms	Majority of votes cast	No effect	Not voted

2	Re-election of PricewaterhouseCoopers AG, Zurich, Switzerland as our independent auditor for 2013	Majority of votes cast	No effect	Discretionary vote by broker permitted

3	Appointment of BDO AG, Zurich, Switzerland as our special auditor for a three-year term which will expire at our annual general meeting to be held in 2016	Majority of votes cast	No effect	Discretionary vote by broker permitted

4	Ratification (on a non-binding basis) of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2013	Majority of votes cast	No effect	Discretionary vote by broker permitted

5	Advisory (non-binding) approval of executive compensation	Majority of votes cast	No effect	Not voted

6	Approval of 2012 Swiss Annual Report (including Consolidated Financial Statements and the Statutory Financial Statements of Foster Wheeler AG for 2012)	Majority of votes cast	No effect	Discretionary vote by broker permitted

7	Grant of discharge from liability to Foster Wheeler AG’s Board of Directors and Executive Officers for 2012	Majority of votes cast	No effect	Discretionary vote by broker permitted

8	Approval of creation of new authorized capital in the amount of CHF 156,662,382 with an expiration date of May 1, 2015, to partially replace expiring authorized capital, and an associated amendment to our Articles of Association	Two-thirds of the number of shares and majority of the par value of shares represented at the Annual General Meeting	Count as a vote “AGAINST”	Discretionary vote by broker permitted

9	Approval of capital reduction through cancellation of 4,259,429 shares repurchased and an associated amendment to our Articles of Association to reduce our share capital in the amount of CHF 12,778,287	Majority of votes cast	No effect	Discretionary vote by broker permitted

10	Approval of the amendment and restatement of the Foster Wheeler AG Omnibus Incentive Plan to increase the maximum number of shares that may be granted under the Plan	Majority of votes cast	No effect	Not voted

Revocation of Proxy

If you appoint a proxy, you may revoke that proxy at any time before it is voted at the Annual General Meeting. You may do this by signing another proxy card with a later date and returning it to Computershare Investor Services prior to the meeting or attending the meeting in person and casting a ballot or by appointing a representative to cast a ballot at the meeting. If you hold your shares in the name of a bank, broker or other nominee, please follow the instructions provided by your bank, broker or nominee in revoking any previously granted proxy.

Solicitation of Proxies

We will bear the expense of preparing, printing and mailing this proxy statement and the accompanying material. Solicitation of individual shareholders may be made by mail, personal interviews, telephone, facsimile, electronic delivery or other telecommunications by our officers and regular employees who will receive no additional compensation for such activities. In addition, we have retained Morrow & Co., LLC to solicit proxies at a cost of $7,650, plus reimbursement for out-of-pocket expenses. We will reimburse brokers and other nominees for their expenses in forwarding solicitation material to beneficial owners.

ELECTION OF DIRECTORS

PROPOSAL 1—RE-ELECTION OF THREE DIRECTORS FOR THREE-YEAR TERMS

In accordance with our Articles of Association, our Board of Directors is divided into three classes, with one class of directors to be selected for election each year for a three-year term. Pursuant to a recommendation by our Governance and Nominating Committee, our Board of Directors has unanimously nominated the following directors, whose terms expire at this Annual General Meeting, for re-election to our Board of Directors at this Annual General Meeting for a three-year term, which will expire at our annual general meeting to be held in 2016:

Director Nominee	Previously Elected by our Shareholders at:	If Elected, Term Expires at Annual General Meeting in:
Steven J. Demetriou	The annual general meeting held on May 5, 2010	2016
John M. Malcolm	The extraordinary general meeting held on August 2, 2011	2016
Stephanie S. Newby [1]	The annual general meeting held on May 5, 2010	2016

(1)	Formerly Stephanie Hanbury-Brown.

We also have the following seven continuing directors:

Continuing Director	Previously Elected by our Shareholders at:	Term Expires at Annual General Meeting in:
Clayton C. Daley, Jr.	The annual general meeting held on May 3, 2011	2014
Umberto della Sala	The annual general meeting held on May 1, 2012	2015
Edward G. Galante	The annual general meeting held on May 3, 2011	2014
J. Kent Masters	The annual general meeting held on May 1, 2012	2015
Roberto Quarta	The annual general meeting held on May 1, 2012	2015
Henri Philippe Reichstul	The extraordinary general meeting held on November 1, 2011	2014
Maureen B. Tart-Bezer	The annual general meeting held on May 1, 2012	2015

If any eligible nominee becomes unable to accept nomination or election, proxies will be voted for the remaining nominees, and our Board of Directors will either select substitute nominees after identifying suitable candidates or determine not to select substitute nominees. The representatives of our management who have been appointed as proxy agents of our Board of Directors intend to vote for any substitute nominees selected by the Board of Directors. Our Articles of Association provide that our Board of Directors shall consist of not less than three and not more than twenty directors.

Following is the name, principal occupation, age, and certain other information for each director nominee and the other continuing directors, including the specific experience, qualifications, attributes and skills of each director and director nominee in relation to the criteria for director candidates described under “Corporate Governance—Director Nomination Process—Qualifications.” Service as a member of our Board described below prior to February 9, 2009 includes service as a director of Foster Wheeler Ltd., our former parent company, prior to our redomestication to Switzerland.

Nominees for Re-Election at this Annual General Meeting

Steven J. Demetriou

Mr. Demetriou became Non-Executive Chairman of our Board of Directors effective November 4, 2011. Since December 2004 he has been the Chairman and Chief Executive Officer of Aleris International, Inc., a producer of aluminum rolled products whose shares were publicly traded on the NYSE from June 2004 to

December 2006. In February 2009, Aleris International, Inc. filed a petition for voluntary reorganization under Chapter 11 of the U.S. Bankruptcy Code and emerged from reorganization under Chapter 11 in June 2010. From 2001 until June 2004, Mr. Demetriou served as President and Chief Executive Officer of Noveon, Inc., a specialty chemical company. Mr. Demetriou has also held various management and leadership positions with IMC Global Inc., Cytec Industries Inc. and Exxon Mobil Corporation. Mr. Demetriou is a director, Chairman of the Compensation Committee and a member of the Nominating and Governance Committee of OM Group, Inc., a diversified, global developer, producer and marketer of value-added, metal-based specialty chemicals and advanced materials and whose shares are publicly traded on the NYSE. He is a director and member of the Governance and Nominating Committee of Kraton Performance Polymers, Inc., a specialty chemicals company whose shares are publicly traded on the NYSE. Mr. Demetriou was previously a director and a member of the Compensation Committee of ElkCorp, a manufacturer of premium roofing and composite building products, whose shares were previously publicly traded on the NYSE. Mr. Demetriou, who is 54 years old, became a member of our Board of Directors in 2008. If elected, his term will expire at our annual general meeting in 2016.

Mr. Demetriou has significant experience in the chemicals industry as a result of his service as an executive officer or director of several global specialty chemical companies. In addition, Mr. Demetriou has experience in the global energy industry as a result of his leadership positions at Exxon Mobil. He has served as chief executive officer for multiple companies, including in his current role as Chief Executive Officer at Aleris International, where he also serves as Chairman. He has significant experience in corporate governance as a result of his senior leadership roles and his service as a director of OM Group, Kraton Performance Polymers and ElkCorp.

John M. Malcolm

Dr. Malcolm has been an independent energy consultant since January 2011. Prior to that, Dr. Malcolm served for 25 years in various capacities with Royal Dutch Shell plc, a global group of energy and petrochemicals companies, including as the Managing Director of Petroleum Development Oman LLC, the largest oil and gas producer in Oman, from 2002 to 2010, and as General Manager/Managing Director of Al Furat Petroleum Company, the largest joint venture oil and gas producer in Syria, from 1999 to 2002. Dr. Malcolm also serves as a director of Partex Oil & Gas (Holdings) Corporation, a privately owned international oil and gas company; a director of Aquamarine Power Limited, a private U.K. based wave power company; and a director of Oman Oil Company Exploration & Production L.L.C., a private subsidiary of Oman Oil Company S.A.O.C., a commercial company owned by the Government of the Sultanate of Oman. In addition, he serves on the Advisory Board of ASCO Group Limited, a privately owned UK based logistics company. Dr. Malcolm, who is 62 years old, became a member of our Board of Directors in 2011. If elected, his term will expire at our annual general meeting in 2016.

Dr. Malcolm brings significant experience in the global energy industry, especially the international upstream oil and gas sector, as a result of his over 25 years of experience with Royal Dutch Shell plc. In addition, Dr. Malcolm’s prior experience provides him with extensive knowledge of the chemical and refining sectors. By profession, he is a UK Chartered Engineer and has had extensive interface with the international engineering, procurement and construction industry.

Stephanie S. Newby

Ms. Newby, formerly known as Stephanie Hanbury-Brown, is the Chief Executive Officer of Crimson Hexagon, a leading provider of social media and data analytic services. She is also the founder of Golden Seeds LLC, which has provided investment capital to early stage, high growth companies since 2004, and is a Managing Partner of its venture capital funds. Prior to that, she spent 20 years working in the financial services industry in Sydney, London and New York. The majority of her career was with J.P. Morgan, where she headed several global businesses including Global Head of Futures and Options, Head of International Private Banking, Chief Operating Officer of Global Equities and Head of eCommerce. Ms. Newby also served as a director and a member of the Audit and Compensation and Human Resources Committees of RiskMetrics Group, Inc., a provider of risk management and corporate governance products and services whose shares were traded on the NYSE until the sale of the company in June 2010. Ms. Newby, who is 56 years old, became a member of our Board of Directors in 2004. If elected, her term will expire at our annual general meeting in 2016.

Ms. Newby has more than 20 years of experience in the financial services industry, in senior leadership positions at Crimson Hexagon, Golden Seeds and J.P. Morgan. She also has significant international and regional experience, having managed several global businesses at J.P. Morgan and having worked in Sydney and London. As a venture capitalist at Golden Seeds, Ms. Newby has significant experience in corporate financial management and financial expertise as a result of her oversight of Golden Seeds’ portfolio companies. Ms. Newby also has experience in risk management and corporate governance best practices as a result of her prior service as a director of RiskMetrics Group. Our Board of Directors has determined that Ms. Newby is an “Audit Committee Financial Expert,” as defined by the SEC.

Our Board of Directors recommends a vote “FOR” the re-election of the three nominees.

Information on Continuing Directors

Clayton C. Daley, Jr.

Mr. Daley was the Vice Chairman of The Procter & Gamble Company, a consumer products company, from January 2009 until his retirement in September 2009. Mr. Daley was the Vice Chairman and Chief Financial Officer of The Procter & Gamble Company from July 2007 to January 2009 and its Chief Financial Officer from 1999 until July 2007. Mr. Daley currently serves on the Board of Directors and is Chairman of the Audit Committee and a member of the Compensation and Executive Development and Governance and Nominating Committees of Nucor Corporation, a manufacturer of steel and steel products, and is a director and Chairman of the Audit Committee and a member of the Compensation and Option Committee of Starwood Hotels & Resorts Worldwide, Inc., a hotel and leisure company, each of whose shares are publicly traded on the NYSE. Mr. Daley also served as a senior advisor to TPG Capital, a private equity firm. Mr. Daley, who is 61 years old, became a member of our Board of Directors in 2009. His term will expire at our annual general meeting in 2014.

Mr. Daley has significant experience in corporate financial management and financial expertise relevant to large, global businesses as a result of his service as the Vice Chairman and Chief Financial Officer of Procter & Gamble. He also has significant experience in corporate governance as a director of two public companies, Nucor and Starwood Hotels & Resorts, and as an advisor to a private equity firm. Our Board of Directors has determined that Mr. Daley is an “Audit Committee Financial Expert,” as defined by the SEC.

Umberto della Sala

Mr. della Sala has been employed by us for 39 years, serving us and our subsidiaries in various positions of increasing responsibility in Europe and in the United States. Mr. della Sala was named our Interim Chief Executive Officer on October 22, 2010 and continued to serve in that role until September 30, 2011. Mr. della Sala was named our President and Chief Operating Officer on January 30, 2007, a role he has continued to fill since that date. Prior to his appointment as our President and Chief Operating Officer, Mr. della Sala served and continues to serve as Chief Executive Officer of our Global Engineering and Construction Business Group (which we refer to as our Global E&C Group) since June 2005, and also served as the President and Chief Executive Officer of Foster Wheeler Continental Europe S.r.l., an indirect, wholly-owned subsidiary within our Global E&C Group, from 2001 until January 1, 2010. He has also held other senior positions with us, including Vice President of Foster Wheeler USA Corporation, an indirect, wholly-owned subsidiary within our Global E&C Group, from 1997 to 2000. Mr. della Sala, who is 64 years old, became a member of our Board of Directors in 2011. His term will expire at our annual general meeting in 2015.

Mr. della Sala has 39 years of experience in our industry and our businesses as a result of his many years of service to us and our subsidiaries in various capacities throughout his career, including as our Interim Chief Executive Officer from October 22, 2010 through September 30, 2011 and as our President and Chief Operating Officer since January 30, 2007.

Edward G. Galante

Mr. Galante served as a Senior Vice President and member of the Management Committee of Exxon Mobil Corporation, the largest publicly traded petroleum and petrochemical enterprise in the world, from August 2001 until his retirement in 2006. From 1999 to August 2001, Mr. Galante was Executive Vice President of ExxonMobil Chemical Company and, from 1997 to 1999, Mr. Galante was Chairman and Managing Director of Esso (Thailand) Public Company Limited. Since 1972, Mr. Galante served in various management positions of increasing responsibility with Exxon Mobil Corporation. Mr. Galante is also a director and Chairman of the Compensation and Management Development Committee and a member of the Governance and Nominating Committee of Praxair, Inc., one of the world’s largest industrial gases companies, whose shares are publicly traded on the NYSE. He is also a director and member of the Governance and Nominating Committee of Clean Harbors, Inc., a provider of environmental, energy and industrial services, whose shares are publicly traded on the NYSE. Mr. Galante also serves as a director of Celanese Corporation, a global chemical technology and specialty materials company, whose shares are publicly traded on the NYSE. Mr. Galante, who is 62 years old, became a member of our Board of Directors in 2008. His term will expire at our annual general meeting in 2014.

Mr. Galante has substantial experience in the oil, gas, refining and chemical sectors of the energy industry as a result of his 34-year career at Exxon Mobil, including as Senior Vice President. As a result of his experience at Exxon Mobil, Mr. Galante also has significant experience in the operations and management of a large, global business and as a client of engineering and construction firms. In addition, he has experience as a director of a public company as a result of his service as a member of the board of directors of Praxair, Clean Harbors and Celanese Corporation.

J. Kent Masters

Mr. Masters became our Chief Executive Officer on October 1, 2011. Prior to joining our company, he served as a member of the Executive Board of Linde AG, a world-leading gases and engineering company, from 2006 to 2011. At Linde, Mr. Masters had responsibility for the Americas, Africa, the South Pacific, the global business unit Healthcare, and the business area Merchant and Packaged Gases. He was employed by BOC Group plc, a global industrial gas company that was publicly traded on the London Stock Exchange, from 1984 until the acquisition of BOC by Linde in 2006. Mr. Masters served in roles of increasing responsibility at BOC, including as Chief Executive, Industrial and Special Products, from 2005 to 2006, and as President, Process Gas Solutions-Americas, from 2002 to 2005. He also served on the board of directors of BOC from 2005 to 2006. Mr. Masters has been a director of Rockwood Holdings, Inc., a global manufacturer of chemicals and advanced materials whose shares are publicly traded on the NYSE, since 2007, and serves on its Audit and Compensation Committees. He also served as the non-executive Chairman of African Oxygen Limited, a public company traded on the Johannesburg Stock Exchange, from April 2005 to May 2011. Mr. Masters, who is 52 years old, became a member of our Board of Directors in 2011. His term will expire at our annual general meeting in 2015.

Mr. Masters has significant experience in the global industrial gas and chemicals industry as a result of more than 20 years of experience with several global industrial gas and chemical companies, including as member of the Executive Board of Linde and as Chief Executive, Industrial and Special Products, for BOC, during which he gained experience as a client of engineering and construction firms. He has significant international and regional experience, including regional expertise in the Americas, Africa and the South Pacific. In addition, he has extensive experience in corporate governance as a result of his service as a director for Rockwood Holdings, Linde, BOC and African Oxygen Limited.

Roberto Quarta

Mr. Quarta joined Clayton, Dubilier & Rice LLC, a private equity firm, as an operating partner in 2001 and was appointed Chairman Europe in 2009. Mr. Quarta served as Chief Executive Officer of BBA Group plc, a multinational aviation services and materials technology company, from 1993 to 2001, and then as Chairman from 2001 to 2007. Prior to that, he spent 17 years in a variety of senior management positions with BTR plc, a global diversified industrial conglomerate. Mr. Quarta currently serves as the Chairman of the Supervisory Board of Rexel SA, a leading global electrical distributor to the industrial, residential and commercial sectors. He serves on the Board of Directors of IMI plc, an international engineering group, and he became non-executive Chairman commencing November 1, 2011. Mr. Quarta served as a director of BAE Systems plc, a global defense, security and aerospace company, Azure Dynamics Corporation, a manufacturer of hybrid electric vehicles, controls and powertrain systems, Equant NV, a global LAN telecommunications provider, and PowerGen plc, a major UK energy provider. Mr. Quarta, who is 63 years old, became a member of our Board of Directors in 2011. His term will expire at our annual general meeting in 2015.

Mr. Quarta has extensive knowledge of corporate financial management and expertise in financial markets as a result of his experience with Clayton, Dubilier & Rice. He also has significant leadership experience relevant to a large, global business due to his years of service in senior management positions at BTR and his Chief Executive Officer and Chairman positions at BBA Group. Mr. Quarta also has extensive experience in corporate governance as a result of his service as a director for a number of companies, including as a member of the Audit Committee (BAE Systems, Azure, Equant and PowerGen) and Compensation Committee (IMI, Rexel, BAE Systems, Equant and PowerGen) for many of these companies.

Henri Philippe Reichstul

Mr. Reichstul is the founder and has been the Chief Executive Officer of G&R—Gestão Empresarial, a consulting firm, since 2003. He served as Chairman and Chief Executive Officer of Brenco (Companhia Brasileira de Energia Renovável), a Brazilian ethanol production company, from 2007 until 2010. He served as President of Globopar S.A., a leading Brazilian media company, from 2002 to 2003, and as Chief Executive Officer and President of Petrobrás (Petroleo Brasileiro S.A.), a Brazilian petroleum company, from 1999 to 2001. Mr. Reichstul served as Executive Vice President and a Partner of Banco Inter-American Express S.A., a private financial institution, from 1988 to 1999. He also has been a partner and director of Sayad, Reichstul & Luna, a consulting firm, since 1987. Mr. Reichstul served in various government positions in Brazil from 1983 to 1987, including President of IPEA (Instituto de Planejamento Economico e Social) and Secretary General of the Ministry of Planning, Secretary of SEST (Secretaria de Controle de Empresas Estatais), the state enterprise budget office in the Ministry of Planning, and Controller of State Enterprises for the State of São Paulo Finance Secretariat.

Mr. Reichstul is currently a member of the board of directors of Repsol YPF, S.A., a publicly traded international oil and gas company, serving on its Executive Committee (Comision Delegada), of Gafisa SA, one of Brazil’s largest homebuilders, serving on its Compensation Committee, and of PSA Peugeot Citroën, a publicly traded French automobile company, serving on its Strategy Committee. He also serves on the strategic board of ABDIB (Associação Brasileira da Infra-Estrutura e Indústrias de Base), a non-profit trade association. Previously, Mr. Reichstul served on the boards of directors of Telebrás, the former Brazilian state-owned monopoly telephone system, Eletrobrás (Centrais Elétricas Brasileiras S.A.), a large Brazilian power utility company, Siderbrás, a Brazilian state-owned steel holding company, BNDES (National Bank for Economic and Social Development), Borlem S.A. (Empreendimentos Industriais), a motor vehicle parts manufacturer, CEF (Caixa Econômica Federal), a Brazilian state-owned financial institution, Lion S.A., an agricultural company, Petrobrás, TAM Airlines, a large Brazilian airline company, Vivo S.A., a telecommunications company, CBD-Pão de Açucar Group, a distribution company, and Ashmore Energy International (AEI), an energy company. Mr. Reichstul, who is 63 years old, became a member of our Board of Directors in 2011. His term will expire at our annual general meeting in 2014.

Mr. Reichstul brings to our Board of Directors significant knowledge and experience in energy related business, and in particular the oil and gas sectors, from his position as Chief Executive Officer at each of Petrobrás and Brenco and his directorships at Repsol, AEI, and Eletrobrás. He brings regional expertise in Latin America, an area of significant growth opportunity for us. In addition, he has extensive experience in international corporate governance as a result of his service as a director and on key board committees for a number of international companies, including as a member of the Executive Committee (Repsol), the Audit Committee (TAM, CBD and Vivo), the Compensation Committee (Gafisa, AEI and CBD) and the Strategic Committee (TAM and PSA-Peugeot) for many of these companies.

Maureen B. Tart-Bezer

Ms. Tart-Bezer served as the Executive Vice President and Chief Financial Officer of Virgin Mobile USA, a wireless mobile virtual network operator, from January 2002 through June 2006. From January 2000 through December 2001, she was the Executive Vice President and General Manager of the American Express Company, U.S. Consumer Charge Group and from 1977 to January 2000 served in various senior financial positions with AT&T Corporation, including Senior Vice President and Corporate Controller as well as Senior Vice President and Chief Financial Officer for the Consumer Services Group. Ms. Tart-Bezer served on the Board of Directors and was the Chairperson of the Audit Committee and a member of the Finance and Governance Committees of The Great Atlantic & Pacific Tea Company, Inc. while it was a NYSE listed company from 2001 until March 2012, when it was restructured under private ownership. She currently serves as a member of the Board of Directors of Sun Products Corp., a privately held company that manufactures consumer products, and is the Chairperson of their Audit Committee. Ms. Tart-Bezer also served as a director of Playtex Products, Inc., whose shares were publicly traded on the NYSE until the company was acquired in October 2007. Ms. Tart-Bezer, who is 57 years old, became a member of our Board of Directors in 2008. Her term will expire at our annual general meeting in 2015.

Ms. Tart-Bezer has substantial corporate financial management, reporting and risk management expertise as a result of her service in a number of senior financial leadership roles, including as the former Executive Vice President and Chief Financial Officer of Virgin Mobile USA. In addition, Ms. Tart-Bezer has experience as a director of other publicly traded companies, such as The Great Atlantic & Pacific Tea Company and Playtex Products. Our Board of Directors has determined that Ms. Tart-Bezer is an “Audit Committee Financial Expert,” as defined by the SEC.

Director Compensation

General. Our director compensation program is designed to (i) attract and retain experienced and highly qualified individuals, (ii) align directors’ and shareholders’ interests and (iii) provide compensation commensurate with the responsibilities and workload expected from public company directors.

Our Board of Directors establishes non-employee director compensation. The Compensation and Executive Development Committee, with the assistance of its compensation consultant, periodically reviews the amount and composition of non-employee director compensation and makes recommendations to the Board of Directors as needed with respect to changes in compensation form or amount. Employees who serve as directors do not receive additional compensation for their services as directors. We do not provide any perquisites to our non-employee directors.

Our non-employee directors must comply with share ownership guidelines which the Compensation and Executive Development Committee has adopted, described below under “Executive Compensation—Compensation Discussion and Analysis—Part 3: Elements of Executive Compensation—Other Compensation Policies—Share Ownership Guidelines.” The non-employee directors’ share ownership target level is 5x annual cash retainer.

Compensation for 2012. The following table describes the components of our director compensation program for 2012:

Compensation Element	Compensation Value
Annual Cash Retainer (1)	$80,000
Annual Equity Retainer (2)	$80,000
Meeting Fees (3)	$2,500 per meeting
Annual Chair Fees (4)	$15,000 for the Audit Committee $10,000 for the Compensation and Executive Development Committee $10,000 for the Governance and Nominating Committee
Additional Compensation paid to Non-Executive Chairman	$60,000 annual cash retainer (1) $60,000 annual equity retainer (2)

(1)	Payable on a quarterly basis.
(2)	Comprised of 50% restricted share units and 50% stock options, which vest in full on the first anniversary of the grant date.
(3)	Only paid if meeting is attended in person.
(4)	Paid in full once a year.

2012 Director Compensation Table. The table below provides information on the compensation of our non-employee directors for the year ended December 31, 2012, calculated in accordance with SEC regulations. The awards, which vested on March 8, 2013, would have vested in full upon the director’s death or disability or proportionately over the vesting period if the director’s service was terminated other than for cause prior to March 8, 2013. The stock option awards have an exercise price equal to the closing price of our common stock on the grant date and expire on the seventh anniversary of the grant date.

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)	Option Awards ($) (2)	Total ($)
Clayton C. Daley, Jr. (3)	$105,000	$39,990	$46,178	$191,168
Steven J. Demetriou (4)	$151,452	$69,983	$80,808	$302,243
Edward G. Galante (3)	$97,500	$39,990	$46,178	$183,668
John M. Malcolm (3)	$90,000	$39,990	$46,178	$176,168
Stephanie S. Newby (3)	$96,048	$39,990	$46,178	$182,216
Roberto Quarta (3)	$90,000	$39,990	$46,178	$176,168
Henri Philippe Reichstul (3)	$90,000	$39,990	$46,178	$176,168
Maureen B. Tart-Bezer (3)	$90,000	$39,990	$46,178	$176,168

(1)	Represents all fees earned and paid during the year ended December 31, 2012.
(2)	Represents the grant date fair values of restricted share unit awards for the Stock Awards column and stock option awards for the Option Awards column for awards granted in 2012. Such awards have been valued in this table in accordance with accounting principles generally accepted in the United States. The grant date fair value shown for restricted share units is based on the closing price of our shares on the date of grant, and the grant date fair value shown for stock option awards is determined using the Black-Scholes option-pricing model on the date of grant. For more information on our valuation methodology, refer to the following parts of our Annual Report on Form 10-K for the year ended December 31, 2012: Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Application of Critical Accounting Estimates,” and Note 11, “Share-Based Compensation Plans” to our Consolidated Financial Statements included within Item 8, “Financial Statements and Supplementary Data.” These values do not include any discount for possible forfeitures, pursuant to SEC rules.

(3)	On March 8, 2012, each non-employee director (other than Mr. Demetriou) was awarded 1,720 restricted share units and 3,887 stock options under the Foster Wheeler AG Omnibus Incentive Plan, which we refer to as the LTI Plan. As of December 31, 2012, such directors had the following outstanding equity awards:

Director	Outstanding Stock Option Awards	Outstanding Restricted Share Unit Awards
Clayton C. Daley, Jr.	9,891	1,720
Edward G. Galante	14,415	1,720
John M. Malcolm	6,165	1,720
Stephanie S. Newby	14,415	1,720
Roberto Quarta	6,165	1,720
Henri Philippe Reichstul	5,432	1,720
Maureen B. Tart-Bezer	14,415	1,720

(4)	On March 8, 2012, Mr. Demetriou, our Non-Executive Chairman, was awarded 3,010 restricted share units and 6,802 stock options under the LTI Plan. As of December 31, 2012, he had an aggregate of 3,010 restricted share unit awards outstanding and 18,462 stock option awards outstanding.

Looking Forward to 2013. The Board of Directors has approved the following changes to the non-employee director compensation program, which will be effective in 2013:

•	Meeting fees will be eliminated.

•	The annual cash retainer will increase to $90,000.

•	The annual equity retainer will increase to $115,000.

•	Non-employee directors will no longer be granted stock options and the annual equity retainer will consist of 100% restricted share units.

•	The annual chair fees for the Audit Committee and Compensation and Executive Development Committee will increase to $20,000 and $15,000, respectively.

CORPORATE GOVERNANCE

Director Independence

Our Corporate Governance Guidelines provide that a majority of our Board of Directors shall consist of independent directors, who are directors that (1) are neither officers nor employees of us or our subsidiaries; (2) have no relationship which, in the opinion of our Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director; and (3) are otherwise “independent” as that concept is defined in the applicable listing standards of The NASDAQ Stock Market LLC, which we refer to as NASDAQ.

Our Board of Directors uses the following standards to assist it in determining director independence. A director will not be considered independent if, within the preceding three years:

•	Such person was employed by us or by any of our subsidiaries, or had an immediate family member who was an executive officer of us or any of our subsidiaries;

•

Such person, or an immediate family member, was a partner in or employed by our independent registered public accounting firm and worked on the audit of our consolidated financial statements or is currently a partner of our independent registered public accounting firm;

•	Such person, or an immediate family member, was employed as an executive officer of another company where any of our present executive officers served on that company’s compensation committee;

•

Such person is an executive officer or employee, or has an immediate family member who is an executive officer or controlling shareholder of, or a partner in, a company that made payments to, or received payments from, us in an annual amount exceeding the greater of (a) 5% of the recipient’s consolidated gross revenues for that year or (b) $200,000 other than payments arising solely from investments in our securities or payments under non-discretionary charitable contributions matching programs; or

•

Such person, or an immediate family member, received compensation in excess of $120,000 during any period of twelve consecutive months from us, other than director and committee fees, pension or other forms of deferred compensation or compensation to an immediate family member who is a non-executive officer or employee of ours.

Our Board of Directors also annually reviews the relationships between directors and charitable organizations and determines whether any such relationships would create a conflict of interest that would interfere with a director’s independence, even though such relationships are not restricted by the foregoing standards. In making such a determination, the following relationships will not be considered by our Board of Directors as material relationships that would impair a director’s independence: the director, or an immediate family member, serves as an executive officer of a charitable organization and our discretionary charitable contributions to the organization during any of the past three years do not exceed the greater of (1) 5% of the charity’s revenues or (2) $200,000.

Based on these standards, our Board of Directors has determined that all of our non-employee directors, representing eight of our ten directors, are independent: Messrs.  Daley, Demetriou, Galante, Malcolm, Quarta and Reichstul and Mses. Newby and Tart-Bezer.

Board Leadership Structure

Our Corporate Governance Guidelines provide the Board of Directors with the flexibility to fill the chairman of the board and chief executive officer roles with either one or two individuals based on the best interests of our Company at any given point in time. Accordingly, the Board of Directors evaluates whether the roles should be combined or separated on a case-by-case basis and the Board of Directors, based on the recommendation of our Governance and Nominating Committee, designates the Chairman of the Board of Directors. At our Company, the roles of chairman of the board and chief executive officer have been separated since June 1, 2010.

Currently Mr. Masters serves as Chief Executive Officer, a position he has held since October 1, 2011, and Mr. Demetriou serves as Non-Executive Chairman of the Board of Directors, a position he has held since November 4, 2011. Our Board of Directors believes its current leadership structure, which allocates authority, responsibility and oversight between management and independent directors, is appropriate. The Chief Executive Officer has primary responsibility for the operational leadership and strategic direction of the company, while the Non-Executive Chairman provides leadership to the Board of Directors and facilitates communication between management and the Board of Directors.

Committees of Our Board of Directors

Our Board of Directors has established three standing committees: the Audit Committee, the Compensation and Executive Development Committee and the Governance and Nominating Committee. Each member of these committees is “independent” under the NASDAQ listing standards. Committee charters have been established for each of these committees and are publicly available on our website at www.fwc.com/corpgov. The charters may also be obtained upon request by writing to the Office of the Corporate Secretary, Foster Wheeler AG, c/o Foster Wheeler Inc., 53 Frontage Road, P.O. Box 9000, Hampton, New Jersey 08827-9000, Facsimile: +1 908 730-5300 or Foster Wheeler AG, Lindenstrasse 10, 6340 Baar, Switzerland, Facsimile: +41 41 748 4321.

Based on the recommendation of our Governance and Nominating Committee, our Board of Directors designates the members and chairpersons of each of the committees of our Board of Directors.

Audit Committee

The members of our Audit Committee are currently Mr. Daley, Chairperson, Mr. Galante, Dr. Malcolm, Ms. Newby and Ms. Tart-Bezer. During 2012, this Committee held four meetings.

Our Audit Committee assists our Board of Directors in the oversight of (1) the integrity of our financial statements, (2) our compliance with legal and regulatory requirements, (3) the independence and qualifications of our independent registered public accounting firm, (4) the effectiveness of our internal control over financial reporting and (5) the performance of our internal audit function and our independent registered public accounting firm.

Our Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of our independent registered public accounting firm and proposes to the Board of Directors “a publicly supervised auditor” (as the term is defined in Art. 727b of the Swiss Code of Obligations and in the Federal Law on the admission and supervision of audit firms) for election as our Swiss independent auditor by our shareholders. The functions of this Committee include:

•	Reviewing compliance with our policies;

•	Annually reviewing the status of any significant litigation;

•	Reviewing with our independent registered public accounting firm and management the results of the audit, our financial statements and our system of internal accounting control;

•	Pre-approving fees of the independent registered public accounting firm;

•	Reviewing with management and our independent registered public accounting firm our annual and quarterly financial statements and any material changes in accounting principles or practices used in preparing our financial statements prior to their inclusion in the filing of a report on Form 10-K or Form 10-Q with the SEC, including a review of the items required by Statement on Auditing Standards No. 61, as amended;

•

Receiving from the independent registered public accounting firm the written disclosures and letter regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence required by the rules of the Public Company Accounting Oversight Board as in effect at that time and discussing with the independent registered public accounting firm such firm’s independence;

•

Reviewing with management and the Swiss independent auditors the annual financial statements required under Swiss law and the report of the Swiss independent auditors thereon, and the additional financial statement disclosures and commentary required by Swiss law; and

•	Annually reviewing and assessing the Audit Committee charter.

Our Audit Committee members meet separately with representatives of our independent registered public accounting firm at each Audit Committee meeting.

Compensation and Executive Development Committee

The members of our Compensation and Executive Development Committee are currently Mr. Galante, Chairperson, Mr. Daley, Mr. Quarta, Mr. Reichstul and Ms. Tart-Bezer. From January 1, 2012 through February 22, 2012, this Committee was comprised of Mr. Demetriou, Chairperson, Ms. Newby, Mr. Quarta and Ms. Tart-Bezer. During 2012, this Committee held five meetings.

The functions of this Committee include assisting our Board of Directors with their responsibilities relating to compensation of our directors, Chief Executive Officer and other senior executives including, but not limited to, approving salary rates and, as applicable, short-term incentive compensation and long-term incentive compensation, including the award of stock options, restricted shares or other equity rights, for executive officers, as further described in “Compensation Discussion and Analysis” below. The Compensation and Executive Development Committee also reviews executive development and succession plans with the Chief Executive Officer. In addition, this Committee acts as the administrator of our benefits and compensation plans, including our Omnibus Incentive Plan, further described in Proposal 10 below, and it has the authority to terminate or materially amend the Foster Wheeler Inc. Salaried Employees Pension Plan or the Foster Wheeler Inc. 401(k) Plan.

Governance and Nominating Committee

The members of our Governance and Nominating Committee are currently Ms. Newby, Chairperson, Mr. Demetriou, Dr. Malcolm, Mr. Quarta and Mr. Reichstul. From January 1, 2012 through February 22, 2012, this Committee was comprised of Mr. Galante, Chairperson, Mr. Demetriou and Mr. Quarta. During 2012, this Committee held three meetings.

The functions of this Committee include recommending to our Board of Directors the appropriate structure and function of our Board of Directors and its committees; recommending to our Board of Directors the nominees for election as directors and corporate officers; reviewing the performance of incumbent directors and corporate officers to determine whether to nominate them for re-election; overseeing the annual performance review of our Board of Directors and each of the committees; and considering other matters of corporate governance.

The Role of the Board of Directors in the Oversight of Risk Management

The Audit Committee’s charter provides that the Audit Committee has the responsibility to discuss guidelines and policies with respect to risk assessment and risk management and discuss with management our major financial and enterprise risk exposures and the steps management has taken to monitor and control such exposures. The Audit Committee reports regularly to the full Board of Directors, which also considers our risk profile. The Audit Committee and the Board of Directors focus on the most significant risks that we face and our general risk management strategy, and also ensure that risks undertaken by us are consistent with the view of the Board of Directors as to the appropriate level of risk in light of general business conditions. While the Board of Directors and the Audit Committee oversee the Company’s risk management, our management is responsible for day-to-day risk management processes. Management assists the Audit Committee and the Board of Directors in the discharge of their responsibilities with respect to risk management oversight, as described below.

We have a Project Risk Management Group, or PRMG, that plays an integral role in our risk management process, whereby senior management takes a direct and active approach to managing the risks facing our business. The Vice President of PRMG reports directly to the Chief Executive Officer and the group is responsible for:

•	Setting risk management policy for proposal and contract operations in order to protect us from losses related to contracting operations;

•	Establishing risk management policies and reviewing risk management procedures at our operating units; and

•	Providing and encouraging industry best practices in operational risk management.

The PRMG, which categorizes all new business into three categories by risk, must approve all bids exceeding certain risk thresholds and any departures from our contracting policy. In addition, departures from certain key contractual protections also require the approval of the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer and Chief Legal Officer. The Chief Executive Officer reports to the Audit Committee and/or the Board of Directors on significant risks identified through the PRMG process as they arise.

Our senior management team, including our Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, Chief Legal Officer, Chief Corporate Compliance Officer and Vice President of PRMG, is directly and actively involved in management of risks stemming from or relating to our business and has also assumed primary responsibility for reporting to the Audit Committee and/or the Board of Directors on a regular basis regarding material risks and our response to managing those risks. The Board of Directors has approved, based upon the recommendation of management, an enterprise risk management oversight program consisting of the following elements:

•

Risk management systems design—the Board of Directors will review the adequacy of the overall design of our risk management system periodically and receives quarterly updates on the adoption of new corporate policies or material revisions to such policies;

•

Capabilities and adequacy of resources dedicated to risk management—in addition to reviewing the capabilities and adequacy of internal audit resources and resources dedicated to compliance with Section 404 of the Sarbanes-Oxley Act of 2002 on a quarterly basis, the Audit Committee will review the capabilities and adequacy of resources dedicated to risk management, including the PRMG, on an annual basis;

•	Compliance with the risk management system—the Audit Committee receives quarterly reports on internal audit activities and compliance matters; and

•

Review of specific risks—the Audit Committee receive reports on certain specified risks on a quarterly or annual basis. In addition, senior management also presents a risk assessment to the Audit Committee on an annual basis and provides the Audit Committee with an update on key risks and mitigation actions taken in response to those risks on a quarterly basis.

Risks Related to Compensation Policies and Practices

After reviewing a risk assessment of our compensation policies and practices conducted by management, the Compensation and Executive Development Committee does not believe there are any risks from our compensation policies and practices for our employees that are reasonably likely to have a material adverse effect on us. When making this determination, the Compensation and Executive Development Committee considered, among other things, that:

•	Base salaries and retirement benefits do not create material risks to us because they are not incentive-based;

•	We do not maintain any material commission-based compensation plans;

•

The Compensation and Executive Development Committee helps mitigate risks through its oversight of our compensation programs, including approval of targets and payouts under our short-term incentive plan and the design of our long-term incentive program;

•	The Compensation and Executive Development Committee approves all awards to Section 16 officers;

•	Our long-term incentive program does not include objectives or targets based on volume of work booked;

•	Payouts under the short-term incentive plan are capped at two times the award opportunity;

•	Awards under the long-term incentive program generally vest over a three-year period, thereby providing balance between annual and long-term incentives;

•

Our long-term incentive plan includes a provision that entitles us to cause a forfeiture of a participant’s equity and recoup profits from sales in the six month period preceding a termination for cause, which includes, among other things, gross negligence/willful misconduct and breach of fiduciary duty to us;

•

We have an executive officer compensation recoupment policy, pursuant to which the Compensation and Executive Development Committee may recover incentive-based compensation granted under our short-term incentive plan in certain circumstances (see “Executive Compensation—Compensation Discussion and Analysis—Part 3: Elements of Executive Compensation—Other Compensation Policies—Recoupment/Clawback Policy”); and

•

In order to reduce risk related to stock ownership by our employees, we maintain stock ownership guidelines that are applicable to certain of our officers (see “Executive Compensation—Compensation Discussion and Analysis—Part 3: Elements of Executive Compensation—Other Compensation Policies—Share Ownership Guidelines”) and an insider trading policy that is applicable to all employees and prohibits “short sales” of our securities and purchasing or selling put options and call options related to our securities.

Director Nomination Process

Our Governance and Nominating Committee identifies and recommends to our Board of Directors individuals to be nominated by our Board of Directors for election as directors. In addition, shareholders may nominate candidates for election as directors.

Qualifications

With respect to identifying and evaluating director candidates, we believe that our Board of Directors should be comprised of persons with the most beneficial mix of qualifications in areas that are important and relevant to our businesses. Each director should have in-depth experience in at least one area of importance to us, as described below. We also evaluate the skills and experience of a candidate for director in the context of evaluating the skills and experience of the incumbent board members, individually and as a group, with the objective of enhancing the skills, experience and effectiveness of our Board of Directors as a whole.

Our Governance and Nominating Committee has established a list of qualifications that the Committee will consider when evaluating director nominees. The qualifications consist principally of personal characteristics, such as intelligence, integrity and an ability to work collaboratively, and qualifications based on experience and knowledge. The experience and knowledge characteristics are:

•	A general understanding of energy related businesses, and specifically experience and/or an understanding of the oil, gas, and chemical sectors;

•	A general understanding of professional service businesses and specifically the engineering, procurement, and construction industry;

•	Regional expertise in areas of the world which are important to us;

•	Financial services and/or all aspects of corporate finance experience;

•	Specific legal experience and knowledge with a publicly traded company engaging in global business; and/or

•	Global government/public policy, communications and public affairs experience.

In addition, the Governance and Nominating Committee considers the following experiences highly desirable and additive to the characteristics described above:

•	Currently active or former chairman or chief executive officer or other relevant senior leadership experience;

•	Currently active or former chief financial officer or other relevant corporate financial management experience;

•	Experience in energy related businesses;

•	Currently active or retired from serving on other publicly traded corporate boards; and/or

•	Experience and understanding of corporate governance best practices.

Our Corporate Governance Guidelines provide that the Board of Directors “evaluates each individual in the context of the Board of Directors as a whole, with the objective of assembling a group that can best perpetuate the success of the business and represent shareholder interests through the exercise of sound judgment using its diversity of experience, skills and perspectives in these various areas.” Consistent with the Corporate Governance Guidelines, when considering director nominations, the Board of Directors considers (i) the diversity of the experiences, skills and backgrounds of the members of the Board of Directors in the aggregate, and (ii) how the nominee will contribute to the aggregate experiences and skills of the Board of Directors. In addition, the Board of Directors is cognizant of ensuring that a diversity of perspectives is represented on the Board of Directors when considering director nominations.

Director Candidates Submitted by Shareholders

Shareholders entitled to vote for the election of directors at an annual general meeting may recommend director candidates for consideration by our Governance and Nominating Committee. Our Governance and Nominating Committee will evaluate any director candidate recommended by shareholders according to the criteria discussed above and, based on the results of that evaluation, will determine whether to nominate the candidate in the proxy statement. Any shareholder who wishes to recommend a prospective director candidate should submit the name and qualifications of the prospective candidate to the Secretary in writing at Office of the Corporate Secretary, Foster Wheeler AG, c/o Foster Wheeler Inc., 53 Frontage Road, P.O. Box 9000, Hampton, New Jersey 08827-9000. Any such submission should also describe the experience, qualifications, attributes and skills that make the prospective candidate a suitable nominee. See “Other Matters—Deadline for Shareholder Proposals and Director Nominations for the 2014 Annual General Meeting”.

In addition, shareholders may nominate individuals for election to our Board of Directors. A shareholder’s notice to directly nominate an individual for election as a director at our Annual General Meeting must be received by the Corporate Secretary at our principal executive offices not less than 45 calendar days in advance of the anniversary of the date that we commenced the mailing of our proxy statement for the previous year’s annual general meeting. The shareholder’s notice must provide information about the nominee and other information required by our Articles of Association, which are filed as an exhibit to our Annual Report on Form 10-K. Alternatively, a copy of our Articles of Association can be obtained by writing to the Office of the Corporate Secretary, Foster Wheeler AG, c/o Foster Wheeler Inc., 53 Frontage Road, P.O. Box 9000, Hampton, NJ 08827-9000 or Foster Wheeler AG, Lindenstrasse 10, 6340 Baar, Switzerland. See “Other Matters—Deadline for Shareholder Proposals and Director Nominations for the 2014 Annual General Meeting”.

Board of Director Meetings and Executive Sessions of the Independent Directors

During 2012, our Board of Directors held five meetings. In 2012, each director attended at least 75% of the aggregate number of meetings of our Board of Directors and each committee on which he or she served.

The independent members of our Board of Directors meet in executive session after each meeting of our Board of Directors. The executive sessions, in which only independent directors participate, are chaired by Mr. Demetriou, the Non-Executive Chairman of the Board of Directors, who is an independent director.

Attendance of Board Members at the Annual General Meeting of Shareholders

We have not adopted a policy regarding attendance of Board of Director members at the annual general meeting of shareholders. All of the then current members of our Board of Directors were in attendance at the annual general meeting held on May 1, 2012.

Code of Business Conduct and Ethics

We have a Code of Business Conduct and Ethics that applies to all of our directors, officers and employees, including the Chief Executive Officer, Chief Financial Officer and other senior finance organization employees. Any waiver of this Code of Business Conduct and Ethics for executive officers or directors may be made only by our Board of Directors or a committee of our Board of Directors and will be promptly disclosed to our shareholders. If we make any substantive amendments to this Code of Business Conduct and Ethics or grant any waiver, including an implicit waiver, from a provision of the Code of Business Conduct and Ethics to the Chief Executive Officer, Chief Financial Officer, Controller or any person performing similar functions, we will disclose the nature of such amendment or waiver on our website, or in a report on Form 8-K, as required by the rules promulgated by the SEC and the applicable NASDAQ listing standards. In 2012, our Board of Directors did not grant any waivers of our Code of Business Conduct and Ethics.

Our Code of Business Conduct and Ethics is publicly available on our website at www.fwc.com/corpgov. A copy of our Code of Business Conduct and Ethics may also be obtained upon request, without charge, by writing to the Office of the Corporate Secretary, Foster Wheeler AG, c/o Foster Wheeler Inc., 53 Frontage Road, P.O. Box 9000, Hampton, NJ 08827-9000 or Foster Wheeler AG, Lindenstrasse 10, 6340 Baar, Switzerland.

Communicating with Directors

Shareholders and interested parties may communicate directly with Mr. Demetriou, the Non-Executive Chairman of our Board of Directors, or the non-employee directors as a group by mailing such communications to Non-Executive Chairman, c/o Office of the Corporate Secretary, Foster Wheeler AG, c/o Foster Wheeler Inc., 53 Frontage Road, P.O. Box 9000, Hampton, NJ 08827-9000. Stakeholders may also contact our Board of Directors via the Internet at www.fw-stakeholder.com. Such communications may be confidential and/or anonymous.

Compensation and Executive Development Committee Interlocks and Insider Participation

The members of our Compensation and Executive Development Committee are currently Mr. Galante, Chairperson, Mr. Daley, Mr. Quarta, Mr. Reichstul and Ms. Tart-Bezer. From January 1, 2012 through February 22, 2012, this Committee was comprised of Mr. Demetriou, Chairperson, Ms. Newby, Mr. Quarta and Ms. Tart-Bezer. None of the members of our Compensation and Executive Development Committee during 2012 are former or current officers or employees of us or any of our subsidiaries.

Indemnification of Directors and Executive Officers

Effective October 15, 2012, we renewed insurance policies for a term of one year in respect of indemnification of directors and executive officers. The scope of these policies is similar to coverage under the prior policies held by us.

In addition, we have entered into Indemnification Agreements with our directors and executive officers in order to provide them with specific contractual assurance that they will be indemnified to the fullest extent permitted by law. Our form of Indemnification Agreement was filed with the SEC as Exhibit 10.10 to our Current Report on Form 8-K filed on February 9, 2009.

AUDIT COMMITTEE MATTERS

Audit Committee Report

The Audit Committee of Foster Wheeler AG operates under a written charter most recently amended by the Company’s Board of Directors on July 31, 2012. The Audit Committee reviews and assesses the adequacy of its charter on an annual basis. The Audit Committee is currently comprised of five directors, all of whom are “independent” as that concept is defined in Section 10A of the Exchange Act, the rules promulgated by the SEC thereunder, and the applicable NASDAQ listing standards.

Management and our Board of Directors are responsible for the financial reporting process, the preparation of consolidated financial statements in accordance with generally accepted accounting principles, and the system of internal controls and procedures designed to ensure compliance with generally accepted accounting principles and applicable laws and regulations. The Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP, which we refer to as PwC, is responsible for auditing the Company’s consolidated financial statements included in its Annual Report on Form 10-K and its internal control over financial reporting and expressing opinions thereon. The Company’s independent auditor, PricewaterhouseCoopers AG, Zurich, Switzerland, which we refer to as PwC AG, is responsible for auditing the Company’s consolidated financial statements and its Swiss statutory financial statements and expressing opinions thereon. The Audit Committee’s responsibilities include monitoring and reviewing financial reporting and related processes and procedures.

During 2012, the Audit Committee held four meetings. With regard to 2012, the Audit Committee, among other things:

(1)	reviewed and discussed with management, the internal auditors and PwC, the Company’s audited consolidated financial statements as well as its internal control over financial reporting as of and for the year ended December 31, 2012;

(2)	discussed with PwC all matters required by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as amended;

(3)	obtained from PwC the written disclosures and the letter from PwC required by the Public Company Accounting Oversight Board regarding PwC’s communication with the Audit Committee concerning independence, discussed with PwC its independence and satisfied itself as to PwC’s independence. The Audit Committee also considered whether the provision of non-audit services by PwC to the Company is compatible with PwC’s independence, and concluded that PwC is independent from the Company and its management. The Audit Committee also reviewed and approved the amount of fees paid to PwC for audit and non-audit services;

(4)	discussed with the internal auditors and PwC the overall scope and plans of their respective audits. The Audit Committee met with the internal auditors and PwC, with and without management present, to discuss the results of their examinations, the evaluations of the Company’s internal controls and the overall quality of its financial reporting;

(5)	recommended to the Board of Directors that the Company’s consolidated audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 for filing with the SEC based on the reviews and discussions referred to above and subject to the limitations on the Audit Committee’s role and responsibility described above and in the Audit Committee charter;

(6)	recommended that our Board of Directors propose the election of PwC AG as the Company’s independent auditor for the year ending December 31, 2013; and

(7)	appointed PwC as the Company’s independent registered public accounting firm for the year ending December 31, 2013 and recommended that the Company’s Board of Directors propose the ratification of such appointment to our shareholders.

The Audit Committee:

Clayton C. Daley, Jr., Chairperson

Edward G. Galante

John M. Malcolm

Stephanie S. Newby

Maureen B. Tart-Bezer

Audit Committee Financial Experts

Our Board of Directors has determined that Mr. Daley and Mses. Newby and Tart-Bezer are each an “Audit Committee Financial Expert,” as defined by the SEC. Our Board of Directors has also determined that each of these directors is “independent” as that concept is defined in Section 10A of the Exchange Act, the rules promulgated by the SEC thereunder, and the applicable listing standards of NASDAQ, and that none of them has a relationship which, in the opinion of our Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Audit Fees

The following table presents fees for audit services rendered by PwC and all member firms in its global network for the audit of our annual financial statements for the years ended December 31, 2012 and December 31, 2011 and fees for other services rendered by PwC and all member firms in its global network during those periods.

	Year Ended
	December 31, 2012	December 31, 2011
Audit fees (1)	$5,930,076	$6,384,662
Audit-related fees (2)	30,700	1,367,500
Tax fees (3)	1,982,700	2,071,000
All other fees (4)	13,000	11,100
Total	$7,956,476	$9,834,262

(1)	Audit fees consist of fees for the audit of our consolidated financial statements and fees for additional work, such as statutory audits and regulatory filings, including fees for the audits of the Swiss consolidated and statutory accounts. The audit fees include fees related to the audit of our internal control over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002 and the rules promulgated by the SEC thereunder.
(2)	Represents fees for consultations on accounting matters, audits of and consultations regarding certain employee benefit plans and audit or review services in connection with certain reports filed with regulatory agencies. In addition, the 2011 figure includes fees for financial due diligence and forensic audit services.
(3)	Represents fees for tax compliance and assistance with tax planning. Tax compliance fees were $810,020 and $1,129,700 in 2012 and 2011, respectively.
(4)	Represents fees for an accounting research software license and access to an online compensation benchmarking database.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services Performed by Our Independent Registered Public Accounting Firm

Consistent with SEC policies regarding auditor independence, our Audit Committee has responsibility for appointing (subject to ratification by our shareholders), approving the compensation of, and overseeing the work of our independent registered public accounting firm. In recognition of this responsibility, our Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm. This policy provides for an annual budget, including a description of the nature of the proposed services to be performed, and any subsequent changes for both audit and non-audit services to be approved by our Audit Committee in advance, and our Audit Committee is provided with quarterly reporting on actual spending.

PROPOSAL 2—RE-ELECTION OF INDEPENDENT AUDITOR

Under Swiss law, our shareholders must elect an independent auditor (“Revisionsstelle”) for certain tasks, including the audit of our consolidated financial statements as well as our statutory financial statements. Such independent auditor must be registered with the commercial register in Switzerland and admitted by the Federal Auditor Supervisory Board of Switzerland. Our Audit Committee has recommended that our Board of Directors propose, and our Board so proposes that PwC AG be re-elected as our independent auditors for the year ending December 31, 2013. PwC AG is the Swiss affiliate of PwC, which was appointed by our Audit Committee as our independent registered public accounting firm. A representative of PwC AG will attend the Annual General Meeting and will be available to respond to appropriate questions and to make a statement if he or she so desires.

If an independent auditor is not elected at the Annual General Meeting, our shareholders or creditors or the head of the commercial register of Zug, Switzerland may petition a court to determine appropriate measures for reinstating an independent auditor, including (i) ordering us to elect an independent auditor within a specified time period, (ii) allowing the court to appoint an independent auditor or (iii) if no auditor can be elected by us or appointed by the court, ordering the dissolution of Foster Wheeler AG.

Our Board of Directors recommends a vote “FOR” the re-election of PwC AG as our independent auditor for the year ending December 31, 2013.

PROPOSAL 3—APPOINTMENT OF SPECIAL AUDITOR

Under Swiss law, auditors are required to provide special attestations in connection with certain corporate transactions, including certain types of increases and decreases in share capital. When possible we expect to use our auditor, PwC AG, to provide these special attestations. However, in certain circumstances PwC AG may not act as our special auditor because it could disqualify PwC as our independent registered public accounting firm as a result of auditor independence requirements under U.S. federal securities laws. As described in Proposal 2, PwC AG is the Swiss affiliate of PwC, which was appointed by our Audit Committee as our independent registered public accounting firm.

Our Audit Committee has recommended that our Board of Directors propose, and our Board so proposes that BDO AG, Zurich, Switzerland be appointed, according to Art. 27 para. 5 of our Articles of Association, as our special auditor to provide, as we determine necessary and appropriate, attestations, such as those required for certain capital increases, for a three-year term which will expire at our annual general meeting in 2016. If a special auditor is not appointed at the Annual General Meeting and we wish to effect a corporate transaction which requires a special attestation which PwC AG cannot issue to us under U.S. federal securities laws, we would need to seek shareholder approval at that time to appoint a special auditor, which might cause a delay in the corporate transaction. A special auditor, like any other auditor, must be registered with the commercial register in Switzerland and admitted by the Federal Audit Oversight Authority (FAOA) of Switzerland.

Our Board of Directors recommends a vote “FOR” the appointment of BDO AG as our special auditor for a three-year term which will expire at our annual general meeting in 2016.

PROPOSAL 4—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has appointed PwC to serve as our independent registered public accounting firm for the year ending December 31, 2013. PwC will conduct an integrated audit of the effectiveness of our internal control over financial reporting and of our consolidated financial statements, which will be included in our Annual Report on Form 10-K. Our Audit Committee has recommended that our Board of Directors propose, and our Board has so proposed, that the appointment of PwC as our independent registered public accounting firm for the year ending December 31, 2013 be ratified by our shareholders, on a non-binding basis. A representative of PwC will attend the Annual General Meeting and will be available to respond to appropriate questions and to make a statement if he or she so desires. If the appointment of PwC is not ratified by our shareholders, the Audit Committee may reconsider the appointment.

Our Board of Directors recommends a vote “FOR” the ratification of the appointment of PwC as our independent registered public accounting firm for the year ending December 31, 2013.

EXECUTIVE OFFICERS

Information regarding Mr. Masters, our Chief Executive Officer, and Mr. della Sala, our President and Chief Operating Officer, is provided earlier in this proxy statement, under the caption “Information on Continuing Directors.”

Franco Baseotto

Mr. Baseotto, who is 54 years old, has been employed by us for 22 years, serving us and our subsidiaries in various positions of increasing responsibility in Europe and the United States. Mr. Baseotto has served as our Executive Vice President and Chief Financial Officer since August 13, 2007. Mr. Baseotto was also elected our Treasurer on January 31, 2008. From July 2005 to August 2007, Mr. Baseotto served as the Financial Leader of our Global E&C Group and, from October 2003 to August 2007, as the Chief Financial Officer of Foster Wheeler Continental Europe S.r.l., an indirect, wholly-owned subsidiary within our Global E&C Group. From March 2003 to July 2003, Mr. Baseotto served as Director of Finance of Foster Wheeler Inc., an indirect, wholly-owned subsidiary domiciled in the United States and which we refer to as FWI. From June 1998 to February 2003, Mr. Baseotto served as Director of Finance of Foster Wheeler Continental Europe S.r.l.

Michelle K. Davies

Ms. Davies, who is 52 years old, was elected our Executive Vice President and General Counsel, effective November 1, 2011, and Corporate Secretary, effective April 7, 2011. She served as our Acting General Counsel from January 1, 2010 through October 31, 2011. From October 2008 until January 2010, Ms. Davies served as General Counsel for Foster Wheeler Energy Limited, our largest indirect, wholly-owned subsidiary. Prior to joining us, Ms. Davies was the Group Legal Director and Company Secretary and Member of the Executive Committee of English Welsh & Scottish Railway Limited from July 2001 until July 2008. From April 1997 to April 2001, she served as Head of Legal and Regulatory Affairs and Company Secretary for NIREX Limited. Ms. Davies has more than 27 years of experience in complex corporate legal matters.

Rakesh K. Jindal

Mr. Jindal, who is 54 years old, was elected our Vice President of Tax on January 25, 2005. From June 2000 until January 2005, Mr. Jindal served as Corporate Tax Director of FWI, and, from December 1996 until June 2000, he served as Assistant Director of Tax of FWI.

Gary T. Nedelka

Mr. Nedelka, who is 58 years old, has been employed by us for 32 years, serving us and our subsidiaries in various positions of increasing responsibility in commercial operations and engineering management. Mr. Nedelka was promoted to the position of Chief Executive Officer of our Global Power Group, effective January 1, 2009. Prior to his current position, Mr. Nedelka served as President and Chief Executive Officer of Foster Wheeler North America Corp., an indirect, wholly-owned subsidiary within our Global Power Group, since 2006. From 2000 to 2006, Mr. Nedelka served as President and General Manager of our operating companies in China. Mr. Nedelka also serves as a director of Cotton Holdings, Inc., a leading disaster services company providing restoration and disaster recovery services.

Jonathan C. Nield

Mr. Nield, who is 48 years old, has served as our Vice President, Project Risk Management since May 1, 2011. Mr. Nield has been employed by us for 26 years. He was a director of Foster Wheeler Energy Limited from September 2006 through February 2012 and he has served in various executive positions with that company, including as Director, Operations, from August 2006 to December 2009, and Director, Project Executive, from January 2010 to December 2010.

Peter D. Rose

Mr. Rose, who is 66 years old, was elected our Vice President and Chief Corporate Compliance Officer on January 31, 2008. From May 2007 to January 2008, Mr. Rose was our Vice President and Treasurer. Mr. Rose has been employed by us for 34 years. From March 2004 until May 2007, Mr. Rose served as Vice President, Internal Audit and Chief Corporate Compliance Officer of FWI and Foster Wheeler International Holdings, Inc., an indirect, wholly-owned subsidiary. From May 1987 until March 2004, he served as Assistant Treasurer of FWI and Foster Wheeler International Holdings, Inc., and as Vice President of Foster Wheeler Capital & Finance Corporation, an indirect, wholly-owned subsidiary.

Beth B. Sexton

Ms. Sexton, who is 56 years old, was elected our Executive Vice President of Human Resources on April 7, 2008. Prior to joining us, Ms. Sexton was Senior Vice President of Human Resources for IKON Office Solutions from March 1998 to February 2008 and Vice President of Human Resources for IKON Office Solutions from March 1996 to February 1998. Ms. Sexton also previously held a series of positions in human resource management with increasing responsibilities at CH2M Hill from April 1987 to March 1996.

Lisa Z. Wood

Ms. Wood, who is 46 years old, was elected our Vice President and Controller on June 21, 2007. Ms. Wood has been employed by us for 15 years. From March 2003 until June 2007, Ms. Wood served as Chief Accounting Officer of FWI, and from August 1997 until March 2003, she served in various financial positions at FWI.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

In this Compensation Discussion and Analysis (“CD&A”) we provide details of the executive compensation program that applies to our Chief Executive Officer and certain other members of our executive team. These Named Executive Officers (“NEOs” or “Executives”) for 2012 were as follows:

•	J. Kent Masters, Chief Executive Officer (“CEO”);

•	Franco Baseotto, Executive Vice President, Chief Financial Officer and Treasurer;

•	Umberto della Sala, President and Chief Operating Officer;

•	Gary T. Nedelka, Chief Executive Officer, Global Power Group; and

•	Beth B. Sexton, Executive Vice President of Human Resources.

This CD&A is organized into the following sections:

Part 1	Executive Summary 2012 business highlights, 2012 NEO compensation program, summary of our CEO’s compensation for 2012, say-on-pay vote and compensation review, shareholder outreach, enhancements to 2013 compensation program and pay for performance	35

Part 2	Our Approach to Executive Compensation Compensation philosophy and objectives, and how we determine executive compensation	39

Part 3	Elements of Compensation Each element of our compensation program for 2012 and other compensation practices	42

Following the CD&A is the Compensation and Executive Development Committee (the “Committee”) Report on Executive Compensation and the compensation tables that provide more detailed information about the compensation paid to our NEOs.

Part 1: Executive Summary

Our Business in 2012

We continued to demonstrate solid business performance in 2012. The business highlights were as follows:

•	Adjusted diluted earnings per share* of $1.54 in 2012, an 8% increase as compared to 2011.

•	Our Global E&C Group reported three record-level performance milestones: scope new orders, scope backlog and man-hours in backlog.

•	Our Global Power Group reported an almost 13% increase in EBITDA* relative to 2011. At $208 million, GPG’s EBITDA reached the second-highest annual level in its history.

•	In addition to a substantial number of smaller and medium-sized contract awards, Global E&C won four major awards for work on world-scale projects

•	Our Global Power Group won contracts for its technology in countries ranging from Sweden to Korea, and continued to hold a strong position in China.

•

Our Global E&C Group completed two acquisitions supporting its strategy to grow upstream capabilities and its geographic footprint, as well as adding construction management capabilities to our existing engineering offerings in the pharmaceutical and biotechnology markets.

*	We define EBITDA as income attributable to Foster Wheeler AG before interest expense, income taxes, depreciation and amortization. Adjusted earnings per share and EBITDA are non-GAAP measures. We provide a reconciliation of each of these non-GAAP measures to the related GAAP measures in Annex A to this proxy statement.

•

We obtained an investment-grade rating from Moody’s Investors Service. The upgrade, which aligns the rating of Moody’s to the investment-grade rating already provided by Standard and Poor’s, reflects our continued commitment to operating excellence and prudent financial management, both of which are reflected in the strength of our balance sheet.

2012 NEO Compensation Program

Overview

The following is a summary of our compensation program as detailed in this CD&A:

•

Our executive compensation program is designed to attract, motivate and retain talented executives to achieve our business goals, and deliver sustained high performance and long-term value for our shareholders.

•

Base salaries for our Executives are targeted at the median of the market, with target total direct compensation positioned between the median and 75th percentile, dependent on individual and Company performance and the Executive’s experience. Total direct compensation is defined as base salary, target short-term incentive and grant-date economic value of long-term incentives.

•

Our executive compensation is made up of three main components: base salary, cash-based short-term incentive and equity-based long-term incentives. We do not maintain any supplemental retirement plans for our Executives and they are provided with limited perquisites.

•	A significant proportion of executive compensation for our Executives is weighted towards pay that is at risk and performance-based.

•	Short-term incentive payments are dependent on the achievement of financial metrics and key initiatives.

•

We grant a mix of equity under our long-term incentive program to achieve our objectives of focusing Executives’ efforts on the achievement of sustainable and long-term growth by the Company, aligning Executive rewards with shareholders’ interests and assisting in the motivation and retention of our management.

•

Vesting of the restricted share units with performance goals (“PRSUs”) granted in 2012 is subject to Foster Wheeler’s total shareholder return (TSR) relative to the TSR of a comparator group measured over a three-year period.

•

Our Executives are subject to share ownership guidelines which require them to hold between two times and six times their base pay in Foster Wheeler stock. In addition, they are prohibited from engaging in “short sales” or trading in derivative securities related to our securities.

Highlights

The highlights of our NEO compensation program for 2012 were as follows:

•	Base pay was frozen at 2011 levels for the majority of our Executives. The maximum increase for any Executive was 3%.

•	Performance measured against our short-term incentive metrics improved compared with the previous year.

•

We continued our practice of granting Executives a portion of long-term incentives in the form of PRSUs. The remaining equity was granted in the form of restricted share units (“RSUs”) and stock options.

•

We changed the vesting treatment of future equity awards in connection with a change in control. Awards granted under the Foster Wheeler AG Omnibus Incentive Plan (the “LTI Plan”) after November 8, 2012 will be subject to “double trigger” vesting, requiring both a change in control (as defined in the LTI Plan) and a qualifying termination of employment within 24 months of the change in control for vesting to be accelerated.

•	The CEO’s share ownership target under our share ownership guidelines was increased from five times base salary to six times base salary.

CEO Compensation

Full details of the compensation paid to Mr. Masters for 2012 are provided in the Summary Compensation Table. At a glance, his compensation arrangements for 2012 were as follows:

•	Base salary for 2012 remained unchanged at $1,050,000 per annum.

•	Short-term incentive payment of 94% of base salary. Mr. Masters’ target bonus was 110% of base salary, with a maximum bonus equal to 220% of base salary.

•	Awarded long-term incentives with an economic value of $1,885,000.

•	Mr. Masters’ share ownership target was increased from five times base salary to six times base salary.

Say-on-Pay Vote and Compensation Review

Our NEO compensation program was approved by a majority of our shareholders in 2012 (66% of votes cast). While the say-on-pay vote passed, the vote was not as strong as it was in 2011.

The Committee undertook a comprehensive review of our executive compensation program with the aim of developing a framework that balances leading practices in executive compensation with the key objectives of the NEO compensation program. The Committee was assisted in the review by Deloitte Consulting LLP, who were appointed as the Committee’s independent compensation consultant (“Deloitte” or the “Compensation Consultant”) in August 2012. The Committee also directed management to conduct outreach with large shareholders to understand potential concerns with respect to the NEO compensation program.

Shareholder Outreach

During the year, management held discussions with seven of our largest shareholders about our NEO compensation program. These shareholders represented approximately 39% of our common stock outstanding as of October 26, 2012. This outreach program provided shareholders with an opportunity to discuss specific executive compensation topics and raise any concerns about our program. In addition, management spoke with Glass, Lewis & Co., LLC and Institutional Shareholder Services Proxy Advisory Services regarding our NEO compensation program.

Enhancements to 2013 Compensation Program

Following the review of our NEO compensation program, the Committee approved the following enhancements to our executive compensation program effective in 2013:

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The percentage of each NEO’s annual long-term incentive compensation that will be granted in the form of PRSUs has been increased to a minimum of 50% of the overall economic value of the award. Payouts will continue to be based on Foster Wheeler’s TSR as compared to other companies in the sector over a three-year period. Increasing the proportion of long-term incentive opportunity granted as PRSUs reinforces our commitment to link pay and performance. The remaining portion of the annual award will be in the form of time-vesting RSUs.

•	We will no longer grant stock options.

•	We adopted an executive severance plan for new Section 16 officers, which will eliminate the need to detail severance benefits in future executive employment agreements.

•	We adopted a recoupment (clawback) policy in respect of short-term incentive-based compensation granted to executive officers.

•

We selected a new peer group to assess the competitiveness of our Executives’ 2013 compensation. The new peer group excludes companies that are significantly larger than Foster Wheeler on the basis of revenue and market capitalization, and includes more engineering and construction companies.

•	We eliminated the practice of providing tax gross-up payments on perquisites for Executives, effective as of January 1, 2013.

The Committee also discussed whether to make changes to the performance metrics for our short-term and long-term incentive plans. With respect to the short-term incentive plan, the Committee determined that the current single corporate financial measure of adjusted consolidated net earnings was well aligned with the Company’s focus of maximizing profitability on a risk-adjusted basis and that it was not necessary or appropriate to add another metric in 2013. With respect to the long-term incentive plan, the Committee determined to continue the use of relative TSR as the sole metric for 2013 PRSU awards to maintain a close relationship with realized compensation and shareholder returns.

Pay for Performance

As demonstrated by the chart below, the value of our CEO’s realizable compensation for 2012 was $3.4 million or 17% below his target total direct compensation for 2012. This reflects the fact that the realizable value of his 2012 stock option award at the end of 2012 was well below the grant-date economic value of the award and his STI payout for 2012 was below target. We believe this analysis demonstrates that our CEO’s compensation is, as intended, closely and appropriately linked to performance, including stock price performance.

(1)	Realizable compensation is defined as (i) base salary, (ii) the actual STI payout earned for 2012, (iii) aggregate value as of December 31, 2012 of RSUs granted during the year, (iv) aggregate in-the-money value as of December 31, 2012 of stock options granted during the year and (v) for PRSUs, the aggregate value as of December 31, 2012 of the target number of stock units for unvested awards granted during the year. The value of stock option grants, RSUs and PRSUs is based on our closing stock price on December 31, 2012 of $24.32 per share.

Part 2: Our Approach to Executive Compensation

Philosophy

Our executive compensation program is designed to attract, motivate and retain talented executives to achieve our business goals, and deliver sustained high performance and long-term value for our shareholders.

It is our philosophy to target base salaries for our Executives at the median of the market, with target total direct compensation positioned between the median and 75th percentile, dependent on individual and Company performance and the Executive’s experience and responsibilities.

In February 2012 when the Committee finalized its decisions on 2012 compensation, the total direct compensation for our Executives as a group was just above the median of the market based on then currently available market data.

Objectives

The objectives of our executive compensation program are to:

•	Attract and retain executive talent;

•	Pay for performance, with a significant proportion of compensation linked to both Company and individual performance; and

•	Maintain alignment with shareholders, with the use of appropriate long-term metrics and meaningful share ownership requirements.

How Executive Compensation is Determined

Role of the Committee and the Board of Directors

The role of the Committee is to assist the Board of Directors in the discharge of its responsibilities relating to compensation of the CEO and other senior executives. The Board of Directors determines compensation for the CEO based on recommendations made by the Committee. The Committee approves the compensation for the other Executives. When making its assessments, the Committee:

•	Considers the total compensation for each individual by reviewing market data and benchmarking to comparable roles in similar companies and sectors;

•	Reviews the nature and scope of each Executive’s responsibilities and their effectiveness in supporting our short- and long-term goals; and

•	Reviews and evaluates performance against financial objectives and key initiatives.

Role of the Independent Compensation Consultant

The Committee seeks advice from independent compensation consultants, who are engaged by and report directly to the Committee. In August 2012, Deloitte was retained by the Committee to serve as its advisor on executive compensation matters. Prior to that, Mercer Limited served as the Committee’s consultant for the earlier part of 2012.

Under the terms of their engagement, the main activities to be undertaken by the Compensation Consultant include:

•	Provision of advice and commentary on trends in executive compensation, including regulatory matters related to executive compensation;

•	Reviewing the suitability of companies that comprise the peer group for benchmarking purposes;

•	Conducting a competitive assessment of Executives’ total compensation, and advising the Committee on proposed compensation adjustments recommended by the CEO;

•	Providing advice on the CEO’s compensation;

•	Providing advice on short-term and long-term incentive arrangements; and

•	Providing advice on other executive compensation issues.

Committee members have direct access to the Compensation Consultant, and they and the Compensation Consultant can, and do, meet in executive sessions that are not attended by any of our Executives. A representative from the Compensation Consultant (Deloitte or Mercer, as applicable) attended all Committee meetings in 2012.

Fees Incurred for Compensation Consultants

The aggregate fees incurred in 2012 for services provided by Mercer Limited with regard to determining or recommending the amount or form of executive and director compensation was approximately $321,000. The aggregate fees incurred in 2012 for non-executive compensation consulting services provided by Mercer affiliates was approximately $3,328,000 for insurance services provided by Marsh Limited and approximately $200,000 for other consulting services provided by Marsh USA Inc.

The aggregate fees incurred in 2012 for services provided by Deloitte with regard to determining or recommending the amount or form of executive and director compensation was approximately $301,000. The Company also engaged affiliates of Deloitte for other services, primarily related to accounting and tax services. The aggregate fees incurred in 2012 for these other services was approximately $268,000.

The decision to engage both Mercer Limited and Deloitte, or their affiliates, to provide additional services unrelated to executive compensation was made by management in the ordinary course of business and is not required to be, and was, not approved by the Committee. The Committee believes that the additional services provided did not impair either Mercer Limited’s or Deloitte’s ability to provide independent and objective advice to the Committee.

Compensation Consultant Conflict of Interest Assessment

The Committee believes that Mercer Limited provided, and Deloitte provides, candid, direct and objective advice, that was or is independent of management, to the Committee, not influenced by any other economic relationship that it or its affiliates might have with us. To ensure ongoing independence and objectivity of advice, our compensation consultant:

•	Can only be terminated by the Committee or its Chairperson;

•	Receives no incentive or other compensation based on the fees charged to us for other services provided by such compensation consultant or any of its affiliates; and

•	Is not responsible for selling other compensation consultant or affiliate services to us.

When appointing Deloitte as the Compensation Consultant, the Committee considered whether the engagement raised a conflict of interest. Accordingly Deloitte was asked to provide the Committee with information on each of the following factors:

•	Provision of other services to the Company;

•	Amount of fees received by Deloitte from the Company for other services, as a percentage of Deloitte’s total revenue;

•	Details on the policies and procedures adopted by Deloitte that are designed to prevent conflicts of interest;

•	Any business or personal relationships between the individual consultants and a member of the Committee;

•	Any Company stock owned by individual consultants; and

•	Any business or personal relationships between the individual consultants and our executive officers.

Based on the information provided on the above factors, the Committee concluded that the engagement of Deloitte and its work for the Committee in 2012 did not raise any conflict of interest.

Role of Management

Members of management (who are invited to attend Committee meetings as and when appropriate) provide the Committee with input on compensation matters. Committee meetings are regularly attended by the CEO, the Executive Vice President of Human Resources and the Executive Vice President and General Counsel.

The CEO provides the Committee with his evaluation of the Executives, other than himself. He makes compensation recommendations with respect to base salary, short-term incentive compensation and long-term incentive compensation for the Executives other than himself. In addition, the CEO provides input on the performance metrics to be used for incentive plan purposes. His recommendations are the basis for discussion with the Committee; however, the Committee has final decision-making authority.

Peer Group and Survey Data

When assessing the competitiveness of our Executives’ compensation, the Committee considers data from two main sources: a peer group of similarly sized companies and compensation survey data.

The Committee believes its compensation peer group should be comprised of companies within the engineering and construction and oil and gas equipment and services industries with whom we compete for talent, customers and capital. For determinations of 2012 target total direct compensation, the Committee utilized the following peer group:

AECOM Technology Corporation	FMC Technologies, Inc.
Chicago Bridge & Iron Company N.V.	Jacobs Engineering Group Inc.
Dresser-Rand Group, Inc.	KBR, Inc.
Exterran Holdings, Inc.	McDermott International, Inc.
Flowserve Corporation	Pall Corporation
Fluor Corporation	Weatherford International Ltd.

In addition to this compensation peer group, compensation survey data for comparable positions in similarly sized United States companies in the engineering and construction, energy and manufacturing industries was also reviewed. Although our Executives, with the exception of one, are not based in the United States, the Committee believes that our pay practices should continue to reflect those of a United States company as long as the majority of shares are held by U.S. shareholders, and the U.S. continues to be one of the Company’s primary markets for executive talent.

Changes to Peer Group for 2013

As part of the review of our executive compensation program in 2012, the Committee reconsidered the composition of the compensation peer group. For determinations of 2013 target total direct compensation, the Committee used a revised compensation peer group to assess the competitiveness of our Executives’ compensation. The new compensation peer group excludes companies that are significantly larger than Foster Wheeler on the basis of revenue and market capitalization, and includes more engineering and construction companies.

Part 3: Elements of Executive Compensation

Compensation Mix

Although our executive compensation program is designed to attract and retain talented executives, we believe that the main driver of realized compensation must be business performance. Accordingly, a significant proportion of executive compensation for our Executives and other senior executive officers is weighted towards pay that is at risk and performance-based.

Our Executives participate in the same retirement arrangements and welfare plans that are available to other employees. We do not maintain any supplemental plans for our Executives.

Overview

Our compensation program consists of the following elements:

Compensation Element	Description	Objective
Base Salary	• Fixed compensation • Reviewed annually	• Provide a base level of fixed compensation to attract and retain executives

Short-term Incentive	• Variable compensation • Performance-based award determined by financial performance, achievement of key initiatives and individual performance for the year	• Motivate and reward executives for achieving annual goals

Long-term Incentive	• Variable compensation • Granted annually using a portfolio of awards to promote retention and reward long-term performance	• Align executive and shareholder interests • Motivate and reward sustained long-term performance • Promote retention • Provide an opportunity to build share-ownership

Employee Benefits	• Fixed compensation • Includes retirement, health and welfare benefits	• Provide health, well-being and financial security benefits

Perquisites and Other Benefits	• Fixed compensation • Includes business related and relocation benefits, where applicable	• Assist in attraction and retention

Severance Benefits	• Post-employment compensation	• Provide temporary income replacement • Enable Company to make timely decisions with respect to changes in management

Base Salary

Base salaries are reviewed at the Committee’s February meeting, with increases effective as of the beginning of the calendar year in which they are approved. In reviewing base salaries for our Executives, the

Committee considers individual and business performance, the level of experience and responsibility of the Executive and market data outlined in Part 2 above. The table below summarizes the salaries approved for our NEOs for 2012.

Executive	Annual Base Salary as of December 31, 2011	Annual Base Salary as of December 31, 2012	% Change
J. Kent Masters	$1,050,000	$1,050,000	0%
Franco Baseotto	$550,000	$561,000	2%
Umberto della Sala (1)	€586,000	€586,000	0%
Gary T. Nedelka	$452,320	$466,000	3%
Beth B. Sexton	$388,360	$388,360	0%

(1)	Mr. della Sala receives €195,000 of his annual base salary pursuant to an employment agreement, which we refer to as the Italian Contract, with Foster Wheeler Global E&C S.r.l., our Italian subsidiary, and the remaining €391,000 of his annual base salary is paid pursuant to an agreement with FWI. When converted to U.S. dollars using the exchange rate on December 31, 2011 and December 31, 2012, respectively, Mr. della Sala’s annual base salary was $758,000 and $773,000, respectively.

Short-Term Incentive Compensation

General

The Executives are eligible for short-term incentive compensation awards under the STI Plan.

At the beginning of each year, the Committee establishes performance targets and key initiatives for the STI Plan. The individual target award opportunity (expressed as a percentage of salary) for each Executive is generally set in an employment agreement. After the end of the year, the Committee evaluates our performance as compared to the performance targets and the key initiatives and, after considering the recommendations of the CEO for the other Executives, determines the STI awards for each of the Executives.

2012 STI Plan Target Award Opportunity

In February 2012, the Committee (or the full Board of Directors in the case of Mr. Masters) reviewed the target award opportunity set forth in the employment agreements and considered whether any revisions were appropriate to such percentages in light of our philosophy of setting total direct compensation within the 50th to 75th percentiles of the market data. The Committee determined that no revisions were necessary or appropriate. The following were the annual target award opportunities for each Executive for 2012:

Executive	STI Target Award Opportunity (% of base salary)
Mr. Masters	110%
Mr. Baseotto	75%
Mr. della Sala (1)	80%
Mr. Nedelka	70%
Ms. Sexton	65%

(1)	Mr. della Sala’s target award opportunity was 80% of his aggregate annual base salary (i.e., 120% of his annual base salary payable pursuant to his agreement with FWI).

2012 STI Plan Performance Targets

For 2012, the Committee approved the following STI Plan financial performance targets and key initiative performance targets, which together comprise the STI performance multiplier, for the Executives’ business groups:

Performance Targets	Business Group of Messrs. Masters, Baseotto and della Sala and Ms. Sexton		Business Group of Mr. Nedelka
Financial	70% of performance multiplier based on achievement of targeted consolidated net earnings, as adjusted for certain operating and non-operating items and exclusions, as follows:		70% of performance multiplier based on achievement of targeted Global Power Group (“GPG”) EBITDA, as adjusted for certain operating and non-operating items and exclusions, as follows:
	Net Earnings	Percent of Target Award	EBITDA	Percent of Target Award
	$127.6 million	0%	$158.3 million	0%
	$165.1 million	50%	$184.7 million	50%
	$202.6 million*	100%	$211.1 million*	100%
	$277.6 million	200%	$263.9 million	200%
Key initiatives	30% of performance multiplier tied to achievement of, or progress toward, key initiatives related to, among other things, business winning, safety, organizational strategy and talent management		30% of performance multiplier tied to achievement of, or progress toward, key initiatives for GPG related to, among other things, business group strategy, safety and quality

*	Represents our 2012 financial performance targets.

The 2012 STI awards were calculated using the following formula:

Annual Base Salary	X	Target Award Opportunity	X	Performance Multiplier

where “Performance Multiplier” = (70% of A) + (30% of B);

“A” = the multiplier corresponding to the ratio of actual achievement vs. targeted financial performance; and

“B” = the multiplier corresponding to the ratio of actual achievement vs. targeted key initiative performance.

The STI plan permits individual awards to be adjusted up or down in the discretion of the Committee. However, no award may exceed a maximum amount of two times the individual target award opportunity. The Committee did not use its discretion to adjust upward or downward any 2012 award for the Executives.

2012 STI Plan Actual Results and Awards

The table below summarizes achievement levels and actual STI award amounts for 2012:

Executive	Achievements Towards Financial Performance	Comparison to Financial Performance (1)	Performance Multiplier Components
			Financial Performance (2)	Key Initiatives (3)	Performance Multiplier	Actual STI Award
Mr. Masters	$181.1 million consolidated adjusted net earnings(4)	$21.5 million under the $202.6 million target	73%	113%	85%	$981,750
Mr. Baseotto						$357,638
Mr. della Sala						$521,292	(5)
Ms. Sexton						$214,370
Mr. Nedelka	$208.6 million EBITDA for GPG(6)	$2.5 million under the $211.1 million target	96%	117%	102%	$332,645

(1)	As described above under “2012 STI Plan Performance Targets,” achievement of our 2012 financial performance targets would result in an award equal to 100% of the individual target award opportunity, subject to adjustment as permitted in the discretion of the Committee.
(2)	Represents 70% of the performance multiplier.
(3)	Represents 30% of the performance multiplier.
(4)	For STI measurement purposes for 2012, the Committee excluded from consolidated net earnings certain charges and gains. The Committee believes the adjusted results better reflect our operating performance. The adjustments for 2012 included the impact, whether positive or negative, of foreign currency fluctuations, tariff rates set by third parties, an impairment charge at a waste-to-energy facility, restructuring costs, certain legacy projects and net asbestos charges. The net effect of these adjustments was to increase our reported consolidated net earnings of $136.0 million by $45.1 million.
(5)	This figure was calculated by converting euros to U.S. dollars using the exchange rate on the date this STI award was approved by the Committee as the payment to Mr. della Sala was made subsequent to the filing of the proxy statement with the SEC.
(6)	For STI measurement purposes for 2012, the Committee excluded certain charges and gains from GPG’s EBITDA. The Committee believes the adjusted results better reflect GPG’s operating performance. The adjustments for 2012 included the impact, whether positive or negative, of foreign currency fluctuations, tariff rates set by third parties, restructuring costs and certain legacy projects. The net effect of these adjustments was to increase GPG’s reported EBITDA of $207.9 million by $0.7 million.

Long-Term Incentive Compensation

Overview

The objectives of our long-term incentive (“LTI”) program are to focus Executives’ efforts on the achievement of sustainable and long-term growth by the Company, to align executive rewards with shareholders’ interests and to assist in the motivation and retention of our management. Our practice is to use a mix of long-term incentives which best meet those objectives.

For 2012, the awards granted to our Executives were comprised of PRSUs, RSUs and stock options.

Details of the economic value of the awards granted to our Executives in 2012 were as follows.

	Economic Value (1)
Executive	PRSUs	RSUs	Stock Options	Total
J. Kent Masters (2)	$565,500	$754,000	$565,500	$1,885,000
Franco Baseotto	$315,000	$420,000	$315,000	$1,050,000
Umberto della Sala (3)	$750,000	$750,000	$—	$1,500,000
Gary T. Nedelka (4)	$210,000	$580,000	$210,000	$1,000,000
Beth B. Sexton	$120,000	$160,000	$120,000	$400,000

(1)	The Committee typically determines the economic value of the award (i.e., the dollar value) at its February meeting. That economic value is then converted on the grant date into an award of PRSUs, RSUs or stock options. Further details are provided in “LTI Practices: Compensation Methodology and Timing of Awards” below.
(2)	The value of Mr. Masters’ award was governed by his employment agreement, which provided for an LTI award in 2012 not less than $4,300,000, multiplied by a factor, the numerator of which was the number of days from his start date in October 2011 to the date the 2012 awards were granted, and the denominator of which was 365 days.
(3)	Mr. della Sala’s award was granted in November 2012 as recognition of his contribution to Foster Wheeler and to incentivize him to refrain from retiring and to instead continue to serve until December 31, 2013. As the Committee had already determined to eliminate stock options from the LTI mix beginning in 2013, it was agreed the composition of his award should reflect that decision. The performance period for these PRSUs is from December 2012 to December 2015.
(4)	In addition to his annual award of $700,000, which consisted of $210,000 of PRSUs, $280,000 of RSUs and $210,000 of stock options, Mr. Nedelka was granted $300,000 of RSUs in November 2012 to reflect his significant contribution to the business during the year and to foster retention. The November 2012 RSUs will vest in full on the third anniversary of the grant date.

In determining the value of equity to be awarded, the prime considerations are market data, an Executive’s performance and potential future contributions. The Committee also takes into account any retention considerations.

From time to time the Committee will grant awards when an individual is promoted to recognize the increase in the scope of the role and responsibilities. Awards may also be granted to recognize major contributions or milestones.

Terms of PRSUs

PRSUs represent restricted share units that are earned when certain pre-determined performance goals have been met. The terms of the PRSUs granted in 2012 are outlined below.

Performance Condition (1)	Foster Wheeler’s total shareholder return (TSR) relative to the TSR of a comparator group over the performance period. TSR measures the return delivered to shareholders through the change in share price and any dividends paid (which are notionally reinvested for the purposes of this calculation).
Duration of performance period	Three years
Comparator Group	AECOM Technology Corporation Chicago Bridge & Iron N.V. Fluor Corporation Granite Construction Incorporated Jacobs Engineering Group Inc. KBR, Inc. McDermott International, Inc.	The Shaw Group Inc. SNC-Lavalin Group Inc. Tutor Perini Corporation Technip URS Corporation WorleyParsons Limited
Vesting Scale (2)	TSR Percentile Rank of the Company At or above 75th At 50th At 25th Below 25th	Corresponding Payout Percentage Target of Economic Value of PRSUs Granted 200% 90% 25% 0%

(1)	TSR has been chosen as the most appropriate measure as it allows for an objective external assessment over a sustained period on a basis which is familiar to shareholders.
(2)	Performance that falls between performance levels will be interpolated on a linear basis to determine the payout percentage earned.

Terms of RSUs and Stock Options

	RSUs	Stock Options
Vesting Schedule	1/3 of the award vests on the first, second and third anniversary of the grant date (1)	1/3 of the award vests on the first, second and third anniversary of the grant date
Expiry Date	Not applicable	Seventh anniversary of grant date

(1)	From time to time, for retention reasons, RSUs are granted which cliff vest on the third anniversary of the grant date.

LTI Practices: Compensation Methodology and Timing of Awards

Using a methodology approved by the Committee, the economic value of each award determined by the Committee is converted, at the grant date, into an award of an absolute number of PRSUs, RSUs and stock options, as follows:

•	The number of PRSUs granted is derived by dividing the economic value of the award by 50% of the closing share price of Foster Wheeler common stock on the grant date.

•	The number of RSUs granted is determined by dividing the economic value of the award by the closing share price of Foster Wheeler common stock on the grant date.

•

The number of stock options granted is determined using a Black-Scholes formula based upon, among other assumptions, an expected term computed using the average period between a three-year cliff vesting award and the full contractual term of the option and expected volatility based on the daily change in share price over the 36 months preceding the grant date, capped at 50%.

We do not have any process or practice to time the grant of equity awards in advance of our release of earnings or other material non-public information in a way that would be to the Executives’ advantage. Our policy is for the Committee to approve the awards for the applicable period which will then be granted during the next trading window. This ensures that equity awards are granted at the time that all material information has been disclosed. On the grant date, the number of PRSUs and RSUs and the number and strike price for the stock options, if any, are determined based on the closing share price of our shares on NASDAQ on that date. We do not backdate or re-price equity awards. Generally, regular cycle, annual awards are granted in the first open window following the February Committee Meeting. However, grants may be made at other times during the year, for example to reflect a promotion.

Changes to LTI Mix for 2013

Beginning in 2013, our Executives will no longer be granted stock options. The economic value of annual LTI awards will consist of at least 50% PRSUs in order to increase the emphasis on performance-based awards, enhance the link between pay and performance, improve the perceived value of awards and continue to foster retention of key executives. The remaining portion of the annual LTI awards will be granted in RSUs.

The chart below illustrates the mix of our annual LTI awards from 2010 to 2013.

Retirement Plans and Retiree Medical

Until May 31, 2003, we maintained a qualified defined benefit pension plan in the United States. Since that time, no new participants were added to the U.S. plan and the benefits under the plan for participants were frozen. The only NEO eligible to participate in the defined benefit pension plan is Mr. Nedelka. We replaced the U.S. defined benefit plan with enhancements to our 401(k) plan, pursuant to which we match employee contributions up to approximately $15,000 per employee. Our Executives participate in the 401(k) plan on the same terms as other employees. We do not offer supplemental retirement benefits.

Upon retirement, Messrs. Baseotto and della Sala will be entitled to receive certain retirement benefits under Italian law and the national collective bargaining agreement that covers and/or covered them.

We also maintain a program to provide health benefits to certain employees who retire from active service. Individuals who were employed as of May 31, 2003 by a participating US subsidiary and who were age 40 or older may retire with subsidized post-retirement medical benefits. The level of subsidy is based on a participant’s defined benefit pension plan service as of May 31, 2003, subject to an overall contribution limit by the Company. The only NEO eligible to receive these post-retirement medical benefits is Mr. Nedelka.

Health and Welfare Benefits

We maintain a number of health and welfare programs to provide life, health and disability benefits to the employees of the Company. Our Executives participate in these plans on the same terms as other employees.

Perquisites

The perquisites we provide are not a material part of the Executives’ compensation packages. We reimburse certain Executives for fees associated with tax preparation, financial and estate planning services, an annual physical examination and home office equipment. In lieu of receiving a company furnished vehicle, our Executives receive a car or transportation allowance.

We have eliminated the practice of providing tax gross-up payments on perquisites beginning in 2013.

Other Benefits

Providing relocation benefits and allowances is an important tool for us to recruit and retain talent in our increasingly mobile and global business environment. It is our practice to provide these benefits to employees, including Executives, who are required to relocate in connection with their employment. We believe that the incremental costs of providing relocation benefits to our Executives are outweighed by the economic benefits to the Company. Details of benefits provided to our Executives in 2012 are provided in the Summary Compensation Table.

Employment Agreements and Post-Employment Benefits

The Company has entered into written employment agreements with each of our Executives. Among other things, the agreements provide for certain severance payments, including severance payments and benefits that would be payable following a qualifying termination of employment within a specified number of months of a change in control. The inclusion of severance provisions in these agreements helps us make timely decisions with respect to changes in management. In the event of a change in control, we believe the interests of shareholders are best served if the interests of our Executives are aligned with them. Accordingly, we believe that our change in control arrangements incentivize our Executives to build shareholder value and obtain the highest value possible in the event of a possible acquisition despite the risk that the acquisition could result in the Executives losing their jobs. The agreements also contain non-compete, non-solicitation and non-disclosure restrictions. Additional information on our post-employment benefits is provided in this proxy statement under the section entitled “Termination and Change in Control Provisions.”

Severance Benefit Arrangements for New Executives

In February 2013, we adopted a severance plan for new executive officers which will eliminate the need to detail severance benefits in employment agreements with new senior executives of the Company. The severance plan does not supersede the existing post-employment benefits outlined in the employment agreements with our current NEOs.

Pursuant to the severance plan, new executive officers will be entitled to receive the following benefits:

Executive	Upon Termination Without Cause or Resignation for Good Reason	Upon Termination Without Cause or Resignation for Good Reason During a Change in Control Period
Chief Executive Officer	• 24 months base salary • 200% of target STI • 24 months health and welfare • Executive career assistance	• 24 months base salary • 200% of target STI • 24 months health and welfare • Executive career assistance • Vesting of equity (as per the terms of the LTI Plan)

Other Executive Officers	• 12 months base salary • 100% of target STI • 12 months health and welfare • Executive career assistance	• 24 months base salary • 200% of target STI • 24 months health and welfare • Executive career assistance • Vesting of equity (as per the terms of the LTI Plan)

Other Compensation Policies

Share Ownership Guidelines

Equity ownership is a key component of our executive compensation program. Not only does it align Executives’ and non-employee directors’ interests with shareholders, it provides long-term focus and assists in the mitigation of risk. The target ownership levels for our Executives and non-employee directors are as follows:

Participant	Target Ownership Level
J. Kent Masters	6 times base salary(1)
Franco Baseotto	3 times base salary
Umberto della Sala	3 times base salary
Gary T. Nedelka	3 times base salary
Beth B. Sexton	2 times base salary
Non-employee directors	5 times annual cash retainer

(1)	Mr. Masters’ target ownership level was increased during 2012 from 5 times base salary.

The target ownership levels refer to the market value of share holdings as a multiple of the Executive’s current base salary or the director’s annual retainer (as adjusted from time to time). The total market value of the individual’s holdings should equal or exceed the specified target ownership level. Participants are expected to achieve their target ownership level by the later of (i) April 1, 2016 or (ii) the fifth anniversary of the date they became subject to the guidelines (“Compliance Date”). In the event a participant does not achieve the targeted ownership level by the Compliance Date, he or she will not be permitted to sell any other shares other than as necessary to satisfy tax obligations arising from the vesting or exercise of long-term equity awards or to effectuate a cashless stock option exercise.

The only shares that count toward the satisfaction of the ownership targets are:

•	Shares which are directly or indirectly owned; and
•	Vested and unvested restricted stock or RSUs.

Unexercised stock options do not count towards satisfying the ownership requirements regardless of their vesting status. PRSUs will not count until they have vested and the underlying shares are actually owned.

During 2012, each of our Executives and non-employee directors complied with the share ownership guidelines either by attaining the required target ownership level or by complying with the provisions of the share ownership guidelines applicable to sales of shares prior to attaining the required target ownership level.

Hedging, Pledging and Insider Trading Policy

Our insider trading policy prohibits our employees, officers and directors from entering into “short-term” derivative transactions, such as puts, calls and warrants, relating to Foster Wheeler stock. Our insider trading policy also prohibits our employees, officers and directors from purchasing or selling Foster Wheeler securities while in possession of material non-public information. None of our executive officers or directors holds any of our stock subject to pledge.

Recoupment/Clawback Policy

Under the LTI Plan, following a termination of employment for cause (as defined in the LTI Plan) all awards, whether vested or not, are immediately forfeited. In addition, LTI awards are forfeited if the award recipient is employed by one of our competitors, without our consent, within six months of the termination of such individual’s employment with us.

In February 2013, the Board of Directors adopted an executive officer compensation recoupment policy. Pursuant to this policy, if the Company is required to prepare an accounting restatement due to the Company’s material noncompliance (as determined by the Company) with any financial reporting requirement under the federal securities laws, the Committee shall review the facts and circumstances and take the actions it considers appropriate and as permitted by law. Such actions may include, without limitation, seeking to recover incentive-based compensation granted under our STI Plan from any current or former Section 16 officer of the Company who received such incentive-based compensation from the Company during the three-year period preceding the date on which the Company is required to prepare an accounting restatement. The amount to be recovered from the officer will be based on the excess, if any, of the incentive-based compensation paid to the officer based on the erroneous data over the incentive-based compensation that would have been paid to the officer if the financial statements had been as presented in the restatement.

Tax Considerations

In determining executive compensation, the Committee considers, among other factors, the possible tax consequences to the Company and to our Executives, including the potential impact of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). Section 162(m) disallows a tax deduction by any publicly held corporation for individual compensation exceeding $1 million in any taxable year for its chief executive officer and certain other senior executive officers, other than compensation that is performance-based under a plan that is approved by the shareholders of the company and that meets certain other technical requirements. The Committee also believes that it is important for us to retain maximum flexibility in designing compensation programs that meet our stated objectives. For these reasons, the Committee, while considering tax deductibility as one of its factors in determining compensation, will not always limit compensation to those levels or types of compensation that will be deductible. As a result of our tax position in recent years, any lack of deductibility has not negatively impacted our tax position. The Committee does consider alternative forms of compensation consistent with its compensation goals that preserve deductibility.

Committee Report on Executive Compensation

The Compensation and Executive Development Committee reviewed and discussed with management the information included in the Company’s Compensation Discussion and Analysis for 2012. Based on these reviews and discussions, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the proxy statement for the Company’s 2013 annual general meeting of shareholders and be incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended December 31, 2012.

COMPENSATION AND EXECUTIVE DEVELOPMENT COMMITTEE:

Edward G. Galante, Chairman

Clayton C. Daley, Jr.

Roberto Quarta

Henri Philippe Reichstul

Maureen B. Tart-Bezer

Summary Compensation Table for 2012

The following table sets forth the compensation paid or accrued by us during the years ended December 31, 2012, December 31, 2011 and December 31, 2010 for our NEOs.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($) (1)		Option Awards ($) (1)		Non-Equity Incentive Compensation ($) (2)	Change in Pension Value ($) (3)	All Other Compensation ($ )		Total ($ )
J. Kent Masters (4) Chief Executive Officer	2012	$1,050,000	$—		$1,560,532		$676,471		$981,750	$—	$800,144	(5)	$5,068,897
	2011	$220,096	$—		$7,818,985		$1,532,710		$87,300	$—	$249,541		$9,908,632

Franco Baseotto	2012	$561,000	$—		$869,240		$376,809		$357,638	$—	$703,523	(5)	$2,868,210
Executive Vice President, Chief Financial Officer and Treasurer	2011	$550,000	$—		$868,738		$360,292		$123,800	$—	$721,766		$2,624,596
	2010	$550,000	$962,500	(6)	$2,499,982	(7)	$—		$206,300	$—	$640,916		$4,859,698

Umberto della Sala (8)	2012	$757,313	$—		$1,732,227	(9)	$—		$521,292	$—	$25,222	(5)	$3,036,054
President and Chief Operating Officer	2011	$913,107	$—		$226,996	(10)	$255,797	(10)	$260,867	$—	$27,135		$1,683,902
	2010	$794,479	$—		$2,923,896	(11)	$3,572,176	(11)	$356,695	$—	$25,648		$7,672,894

Gary T. Nedelka (12)	2012	$466,000	$—		$879,499		$251,210		$332,645	$68,138	$35,415	(5)	$2,032,907
Chief Executive Officer, Global Power Group

Beth B. Sexton	2012	$388,360	$—		$331,122		$143,547		$214,370	$—	$471,872	(5)	$1,549,271
Executive Vice President of Human Resources	2011	$388,360	$679,630	(13)	$330,945		$137,246		$75,700	$—	$552,840		$2,164,721
	2010	$388,360	$—		$1,249,977	(14)	$—		$126,200	$—	$478,647		$2,243,184

(1)	Represents the grant date fair values of restricted share unit awards and performance-based restricted share unit awards for the Stock Awards column and stock option awards for the Option Awards column. Such awards have been valued in this table in accordance with accounting principles generally accepted in the United States. The grant date fair value shown for restricted share units is based on the closing price of our shares on the date of grant, and the grant date fair value shown for stock option awards is determined using the Black-Scholes option-pricing model on the date of grant. The value shown for performance-based restricted share unit awards is based on the probability of achieving the performance condition using a Monte Carlo simulation as of the grant date for the award, and reflects the maximum number of shares that can be awarded. For more information on our valuation methodology, refer to the following parts of our Annual Report on Form 10-K for the year ended December 31, 2012: Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Application of Critical Accounting Estimates,” and Note 11, “Share-Based Compensation Plans” to our Consolidated Financial Statements included within Item 8, “Financial Statements and Supplementary Data.” These values do not include any discount for possible forfeitures, pursuant to SEC rules.
(2)	Represents short-term incentive compensation amounts earned in accordance with the Foster Wheeler Annual Executive Short-term Incentive Plan. The basis for determining short-term incentive compensation for 2012 is discussed in greater detail above under “Executive Compensation—Compensation Discussion and Analysis—Part 3: Elements of Executive Compensation—Overview—Short-Term Incentive Compensation.”
(3)	Represents the aggregate change in the actuarial present value of the benefits payable under the U.S. defined benefit pension plan. Only Mr. Nedelka is eligible to participate. Under the U.S. pension plan, retirement benefits are primarily a function of both years of service and level of compensation. The U.S. pension plan is frozen to new entrants and additional benefit accruals, and is noncontributory. See “Executive Compensation—Pension Benefits for 2012” for more information.
(4)	Mr. Masters was appointed Chief Executive Officer effective October 1, 2011.
(5)	All other compensation for the NEOs in 2012 consisted of the following:

NEO	Contributions to Pension Account	Car/ Transportation Allowance	401(k) Match	Allowances (i)	Tax-Gross Ups on Allowances and Tax Equalization	Total
Mr. Masters	$—	$28,371	$15,000	$269,062	$487,711	$800,144
Mr. Baseotto	$—	$28,371	$15,000	$310,235	$349,917	$703,523
Mr. della Sala	$25,222	$—	$—	$—	$—	$25,222
Mr. Nedelka	$—	$20,415	$15,000	$—	$—	$35,415
Ms. Sexton	$—	$28,371	$15,000	$221,028	$207,473	$471,872

i.	Includes housing, living and other allowances. Allowances were paid in Swiss francs and these figures were converted to U.S. dollars using the exchange rate on the dates of payment.
(6)	Mr. Baseotto received a retention bonus in 2010 in accordance with the terms of his amended employment agreement, dated May 4, 2010.
(7)	Mr. Baseotto received an equity award in 2010 to compensate him for waiving his right to resign with good reason under his employment agreement as a result of his relocation to Geneva.
(8)	Mr. della Sala’s compensation is paid in euros. The figures in the Salary and All Other Compensation columns were converted to U.S. dollars using the exchange rate on the dates of payment. The figures in the Non-Equity Incentive Compensation column were converted to U.S. dollars using the exchange rate on the date the short-term incentive compensation grant was approved by the Compensation and Executive Development Committee.
(9)	Mr. della Sala received equity awards in November 2012 as recognition of his contribution to Foster Wheeler and to incentivize him to refrain from retiring and to instead continue to serve until December 31, 2013.

(10)	Mr. della Sala received equity awards in August 2011 in connection with the extension of his term as Interim Chief Executive Officer from July 22, 2011 to September 30, 2011.
(11)	Mr. della Sala received equity awards in March and December 2010 in connection with the extension of his employment agreement and his appointment as our Interim Chief Executive Officer, respectively.
(12)	Because Mr. Nedelka first became an NEO in 2012, we are only required to provide his compensation information for 2012.
(13)	Ms. Sexton received a retention bonus in 2011 in accordance with the terms of her amended employment agreement, dated May 4, 2010.
(14)	Ms. Sexton received an equity award in 2010 to compensate her for waiving her right to resign with good reason under her employment agreement as a result of her relocation to Geneva.

Grants of Plan-Based Awards for 2012

The following table sets forth the plan-based awards granted to our NEOs during the year ended December 31, 2012. All equity awards were granted under the LTI Plan.

Name	Grant Date	Board or Compensation Committee Action Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)						All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards ($/Sh) (3)	Grant Date Fair Value of Stock and Option Awards ($) (4)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)		Target (#)		Maximum (#)
J. Kent Masters	—	—	$—	$1,155,000	$2,310,000
	3/8/12	2/22/12				6,081	(5)	21,890	(5)	48,645	(5)						$806,534
	3/8/12	2/22/12										32,430	(6)				$753,998
	3/8/12	2/22/12												54,953	(7)	$23.250	$676,471
Franco Baseotto	—	—	$—	$420,750	$841,500
	3/8/12	2/22/12				3,387	(5)	12,193	(5)	27,096	(5)						$449,252
	3/8/12	2/22/12										18,064	(6)				$419,988
	3/8/12	2/22/12												30,610	(7)	$23.250	$376,809
Umberto della Sala	—	—	$—	$618,781	$1,237,562
	11/16/12	11/8/12				8,878	(8)	31,960	(8)	71,022	(8)						$982,234
	11/16/12	11/8/12										35,511	(9)				$749,992
Gary T. Nedelka	—	—	$—	$326,200	$652,400
	3/8/12	2/22/12				2,258	(5)	8,129	(5)	18,064	(5)						$299,501
	3/8/12	2/22/12										12,043	(6)				$280,000
	3/8/12	2/22/12												20,407	(7)	$23.250	$251,210
	11/30/12	11/8/12										13,357	(10)				$299,998
Beth B. Sexton	—	—	$—	$252,434	$504,868
	3/8/12	2/22/12				1,290	(5)	4,645	(5)	10,322	(5)						$171,139
	3/8/12	2/22/12										6,881	(6)				$159,983
	3/8/12	2/22/12												11,661	(7)	$23.250	$143,547

(1)	Represents the possible payout for each NEO under the STI Plan for 2012 if the target or maximum goals were satisfied, as further described under “Executive Compensation—Compensation Discussion and Analysis—Part 3: Elements of Executive Compensation—Overview—Short-Term Incentive Compensation.” There is no reportable threshold level under the STI Plan.
(2)	Represents restricted share units with performance goals that, after the Compensation and Executive Development Committee determines if, when and to the extent that the pre-determined performance goals have been met, vest on the later of the third anniversary of the grant date or the date of the Compensation and Executive Development Committee’s determination that the performance goals have been met. The performance goals are based on our cumulative 3-year TSR (calculated by comparing monthly average share price in December in a specified year to the Company’s monthly average share price in December three years later, including reinvestment of dividends), relative to the TSRs of a group of comparison companies. For a description of the terms of the awards, see “Terms of PRSUs” above.
(3)	The exercise price of the stock options was determined using the closing price on NASDAQ on the grant date.
(4)	Represents the grant date fair value of awards of restricted share units, performance-based restricted share units or stock options granted under the LTI Plan. Such awards have been valued in this table in accordance with accounting principles generally accepted in the United States. The value shown for restricted share units is based on the closing price of our shares on the date of grant, and for stock options is based on the fair value determined using the Black-Scholes option-pricing model on the date of grant. The value shown for performance-based restricted share unit awards is based on the probability of achieving the performance condition using a Monte Carlo simulation as of the grant date for the award, and reflects the maximum number of shares that can be awarded. For more information on our valuation methodology, refer to the following parts of our Annual Report on Form 10-K for the year ended December 31, 2012: Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Application of Critical Accounting Estimates,” and Note 11, “Share-Based Compensation Plans” to our Consolidated Financial Statements included within Item 8, “Financial Statements and Supplementary Data.” These values do not include any discount for possible forfeitures, pursuant to SEC rules.
(5)	Represents restricted share units with performance goals granted on March 8, 2012. The performance goals are based on our cumulative 3-year TSR (calculated by comparing monthly average share price in December 2011 to monthly average share price in December 2014, including reinvestment of dividends), relative to the TSRs of a group of comparison companies. The TSR of all companies is computed at the end of the performance period (December 31, 2014). If the Compensation and Executive Development Committee determines that the applicable performance criteria have been met, the award vests on the later of March 8, 2015 or the date the applicable performance criteria are certified to have been met by the Compensation and Executive Development Committee. The restricted share units with performance goals do not have voting or dividend rights until they vest and are settled in shares.
(6)	Represents restricted share units granted on March 8, 2012. One-third of award vested on March 8, 2013, one-third vests on March 8, 2014 and the remaining one-third vests on March 8, 2015. The restricted share units do not have voting or dividend rights until they vest and are settled in shares.
(7)	Represents non-statutory stock options to purchase shares granted on March 8, 2012. The stock options expire on March 8, 2019. One-third of the options vested on March 8, 2013, one-third vests on March 8, 2014 and the remaining one-third vests on March 8, 2015.
(8)	Represents restricted share units with performance goals granted on November 16, 2012. The performance goals are based on our cumulative 3-year TSR (calculated by comparing monthly average share price in December 2012 to monthly average share price in December 2015, including reinvestment of dividends), relative to the TSRs of a group of comparison companies. The TSR of all companies is computed at the end of the performance period (December 31, 2015). If Mr. della Sala remains continuously employed by us through December 31, 2013 and the Compensation and Executive Development Committee determines that the applicable performance criteria have been met, the award vests on the later of November 18, 2015 or the date the applicable performance criteria are certified to have been met by the Compensation and Executive Development Committee. The restricted share units with performance goals do not have voting or dividend rights until they vest and are settled in shares.
(9)	Represents restricted share units granted on November 16, 2012. As long as Mr. della Sala remains continuously employed by us through December 31, 2013, one-third of award vests on November 18, 2013, one-third vests on November 18, 2014 and the remaining one-third vests on November 18, 2015. The restricted share units do not have voting or dividend rights until they vest and are settled in shares.
(10)	Represents restricted share units granted on November 30, 2012. The award vests on December 1, 2015. The restricted share units do not have voting or dividend rights until they vest and are settled in shares.

Outstanding Equity Awards as of Year End 2012

The following table sets forth the outstanding equity awards for each of our NEOs as of December 31, 2012. All awards were granted under our LTI Plan.

		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (1)
J. Kent Masters	11/11/2011	47,016	94,030	(2)	$20.570	11/11/2018	—		$—	—		$—
	3/8/2012	—	54,953	(3)	$23.250	3/8/2019	—		$—	—		$—
	11/11/2011	—	—		$—	—	72,922	(4)	$1,773,463	—		$—
	11/11/2011	—	—		$—	—	55,744	(2)	$1,355,694	—		$—
	3/8/2012	—	—		$—	—	32,430	(3)	$788,698	—		$—
	11/11/2011	—	—		$—	—	—		$—	31,356	(5)	$762,578
	11/11/2011	—	—		$—	—	—		$—	94,069	(6)	$2,287,758
	3/8/2012	—	—		$—	—	—		$—	48,645	(7)	$1,183,046
Franco Baseotto	8/14/2008	4,019	—		$48.100	8/13/2013	—		$—	—		$—
	11/13/2008	65,590	—		$21.430	12/31/2013	—		$—	—		$—
	11/12/2009	38,710	—		$31.960	12/31/2014	—		$—	—		$—
	3/8/2011	6,401	12,802	(8)	$35.200	3/8/2018	—		$—	—		$—
	3/8/2012	—	30,610	(3)	$23.250	3/8/2019	—		$—	—		$—
	5/13/2010	—	—		$—	—	29,529	(9)	$718,145	—		$—
	3/8/2011	—	—		$—	—	7,954	(8)	$193,441	—		$—
	3/8/2012	—	—		$—	—	18,064	(3)	$439,316	—		$—
	3/8/2011	—	—		$—	—	—		$—	17,897	(10)	$435,255
	3/8/2012	—	—		$—	—	—		$—	27,096	(7)	$658,975
Umberto della Sala	3/5/2008	194,431	—		$65.620	3/4/2013	—		$—	—		$—
	3/8/2010	183,664	—		$26.070	3/6/2015	—		$—	—		$—
	12/1/2010	68,382	—		$29.240	12/1/2017	—		$—	—		$—
	8/12/2011	21,456	—		$23.170	8/12/2018	—		$—	—		$—
	11/16/2012	—	—		$—	—	35,511	(11)	$863,628	—		$—
	11/16/2012	—	—		$—	—	—		$—	71,022	(12)	$1,727,255
Gary T. Nedelka	11/13/2008	6,559	—		$21.430	12/31/2013	—		$—	—		$—
	11/12/2009	13,456	—		$31.960	12/31/2014	—		$—	—		$—
	3/8/2011	3,353	6,705	(8)	$35.200	3/8/2018	—		$—	—		$—
	3/8/2012	—	20,407	(3)	$23.250	3/8/2019	—		$—	—		$—
	3/8/2011	—	—		$—	—	4,167	(8)	$101,341	—		$—
	3/8/2012	—	—		$—	—	12,043	(3)	$292,886	—		$—
	11/30/2012	—	—		$—	—	13,357	(13)	$324,842	—		$—
	3/8/2011	—	—		$—	—	—		$—	9,375	(10)	$228,000
	3/8/2012	—	—		$—	—	—		$—	18,064	(7)	$439,316
Beth B. Sexton	5/15/2008	7,553	—		$78.630	5/14/2013	—		$—	—		$—
	11/13/2008	8,944	—		$21.430	12/31/2013	—		$—	—		$—
	11/12/2009	15,852	—		$31.960	12/31/2014	—		$—	—		$—
	3/8/2011	2,438	4,877	(8)	$35.200	3/8/2018	—		$—	—		$—
	3/8/2012	—	11,661	(3)	$23.250	3/8/2019	—		$—	—		$—
	5/13/2010	—	—		$—	—	14,764	(9)	$359,060	—		$—
	3/8/2011	—	—		$—	—	3,030	(8)	$73,690	—		$—
	3/8/2012	—	—		$—	—	6,881	(3)	$167,346	—		$—
	3/8/2011	—	—		$—	—	—		$—	6,818	(10)	$165,814
	3/8/2012	—	—		$—	—	—		$—	10,322	(7)	$251,031

(1)	Calculated using our closing share price of $24.32 on December 31, 2012.
(2)	One-half vests on September 30, 2013 and one-half vests on September 30, 2014.
(3)	One-third vested on March 8, 2013, one-third vests on March 8, 2014 and one-third vests on March 8, 2015.
(4)	Vests on September 30, 2013.
(5)	Represents restricted share units with performance goals. The performance goals are based on our cumulative 3-year TSR (calculated by comparing monthly average share price in December 2010 to monthly average share price in December 2013, including reinvestment of dividends), relative to the TSRs of a group of comparison companies. The TSR of all companies is computed at the end of the performance period (December 31, 2013). If the Compensation and Executive Development Committee determines that the applicable performance criteria have been met, the award vests on the later of September 30, 2014 or the date the applicable performance criteria are certified to have been met by the Compensation and Executive Development Committee.
(6)	Represents restricted share units with performance goals. The performance goals are based on our cumulative 3-year TSR (calculated by comparing monthly average share price in December 2011 to monthly average share price in December 2014, including reinvestment of dividends), relative to the TSRs of a group of comparison companies. The TSR of all companies is computed at the end of the performance period (December 31, 2014). If the Compensation and Executive Development Committee determines that the applicable performance criteria have been met, the award vests on the later of September 30, 2014 or the date the applicable performance criteria are certified to have been met by the Compensation and Executive Development Committee.
(7)	Represents restricted share units with performance goals. The performance goals are based on our cumulative 3-year TSR (calculated by comparing monthly average share price in December 2011 to monthly average share price in December 2014, including reinvestment of dividends), relative to the TSRs of a group of comparison companies. The TSR of all companies is computed at the end of the performance period (December 31, 2014). If the Compensation and Executive Development Committee determines that the applicable performance criteria have been met, the award vests on the later of March 8, 2015 or the date the applicable performance criteria are certified to have been met by the Compensation and Executive Development Committee.
(8)	One-half vested on March 8, 2013 and one-half vests on March 8, 2014.
(9)	Vests on May 13, 2013.
(10)	Represents restricted share units with performance goals. The performance goals are based on our cumulative 3-year TSR (calculated by comparing monthly average share price in December 2010 to monthly average share price in December 2013, including reinvestment of dividends), relative to the TSRs of a group of comparison companies. The TSR of all companies is computed at the end of the performance period (December 31, 2013). If the Compensation and Executive Development Committee determines that the applicable performance criteria have been met, the award vests on the later of March 8, 2014 or the date the applicable performance criteria are certified to have been met by the Compensation and Executive Development Committee.
(11)	As long as Mr. della Sala remains continuously employed by us through December 31, 2013, one-third of award vests on November 18, 2013, one-third vests on November 18, 2014 and the remaining one-third vests on November 18, 2015.
(12)	Represents restricted share units with performance goals. The performance goals are based on our cumulative 3-year TSR (calculated by comparing monthly average share price in December 2012 to monthly average share price in December 2015, including reinvestment of dividends), relative to the TSRs of a group of comparison companies. The TSR of all companies is computed at the end of the performance period (December 31, 2015). If Mr. della Sala remains continuously employed by us through December 31, 2013 and the Compensation and Executive Development Committee determines that the applicable performance criteria have been met, the award vests on the later of November 18, 2015 or the date the applicable performance criteria are certified to have been met by the Compensation and Executive Development Committee.
(13)	Vests on December 1, 2015.

Option Exercises and Stock Vested for 2012

The following table sets forth the aggregate number of stock options exercised and restricted share/restricted share unit awards that vested for each of our NEOs during the year ended December 31, 2012. The table also sets forth the value realized on the exercise of stock options (the difference between our closing market share price on the date of exercise and the option exercise price) and the vesting of restricted shares or restricted share units (our closing market share price on the date of vesting). The stock options and restricted shares/restricted share units that were exercised or vested were granted under our LTI Plan.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
J. Kent Masters	—	$—	100,793	$2,430,875
Franco Baseotto	—	$—	38,982	$831,664
Umberto della Sala	—	$—	107,950	$2,513,558
Gary T. Nedelka	—	$—	3,986	$92,688
Beth B. Sexton	—	$—	18,522	$393,294

Pension Benefits for 2012

The only NEO eligible to participate in a defined benefit pension plan is Mr. Nedelka. The Foster Wheeler Inc. Salaried Employees Pension Plan provides for benefits determined under either a final average pay formula or a cash balance accrual. Employees as of December 31, 1998 made a one-time election to either continue under the final average pay plan that existed at such time or retain their final average pay accrued benefit as of December 31, 1998 and accrue benefits under the new cash balance formula. Employees hired after December 31, 1998 are covered under the cash balance formula only. On May 31, 2003, the Foster Wheeler Inc. Salaried Employees Pension Plan was frozen and no further benefit accruals occurred after that date.

The following table sets forth the service and the value of the pension benefits payable at normal retirement for Mr. Nedelka, as determined under the final average pay formula.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($) (1)	Payments During Last Fiscal Year ($)
Gary T. Nedelka	Foster Wheeler Inc. Salaried Employees Pension Plan	22	$499,236	$—

(1)	Determined using the same actuarial assumptions (except using an assumed retirement age of 65) used in the preparation of our consolidated financial statements. For more information, refer to the following parts of our Annual Report on Form 10-K for the year ended December 31, 2012: Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Application of Critical Accounting Estimates,” and Note 8, “Pensions and Other Postretirement Benefits” to our Consolidated Financial Statements included within Item 8, “Financial Statements and Supplementary Data.”

Termination and Change in Control Provisions

Upon any termination of employment, under the employment agreements with our Executives, each Executive is generally entitled to receive the following amounts:

•	Annual base salary earned through the date of termination;

•	A balance of any awarded (i.e., fully approved) but unpaid annual short-term incentive compensation;

•	Accrued but unpaid vacation pay;

•	Any vested but not forfeited benefits to the date of termination under our employee benefit plans; and

•	Continuation of certain employee benefits pursuant to the terms of our employee benefit plans.

In addition, Mr. della Sala is entitled to additional amounts under the Italian Contract, described under “Executive Compensation—Termination and Change in Control Provisions—Termination Payments to Mr. della Sala pursuant to the Italian Contract and Italian Law”.

Our Executive employment agreements also provide for certain payments and benefits upon a termination without cause or a resignation for good reason, some of which can be enhanced if the termination relates to a change in control. To receive those payments and benefits upon a termination without cause or a resignation for good reason, the Executive must execute and deliver to us a waiver and release agreement.

Termination for Cause

Our Executive employment agreements generally define cause as any felony, use of illegal drugs or any act of theft, embezzlement or moral turpitude, an uncured material breach of the employment agreement or breach of a fiduciary duty to us, gross negligence or willful misconduct in the performance of the executive’s duties or refusal to perform his or her duties, or a material violation of our Code of Business Conduct and Ethics.

Resignation for Good Reason

Our Executive employment agreements provide for certain payments upon the Executive’s resignation for good reason (as defined in each employment agreement), provided that the Executive must notify us within 90 days of the event which caused a material negative change in the employment relationship and the Executive must provide us with 30 days to cure such event. The Executive employment agreements generally define good reason as a material diminution in the Executive’s title, duties, responsibilities or authority, a reduction of the Executive’s base salary and benefits except for across-the-board changes for senior executives at the Company, exclusion from executive benefit or compensation plans, a material change in the geographic location of the Executive’s principal office or a material breach of the agreement by the Company.

Definition of Change in Control

Our Executive employment agreements generally define a change in control as:

•	A person acquires 20% or more of the combined voting power of our outstanding securities, subject to certain exceptions;

•

A majority of the individuals that make up our Board of Directors changes after the date of the agreement (unless the new directors were elected or nominated for election by a majority of the Board of Directors members);

•	A reorganization, merger or consolidation or sale or disposition of all or substantially all of our assets, subject to certain exceptions; or

•	Shareholders approve our dissolution or liquidation.

In addition, Mr. Nedelka’s employment agreement provides that a change in control also results upon the sale or disposition of all or substantially all of the assets of our Global Power Group.

Restrictions Upon Termination

The non-compete and non-solicitation restrictions that are included in our Executive employment agreements are as follows:

Name	Non-Compete Term	Non-Solicitation Term
J. Kent Masters	• 24 months following termination	• 24 months following termination

Franco Baseotto	• 12 months following termination	• 24 months following termination

Umberto della Sala	• 12 months following termination	• 24 months following termination

Gary T. Nedelka	• 30 months following termination without cause or a resignation for good reason if either occurs within 24 months of a change in control • 18 months following any other termination	• 30 months following termination without cause or a resignation for good reason if either occurs within 24 months of a change in control • 18 months following any other termination

Beth B. Sexton	• 30 months following termination without cause or a resignation for good reason if either occurs within 13 months of a change in control • 18 months following any other termination	• 30 months following termination without cause or a resignation for good reason if either occurs within 13 months of a change in control • 18 months following any other termination

Termination and Change in Control Payments

The tables below summarize the amounts that are generally payable to our Executives, in addition to amounts paid on any termination described above, following a termination without cause, a resignation for good reason or upon certain terminations following a change in control. The potential payments to our Executives under these and other various termination scenarios, assuming a termination of employment as of December 31, 2012, are quantified in the “Potential Post-Employment Payments” table on page 65.

Payments Upon Termination Without Cause or Resignation for Good Reason (1)

Name	Base Salary (2)	Short Term Incentive (3)	Health and Welfare	LTI (4)	Other
J. Kent Masters	24 months	200% of target STI	24 months	• Removal of restrictions from RSUs granted as sign-on award	• Executive career assistance • Reasonable repatriation costs to the United States if terminated without cause

Franco Baseotto	24 months	200% of target STI	24 months	• Full vesting of all outstanding equity	• Executive career assistance • Two years additional age and service credit under any of his pension plans • Reasonable repatriation costs to the United States

Umberto della Sala	24 months	200% of target STI	24 months	• Full vesting of all outstanding equity	• Executive career assistance • Two years additional age and service credit under any of his pension plans

Gary T. Nedelka	18 months	150% of target STI	18 months	• Full vesting of all outstanding equity	• Executive career assistance

Beth B. Sexton	18 months	150% of target STI	18 months	• Full vesting of all outstanding equity	• Executive career assistance • Reasonable repatriation costs to the United States

(1)	Amounts and benefits provided are in addition to what the Executive would receive on any termination.
(2)	Except as noted herein, base salary amount will be paid as a lump sum. Each of Messrs. Masters and Nedelka will receive his amount at the same intervals at which active employees are paid.
(3)	Except as noted herein, these STI amounts will be paid as a lump sum. Mr. Masters will be paid an amount equal to 100% target STI in the first year after termination and an amount equal to 100% target STI in the second year after termination. Mr. Nedelka will be paid an amount equal to 100% target STI in the first year after termination and an amount equal to 50% target STI in the second year after termination.
(4)	Upon a termination of employment other than for cause, Mr. Baseotto’s and Ms. Sexton’s stock options shall remain exercisable for the shorter of (i) one year following termination of employment or (ii) the remainder of the term of the stock option.

Payments Upon Termination Without Cause or Resignation for Good Reason During a Change in Control Period

Name	Benefits and Amounts (1)
J. Kent Masters

•   Base salary for 24 months paid at the same intervals at which active employees are paid;

•   An amount equal to 200% of target STI; (2)

•   Pro-rata STI payment for the year of termination paid as a lump sum at target level through the date of termination (to the extent not already paid); and

•   All outstanding equity will vest in full;

•   24 months of health and welfare benefits;

•   Executive career assistance; and

•   To the extent necessary, reduction of Change in Control benefits to avoid excise taxes.

Franco Baseotto

•   Lump sum payment equal to three times the sum of (i) his base salary plus (ii) the higher of (x) his highest annual STI award paid within the past 3 years and (y) the annual STI award, if any, for the most recently completed fiscal year (such higher amount, the “Highest Annual Bonus”);

•   Pro-rata payment (through the date of termination) of the Highest Annual Bonus for the year of termination paid as a lump sum (to the extent not already paid);

•   All outstanding equity will vest in full;

•   60 months of health and welfare benefits;

•   Lump sum payment equal to actuarial value of service credit under his qualified retirement plans as if he remained in employment for three additional years;

•   Executive career assistance;

•   The ability to tender shares of restricted stock, whether vested or not, to the Company for cash;

•   Reasonable repatriation costs to the United States; and

•   Reimbursement of any excise taxes imposed as a result of the receipt of Change in Control benefits.

Umberto della Sala

•   Lump sum payment equal to three times the sum of (i) his base salary under his employment agreement with FWI, (ii) €195,000 and (iii) his Highest Annual Bonus; (3)

•   Pro-rata payment (through the date of termination) of the Highest Annual Bonus for the year of termination paid as a lump sum (to the extent not already paid);

•   All outstanding equity will vest in full;

•   60 months of health and welfare benefits;

•   Lump sum payment equal to actuarial value of service credit under his qualified retirement plans as if he remained in employment for three additional years;

•   Executive career assistance;

•   The ability to tender shares of restricted stock, whether vested or not, to the Company for cash; and

•   Reimbursement of any excise taxes imposed as a result of the receipt of Change in Control benefits.

Gary T. Nedelka

•   Base salary for 30 months paid at the same intervals at which active employees are paid;

•   Pro-rata payment (through the date of termination) of the Highest Annual Bonus for the year of termination paid as a lump sum (to the extent not already paid);

•   All outstanding equity will vest in full;

•   An amount equal to 250% of target STI (4);

•   30 months of health and welfare benefits;

•   Executive career assistance;

•   The ability to tender shares of restricted stock, whether vested or not, to the Company for cash; and

•   Reimbursement of any excise taxes imposed as a result of the receipt of Change in Control benefits.

Name	Benefits and Amounts (1)
Beth B. Sexton

•   A lump sum payment equal to 2.5 times the sum of (i) her base salary plus (ii) her Highest Annual Bonus;

•   Pro-rata payment (through the date of termination) of the Highest Annual Bonus for the year of termination paid as a lump sum (to the extent not already paid);

•   All outstanding equity will vest in full;

•   30 months of health and welfare benefits;

•   Executive career assistance;

•   The ability to tender shares of restricted stock, whether vested or not, to the Company for cash;

•   Reasonable repatriation costs to the United States; and

•   Reimbursement of any excise taxes imposed as a result of the receipt of Change in Control benefits.

(1)	The benefits and amounts are in addition to benefits and amounts that the Executive would receive upon any termination. Executives will be entitled to payments if a change in control occurs and within 13 months (24 months for Messrs. Masters or Nedelka) we terminate the Executive’s employment without cause or he/she resigns for good reason. With respect to Messrs. Baseotto and della Sala, good reason shall also include a termination of their employment agreement for any reason within the 30 days immediately following the first anniversary of a change in control. In addition to the amounts shown in this table, as soon as possible following a change in control, Messrs. Baseotto, della Sala and Nedelka and Ms. Sexton are each entitled to a lump sum payment for STI for the year in which the change in control occurred equal to his or her annual STI award from the prior year, irrespective of a termination of employment.
(2)	This amount will be paid in two payments, each equal to 100% of target STI, with the payments being made in the first and second years following termination. All amounts will be payable at the same time the Company pays annual cash incentives to its active employees.
(3)	Payment will be made on the proviso that part of the payment is conditional upon the formalization of a settlement agreement which waives and/or releases any entitlements Mr. della Sala may receive under the Italian Contract and Italian law.
(4)	This amount will be paid in three payments; the first two equal to 100% of target STI and the third equal to 50% of target STI with the payments being made in the first, second and third years following termination. All amounts will be payable at the same time the Company pays annual cash incentives to its active employees.

Termination Payments to Mr. della Sala pursuant to the Italian Contract and Italian Law

Pursuant to Italian law, Mr. della Sala is entitled to receive mandatory indemnity compensation based on seniority if the Italian Contract expires by its own terms on December 31, 2013 or if there is a termination for cause under the Italian Contract. Cause would include events such as theft, certain criminal convictions and serious insubordination. In addition, if Mr. della Sala’s employment under the Italian Contract is terminated without cause, an Italian court could award him damages equal to the compensation that would have been earned through the natural expiration of the contract term, in addition to mandatory severance indemnity compensation.

Furthermore, in consideration of the non-competition and non-solicitation provisions in the Italian Contract, which are described above, and as necessary to satisfy Italian law, Mr. della Sala will be paid 30% of his Italian base salary following his termination of employment and 10% of his Italian base salary on the first anniversary date of such payment.

Change in Control Vesting Under LTI Plan

Under the LTI Plan, following a change in control (as defined in the LTI Plan), unless otherwise (i) specifically prohibited under applicable law, or by rules and regulations of any governing governmental agencies or national securities exchanges, or (ii) provided in an executive’s employment agreement, vesting of awards is as summarized below:

Awards Granted On Or Before November 8, 2012	Awards Granted After November 8, 2012
Immediately following a change in control:	Upon an executive’s involuntary termination or resignation for good reason within the 24 months immediately following a change in control:

• All stock options granted will become immediately vested and exercisable

• Any period of restriction and other restrictions imposed on restricted stock or restricted share units will lapse and such awards shall become fully vested

•    Unless otherwise specified in an award agreement, the target payout opportunities attainable under all outstanding performance-based awards will be deemed to have been earned as of the effective date of the change in control, and payout shall be based on assumed achievement of the target payout level and the length of the performance period that has elapsed before the change in control occurs

Potential Post-Employment Payments Table

The table below sets forth the potential payments to our Executives under various termination scenarios including termination without cause, resignation for good reason, termination for cause, voluntary termination, termination as a result of death or disability, termination as a result of retirement and termination in connection with a change in control of Foster Wheeler.

The potential payments represent the value transfer as a result of the termination event, which we have assumed to occur as of December 31, 2012. The table excludes base salary earned but unpaid as of December 31, 2012, short-term incentive compensation for 2012, accrued but unpaid vacation as of December 31, 2012, which is available to all salaried employees, and the continuation of certain employee benefits pursuant to the terms of our employee benefit plans, which is available to all salaried employees. The table also excludes reasonable repatriation costs to the United States which some of the Executives are entitled to receive pursuant to their employment agreements. The value estimated to be realized upon the acceleration of unvested restricted share awards (including those with performance goals) and stock options assumes a share price of $24.32, which was the closing market price of our stock on December 31, 2012.

Potential Post-Employment Payments	J. Kent Masters		Franco Baseotto		Umberto della Sala (1)		Gary T. Nedelka		Beth B. Sexton
Total assuming terminated without cause or resigned for good reason:
Annual base salary	$2,100,000	(2)	$1,122,000	(2)	$1,391,334	(15)	$699,000	(19)	$582,540	(19)
Annual incentive bonus	2,310,000	(3)	841,500	(10)	1,237,562	(16)	489,300	(20)	378,651	(25)
Continuing health and welfare benefits	57,782	(4)	31,854	(4)	57,782	(4)	30,114	(21)	35,135	(21)
Executive career assistance	8,000	(5)	8,000	(5)	8,000	(5)	8,000	(5)	8,000	(5)
Value estimated to be realized had the vesting of restricted share awards and stock options been accelerated to December 31, 2012	1,773,463	(6)	2,477,886	(8)	2,590,883	(8)	1,408,221	(8)	1,029,418	(8)

Total	$6,249,245		$4,481,240		$5,285,561		$2,634,635		$2,033,744

Terminated for cause or voluntarily terminated other than for good reason	$—		$—		$—		$—		$—

Terminated as a result of disability:
Annual base salary	$—	(7)	$—	(7)	$—	(17)	$—	(7)	$—	(7)
Annual incentive bonus	—		—		—		—		—
Continuing health and welfare benefits	—	(7)	—	(7)	—		—	(7)	—	(7)
Value estimated to be realized had the vesting of restricted share awards and stock options been accelerated to December 31, 2012	6,234,289	(8)	2,477,886	(8)	2,590,883	(8)	1,408,221	(8)	1,029,418	(8)

Total	$6,234,289		$2,477,886		$2,590,883		$1,408,221		$1,029,418

Terminated as a result of death:
Annual base salary	$—		$—		$—		$—		$—
Annual incentive bonus	—		—		—		—		—
Continuing health and welfare benefits	—		—		—		—		—
Value estimated to be realized had the vesting of restricted share awards and stock options been accelerated to December 31, 2012	6,234,289	(8)	2,477,886	(8)	2,590,883	(8)	1,408,221	(8)	1,029,418	(8)

Total	$6,234,289		$2,477,886		$2,590,883		$1,408,221		$1,029,418

Terminated as a result of retirement:
Value estimated to be realized had the vesting of restricted share awards and stock options been accelerated to December 31, 2012	$—	(9)	$—	(9)	$—	(9)	$—	(9)	$—	(9)

Total	$—		$—		$—		$—		$—

Terminated in connection with a change of control:
Annual base salary	$2,100,000	(2)	$1,683,000	(11)	$1,906,984	(18)	$1,165,000	(22)	$970,900	(22)
Annual incentive bonus	2,310,000	(3)	1,485,000	(12)	1,907,157	(12)	815,500	(23)	631,000	(26)
Continuing health and welfare benefits	57,782	(4)	79,635	(13)	144,455	(13)	50,190	(24)	58,558	(24)
Executive career assistance	8,000	(5)	8,000	(5)	8,000	(5)	8,000	(5)	8,000	(5)
Value estimated to be realized had the vesting of restricted share awards and stock options been accelerated to December 31, 2012	6,234,289	(8)	2,477,886	(8)	2,590,883	(8)	1,408,221	(8)	1,029,418	(8)
Gross up payment for excise taxes paid	—		—	(14)	—	(14)	—	(14)	—	(14)

Total	$10,710,071		$5,733,521		$6,557,479		$3,446,911		$2,697,876

(1)	Conversion to U.S. dollars from euros is calculated using the exchange rate as of December 31, 2012.
(2)	Represents two years of annual base salary.
(3)	Represents two years of annual short-term incentive compensation, at stated target of 110% of annual base salary.
(4)	Represents two years of continuing health and welfare benefits.
(5)	Represents the cost of executive career assistance.
(6)	Represents the value estimated to be realized had the vesting of restricted share unit awards which Mr. Masters received as a sign-on grant been accelerated to December 31, 2012. The value of restricted share unit awards was estimated by multiplying the number of accelerated restricted share awards by a share price of $24.32, the closing market price on December 31, 2012.
(7)	The NEO has elected to participate in our long-term disability insurance program, which is available to all eligible employees. The disability insurance premiums are paid solely by the NEO to an unrelated third-party insurance carrier. In the event of a NEO’s disability, the insurer would be responsible for disability payments to him/her. Upon a termination based on disability, we allow eligible employees, including the NEO, to continue participation in our health benefits coverage at employee cost, which is subsidized by us.

(8)	Represents the value estimated to be realized had the vesting of restricted share unit awards (including restricted share unit awards with performance goals) and stock options been accelerated to December 31, 2012. The value of restricted share unit awards (including restricted share unit awards with performance goals) was estimated by multiplying the number of accelerated restricted share awards by a share price of $24.32, the closing market price on December 31, 2012. The value of stock options was estimated by multiplying the number of accelerated “in-the-money” stock options by the difference between a share price of $24.32 and the stated exercise price of the stock option.
(9)	NEO was not eligible to retire due to his or her age as of December 31, 2012 under the terms of the LTI Plan and the award agreements.
(10)	Represents two years of annual short-term incentive compensation, at stated target of 75% of annual base salary.
(11)	Represents three years of annual base salary.
(12)	Represents three times the highest annual short-term incentive compensation awarded over the prior three years.
(13)	Represents five years of continuing health and welfare benefits.
(14)	Represents the gross up payment, if any, for excise taxes estimated to be incurred in accordance with U.S. Internal Revenue Code (“IRC”) Section 280G and IRC Section 4999. IRC Section 280G provides that “employment agreements” entered into within one year of the date of a change in control are presumed to have been “contingent” on the change in control, absent clear and convincing evidence to the contrary. If the presumption is not rebutted, the full value of the payments made under the employment agreements, as opposed to the lower, modified value otherwise permitted under the IRC Section 280G, would be deemed to be change in control payments. For the purpose of these calculations, we have assumed that we would be able to rebut the presumption and that therefore only the lower, modified value would be deemed to be part of the change in control payments and thus, no excise taxes will be incurred or grossed up. A contrary assumption could under certain circumstances result in higher taxes and therefore an increase in termination payments being made upon a change in control.
(15)	Represents two years of his annual base salary under his agreement with FWI, the amount of Italian base salary that Mr. della Sala would have earned through the natural expiration of the term of the Italian Contract and the consideration payable to him in consideration of the non-competition and non-solicitation provisions in his Italian agreement.
(16)	Represents two years of annual short-term incentive compensation, at stated target of 120% of annual base salary under his agreement with FWI.
(17)	In the case of disability, Mr. della Sala might claim under certain circumstances that he is entitled to seek to be awarded damages equal to his Italian base salary that would have been earned from the date of termination through the natural expiration of the term of the Italian Contract.
(18)	Represents three years of his annual base salary under his agreement with FWI, the amount of Italian base salary that Mr. della Sala would have earned through the natural expiration of the term of the Italian Contract and the consideration payable to him in consideration of the non-competition and non-solicitation provisions in the Italian Contract.
(19)	Represents 18 months of annual base salary.
(20)	Represents 18 months of annual short-term incentive compensation, at stated target of 70% of annual base salary.
(21)	Represents 18 months of continuing health and welfare benefits.
(22)	Represents two and one half years of annual base salary.
(23)	Represents two and one half years of annual short-term incentive compensation, at stated target of 70% of annual base salary.
(24)	Represents 30 months of continuing health and welfare benefits.
(25)	Represents 18 months of annual short-term incentive compensation, at stated target of 65% of annual base salary.
(26)	Represents two and one half times the highest annual short-term incentive compensation awarded over the prior three years.

PROPOSAL 5—ADVISORY APPROVAL OF NAMED EXECUTIVE OFFICER COMPENSATION

In accordance with Section 14A of the Securities Exchange Act of 1934, as amended, we seek your advisory (non-binding) vote to approve the compensation of our NEOs as disclosed in the Compensation Discussion and Analysis, compensation tables and accompanying narrative in this proxy statement.

This advisory vote, commonly known as “say-on-pay”, gives you the opportunity to endorse or not endorse our executive compensation program. Although the vote is not binding on the Board of Directors, the Compensation and Executive Development Committee will consider the voting results when evaluating our executive compensation program.

Our executive compensation program is designed to attract, motivate and retain talented executives to achieve our business goals, and deliver sustained high performance and long-term value for our shareholders. Accordingly, a significant proportion of executive compensation is weighted towards pay that is at risk and performance-based.

In deciding how to vote, we ask you to consider the following factors:

•	Base pay was frozen in 2012 for the majority of our Executives at 2011 levels. The maximum increase for any Executive was 3%.

•	STI awards reflect improved performance compared with 2011.

•	Our Executives’ compensation is closely and appropriately linked to performance, including stock price performance.

•

Reinforcing our commitment to paying for performance, beginning in 2013 we are increasing the portion of PRSUs awarded to NEOs to at least 50% of the overall equity award. These PRSUs will continue to be subject to a three year TSR performance hurdle. The remaining equity will be in the form of time-vesting RSUs. In addition, we will no longer grant stock options.

•	Our Executives are subject to stringent share ownership guidelines, which further align our Executives with shareholders and provide a long-term focus.

•	As of January 1, 2013, we eliminated the practice of tax gross-ups on perquisites for Executives.

•

Awards granted under our LTI Plan after November 8, 2012 will be subject to “double trigger” vesting in a change in control situation, requiring both a change in control (as defined in the LTI Plan) and a qualifying termination of employment within 24 months of the change in control for vesting to be accelerated.

•	We have adopted an executive severance plan for new Section 16 officers, which will eliminate the need to detail severance benefits in future executive employment agreements.

•	We have adopted a recoupment (clawback) policy in respect of short-term incentive-based compensation granted to executive officers.

The Board of Directors recommends that shareholders vote “FOR” the following resolution:

“RESOLVED, that the shareholders hereby approve the compensation of the named executive officers, as disclosed in the Compensation Discussion and Analysis section, compensation tables and accompanying narrative in this proxy statement.”

Our Board of Directors recommends a vote “FOR” advisory (non-binding) approval of the compensation of our NEOs as described in the Compensation Discussion and Analysis section, compensation tables and accompanying narrative discussion in this proxy statement.

The Board of Directors has adopted a policy providing for an annual “say-on-pay” advisory vote. Accordingly, the next “say-on-pay” vote will occur in 2014.

OTHER PROPOSALS

PROPOSAL 6—APPROVAL OF THE 2012 SWISS ANNUAL REPORT (INCLUDING THE CONSOLIDATED FINANCIAL STATEMENTS AND THE STATUTORY FINANCIAL STATEMENTS OF FOSTER WHEELER AG FOR 2012)

The 2012 Swiss Annual Report (including the audited consolidated financial statements and the Swiss audited statutory financial statements of Foster Wheeler AG for 2012) and the auditor’s reports thereon will be available for physical inspection at our registered office at Lindenstrasse 10, 6340 Baar, Switzerland, beginning no later than April 11, 2013, and will also be available at the Annual General Meeting and any postponements of the meeting. The 2012 Swiss Annual Report also contains the report of PwC AG, our independent auditors, pursuant to the Swiss Code of Obligations, and information on our business activities and our business and financial situation.

Under Swiss law, the Swiss Annual Report (including the consolidated financial statements and the Swiss statutory financial statements) and the disposition of the balance sheet profit, if any, must be submitted to shareholders for approval at each annual general meeting. On a standalone, unconsolidated basis, Foster Wheeler AG recorded a net loss of approximately CHF            for the year ended December 31, 2012, which will be carried forward.

If the shareholders do not approve this proposal, the Board of Directors may call an extraordinary general meeting of shareholders for reconsideration of this proposal by shareholders.

Our Board of Directors recommends a vote “FOR” the approval of the 2012 Swiss Annual Report (including the Consolidated Financial Statements and the Statutory Financial Statements of Foster Wheeler AG for 2012).

PROPOSAL 7—GRANT OF DISCHARGE FROM LIABILITY TO THE BOARD OF DIRECTORS AND EXECUTIVE OFFICERS FOR 2012

As is customary for Swiss corporations and in accordance with article 698, paragraph 2, item 5 of the Swiss Code of Obligations, shareholders are asked to discharge from liability all the individuals who served as members of the Board of Directors or as an executive officer of our Company during 2012. Such discharge relates to facts that have been disclosed, or are otherwise known, to the shareholders. The release binds only Foster Wheeler AG and the shareholders who either voted in favor of the proposal or who subsequently acquired shares with knowledge of this resolution.

Under Swiss law, the right of shareholders who do not vote in favor of this proposal to bring an action against the directors and/or executive officers with respect to the matters discharged is extinguished within six months after approval of this proposal by the shareholders.

Our Board of Directors recommends a vote “FOR” the proposal to grant discharge from liability to the members of the Board of Directors and our executive officers for 2012.

PROPOSAL 8—CREATION OF AUTHORIZED CAPITAL IN THE AMOUNT OF CHF 156,662,382

Under Swiss law, shareholders can authorize the Board of Directors to issue new share capital in the amount of up to 50% of the outstanding share capital, with such authorization valid for a period of two years. On May 3, 2011, our shareholders authorized the Board of Directors to issue new share capital in an amount up to CHF 186,953,868. The Board of Directors has not issued additional share capital pursuant to the 2011 authorization, which is to expire on May 2, 2013.

The Board of Directors believes it is advisable to maintain the ability to issue additional equity without further shareholder approval. The Board of Directors proposes that new authorized capital be created, in the amount of CHF 156,662,382 and with an expiration date of May 1, 2015, to partially replace the authorized capital which is expiring, and to amend our Articles of Association accordingly, as follows:

a)	to create authorized capital in the amount of CHF 156,662,382, corresponding to 52,220,794 fully paid up registered shares, with a nominal value of CHF 3 each and an expiration date of May 1, 2015, to replace the authorized capital that is to expire on May 2, 2013; and

b)	that Art. 6 para. 1 of the Articles of Association be amended as follows:

Existing Version (English)	Proposed New Version (English)
“Art. 6 Authorized Capital	“Art. 6 Authorized Capital

(1) The Board of Directors is authorized to increase the share capital at any time until 2 May 2013 by an amount not exceeding CHF 186’953’868 through the issuance of up to 62’317’956 fully paid up registered shares with a nominal value of CHF 3.—each.”	(1) The Board of Directors is authorized to increase the share capital at any time until 1 May 2015 by an amount not exceeding CHF 156,662,382 through the issuance of up to 52,220,794 fully paid up registered shares with a nominal value of CHF 3.—each.”

Existing Version (German)	Proposed New Version (German)
“Art. 6 Genehmigtes Aktienkapital	“Art. 6 Genehmigtes Aktienkapital

(1) Der Verwaltungsrat ist ermächtigt, das Aktienkapital jederzeit bis zum 2. Mai 2013 im Maximalbetrag von CHF 186’953’868 durch Ausgabe von höchstens 62’317’956 vollständig zu liberierenden Namenaktien mit einem Nennwert von CHF 3.—je Aktie zu erhöhen.”	(1) Der Verwaltungsrat ist ermächtigt, das Aktienkapital jederzeit bis zum 1. Mai 2015 im Maximalbetrag von CHF 156’662’382 durch Ausgabe von höchstens 52’220’794 vollständig zu liberierenden Namenaktien mit einem Nennwert von CHF 3.—je Aktie zu erhöhen.”

Our Board of Directors recommends a vote “FOR” the proposal to create new authorized capital to partially replace the expiring authorized capital.

PROPOSAL 9—APPROVAL OF CAPITAL REDUCTION THROUGH CANCELLATION OF 4,259,429 SHARES REPURCHASED UNDER OUR SHARE REPURCHASE PROGRAM AND AN ASSOCIATED AMENDMENT TO OUR ARTICLES OF ASSOCIATION TO REDUCE OUR SHARE CAPITAL IN THE AMOUNT OF CHF 12,778,287

Under Swiss law, the cancellation of the shares repurchased under our share repurchase program and the corresponding amendment of the Articles of Association must be approved by our shareholders, and repurchased shares remain as treasury shares on our balance sheet until cancellation.

On September 12, 2008, we announced a share repurchase program pursuant to which our Board of Directors authorized the repurchase of up to $750,000,000 of our outstanding shares and the designation of the repurchased shares for cancellation. In connection with our redomestication to Switzerland in February 2009, Foster Wheeler AG adopted a share repurchase program pursuant to which we are authorized to repurchase up to $264,773,284 of our outstanding shares and designate the repurchased shares for cancellation. The $264,773,284 originally authorized for repurchase of registered shares under the Foster Wheeler AG program is equal to the amount that remained available for repurchase under the Foster Wheeler Ltd. program as of February 9, 2009, the date of the completion of the redomestication.

At an extraordinary general meeting of shareholders held on February 24, 2011, our shareholders approved an increase of $335,000,000 to our share repurchase program. At our annual general meeting of shareholders held on May 1, 2012, our shareholders approved an increase of $419,397,748 to our share repurchase program, which brought the total remaining capacity under the program to $500,000,000. Between February 9, 2009 and December 31, 2012, we repurchased an aggregate of 25,812,559 shares at a total cost of $599,118,488, reducing the remaining amount authorized to repurchase shares to $420,052,544.

Prior to the Annual General Meeting, PwC AG will issue a special audit report to the Board of Directors that we expect will confirm that the claims of creditors are fully covered even after the reduction in capital and that the liquidity of the Company is assured.

The Board of Directors proposes a capital reduction of CHF 12,778,287 through the cancellation of 4,259,429 shares, each with a nominal value of CHF 3, which we repurchased in the period from January 1, 2012 to December 31, 2012, and to amend our Articles of Association accordingly. As a result, we are proposing:

a)	to reduce our share capital by CHF 12,778,287, from CHF 326,103,054 to CHF 313,324,767 by way of cancellation of 4,259,429 shares, each with a nominal value of CHF 3, which we repurchased under the share repurchase program in the period from January 1, 2012 to December 31, 2012;

b)	that it be acknowledged that, according to the special report of PwC AG, the Company’s obligees’ claims are fully covered even after the share capital reduction as required by Art. 732 para. 2 of the Swiss Code of Obligations; and

c)	that as of the date of the entry of the capital reduction in the Commercial Register, Art. 4 of the Articles of Association be amended as follows:

Existing Version (English)	Proposed New Version (English)
“Art. 4 Shares	“Art. 4 Shares

(1) The Company’s share capital is CHF 326,103,054. It is divided into 108,701,018 registered shares of CHF 3 par value each.	(1) The Company’s share capital is CHF 313,324,767. It is divided into 104,441,589 registered shares of CHF 3 par value each.
(2) The share capital is fully paid up.”	(2) The share capital is fully paid up.”

Existing Version (German)	Proposed New Version (German)
“Art. 4 Aktien	“Art. 4 Aktien

(1) Das Aktienkapital der Gesellschaft beträgt CHF 326’103’054. Es ist eingeteilt in 108’701’018 Namenaktien mit einem Nennwert von CHF 3.- je Aktie.	(1) Das Aktienkapital der Gesellschaft beträgt CHF 313’324’767. Es ist eingeteilt in 104’441’589 Namenaktien mit einem Nennwert von CHF 3.- je Aktie.
(2) Das Aktienkapital ist voll liberiert. “	(2) Das Aktienkapital ist voll liberiert. “

Our Board of Directors recommends a vote “FOR” approval of the cancellation of 4,259,429 shares repurchased under our share repurchase program and the associated amendment to our Articles of Association to reduce our share capital.

PROPOSAL 10—APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE FOSTER WHEELER AG OMNIBUS INCENTIVE PLAN TO INCREASE THE MAXIMUM NUMBER OF SHARES THAT MAY BE GRANTED UNDER THE PLAN

The Foster Wheeler AG Omnibus Incentive Plan (the “Plan”) was established by Foster Wheeler Ltd., a Bermuda company, and was approved by shareholders on May 9, 2006 (the “Effective Date”). It superseded and replaced the Foster Wheeler Inc. 1995 Stock Option Plan, the Directors Stock Option Plan, the 2004 Stock Option Plan, and the Management Restricted Stock Plan (collectively, the “Prior Plans”). The Plan provides for the granting of stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units, performance-contingent shares, performance-contingent units, cash-based awards and other equity-based awards to our employees, non-employee Directors and third-party service providers.

The Plan currently provides for the grant or delivery of up to 9,880,598 shares pursuant to awards granted under the Plan. As of March 15, 2013, awards representing            shares had been granted under the Plan, of which awards representing            shares remained outstanding and subject to future vesting. Consequently, as of March 15, 2013,            shares remained available for future equity-based grants under the Plan, which amount could be increased by a maximum of            shares to the extent outstanding awards under the Plan and the Prior Plans expire, terminate or are otherwise forfeited before being exercised or settled in full (such shares which could become available for re-grant under the Plan are referred to as the “Additional Shares”).

In February 2013, our Compensation and Executive Development Committee (the “Committee”) recommended and our Board of Directors approved, subject to shareholder approval at the Annual General Meeting, an amendment and restatement of the Plan to increase the number of shares of our common stock authorized for issuance or delivery pursuant to awards granted under the Plan by an additional 3,400,000 shares. This increase in the maximum number of shares that may be granted under the Plan is the only change to the Plan from its form in effect before such Board of Directors’ action.

If this amendment and restatement of the Plan is approved by shareholders,            shares will be available for future grants under the Plan (which amount would increase to the extent Additional Shares become available pursuant to the terms of the Plan).

The Board of Directors believes that the approval of the amended and restated Plan is in the best interests of our Company and our shareholders because it will provide us with flexibility to continue to provide equity incentives, in amounts and forms determined appropriate by the Committee. The Committee views the Plan as a key component of our compensation program and the Board of Directors recommends that shareholders approve the amendment and restatement of the Plan for the following reasons:

•

The increase in the maximum number of shares authorized for grant under the Plan will enable us to continue to grant equity awards, which is a key component of our compensation program. Such awards help us attract and motivate our key employees.

•

The use of equity awards aligns the personal interests of our directors, officers and employees with shareholders’ long-term interests. If the amendment and restatement is not approved, we will be compelled to replace the compensation previously provided in equity awards with cash awards and other vehicles of employee compensation. Such alternative forms of compensation may not align employee interests with those of shareholders as efficiently as stock-based awards.

•	Equity awards with multi-year vesting requirements serve as a retention tool.

•	The Plan includes features designed to protect shareholder interests and in line with best practices, including:

•	Awards under the Plan are administered by the Committee, which consists entirely of independent directors.

•	The Plan does not provide for automatic grants to any participant.

•	Stock options and SARs may not be granted with exercise prices below the fair market value of a share of stock on the grant date.

•	The Plan does not permit the repricing or cash buyout of options or SARs without shareholder approval.

•

The Plan does not contain liberal share recycling provisions. For example, shares tendered by an option holder to pay for the exercise price of an option and shares withheld for taxes cannot be recycled back into the Plan for future awards.

•	Dividends or dividend equivalents with respect to any award subject to the achievement of performance goals will only be paid to the extent the award vests and the performance goals are achieved.

•

Restricted stock and restricted stock units granted after November 8, 2012 are required to meet minimum vesting requirements as follows: Restricted stock and restricted stock units that are not performance-based generally must have minimum three-year vesting periods. If awards are performance-based, then performance generally must be measured over a minimum one-year period.

•

Awards granted after November 8, 2012 accelerate and vest upon a change in control only if the participant’s employment is terminated without cause or the participant resigns for good reason within two years after the change in control, generally referred to as a “double trigger”.

•	There is no “evergreen” feature pursuant to which the shares authorized for grant under the Plan can be automatically replenished.

Approval of the amended and restated Plan will also constitute re-approval, for purposes of Section 162(m) of the Code, of the performance goals included in the Plan (described below) that are to be used in connection with awards under the Plan that are intended to qualify as “performance-based” compensation. The material terms of these performance goals, which have not changed since the Plan was approved by shareholders, must be disclosed to and reapproved by shareholders at least every five years to enable the company to make awards of “qualified performance-based compensation” under the Plan that are tax deductible without regard to limits otherwise imposed by Section 162(m) of the Code.

Under Swiss law, the Board of Directors has the authority to determine the form of compensation for employees and directors. However, since shareholder approval of the increase in the number of shares authorized for grant under the Plan is required by the NASDAQ rules, the Board of Directors submits this amendment and restatement of the Plan to shareholders for approval. The amendment and restatement of the Plan will become effective upon shareholder approval. If shareholders do not approve this Proposal, the Plan will remain in full force and effect through May 8, 2016, except without giving effect to the proposed increase in the number of authorized shares, and we will continue to grant awards under the Plan while it remains in effect and to the extent shares are available. However, the Committee will not be able to grant awards (other than options and SARs) that constitute qualified performance-based compensation for purposes of Section 162(m) of the Code.

History of the Plan

Following shareholders’ approval of the Plan on May 9, 2006, Foster Wheeler AG became the ultimate parent company of Foster Wheeler Ltd. and its subsidiaries on February 9, 2009 as a result of a redomestication to Switzerland. Upon the completion of the redomestication, the Company assumed the plan and renamed it the “Foster Wheeler AG Omnibus Incentive Plan”.

The Plan was restated effective as of February 9, 2009 to incorporate the first three amendments to the Plan, each of which had previously been approved by Foster Wheeler Ltd.’s and/or the Company’s Board of Directors and/or the Committee, as appropriate. Subsequently, on November 8, 2012, the Committee approved an amendment and restatement of the Plan, which incorporated an amendment previously approved on November 3, 2010 and other changes. None of these amendments required shareholder approval. The more significant changes made to the Plan as of November 8, 2012 were as follows:

•

The definition of change in control was amended to exclude business combinations after which the pre-transaction beneficial owners continue to beneficially own more than 50% of the company resulting from the transaction. Previously, this exclusion required more than 60% continued ownership.

•

Awards granted after November 8, 2012 become immediately vested and exercisable only if a participant’s employment is involuntarily terminated or the participant resigns for good reason (each as defined in the Plan) within the twenty-four months immediately following a change in control (a “double trigger” vesting), unless otherwise set forth in a participant’s award agreement. Previously, the Plan provided that upon a change in control, awards immediately vested and became exercisable, regardless of whether or not the participant’s employment was terminated (a “single trigger” vesting).

Summary of the Plan, As Amended and Restated

The following is a brief description of the Plan, as amended and restated. The full text of this Plan is attached as Annex B to this Proxy Statement and you should read the full text of the Plan for a complete description of its legal terms and conditions. The summary below is subject in all respects to the actual terms of the Plan. Capitalized terms used and not defined in this description have the meanings assigned to such terms in the Plan.

Eligibility

All employees of Foster Wheeler AG and its subsidiaries and/or affiliates, our non-employee directors, and certain of our third-party service providers will be eligible to participate in the Plan.

Future Plan Benefits

Because it is within the Committee’s discretion to determine which participants receive awards under the Plan, and the types and amounts of those awards, it is not possible at the present time to specify the persons to whom awards will be granted in the future or the amounts and types of individual awards. However, it is anticipated that, among others, all of our current executive officers, including our NEOs, and our eight non-employee directors, will receive equity awards under the Plan. For information relating to grants under the Plan during the last year to our NEOs and non-employee directors, see “Grants of Plan-Based Awards for 2012” and “2012 Director Compensation Table” elsewhere in this Proxy Statement.

Administration and Duration

The Committee will be responsible for administering the Plan. Currently the Committee is comprised of five independent directors who are both non-employee directors (within the meaning of Rule 16b-3 of the Exchange Act) and outside directors (within the meaning of Code Section 162(m)).

The Committee will determine who will be granted awards, what types of awards, the number of shares subject to such awards and all other terms and conditions of the awards, except that the Board of Directors will make such determinations for awards granted to non-employee directors. The Committee will interpret the terms and the intent of the Plan and any award agreement. All determinations of the Committee will be final and binding on all persons having an interest in the Plan or in any award made under the Plan. The costs and expenses of administering the Plan are borne by us. The Committee may delegate any or all of its authority to administer the Plan as it deems advisable.

The Plan will terminate on May 8, 2016, which is the day before the tenth anniversary of the date on which the Plan was initially approved by shareholders, unless terminated earlier by the Committee.

Awards

General

Awards under the Plan will consist of, be exercisable for or will relate to our common shares or cash. Common shares available for grant under the Plan may be authorized and unissued common shares, or common shares available on the open market.

Number of Common Shares Available for Grant

The proposed amendment and restatement would increase the number of shares that may be granted under the Plan by 3,400,000 shares. After giving effect to the amendment and restatement, the maximum number of shares as to which stock options and stock awards may be granted under the Plan will be            shares, of which            shares will be available for future grants under the Plan. Both of these figures will be increased to the extent Additional Shares become available.

In the event of any corporate event or transaction (including, but not limited to, stock dividend, recapitalization, reorganization, merger, consolidation, split-up, combination or exchange of shares, or any similar change in our capital structure), appropriate adjustments will be made to the shares subject to the Plan and to any outstanding awards.

Limits on Individual Grants

Under the Plan, awards designed to qualify for the performance-based exception under Section 162(m) shall be subject to annual award limits. In particular, no participant may be granted stock options or SARs covering more than 1,000,000 shares in one fiscal year, and no participant may be granted restricted stock, restricted stock units, performance-contingent shares or performance-contingent units covering more than 600,000 shares in one fiscal year.

Additionally, the maximum total amount awarded or credited with respect to cash-based awards to any participant in one fiscal year may not exceed the greater of the value of $5,000,000 or 600,000 shares, and the maximum total grant of other stock-based awards in any one fiscal year to any participant will be 600,000 shares.

Terminated or Expired Awards

Common shares covered by an award will only be counted as used if they are actually issued. Any common shares related to an award under the Plan which terminates by expiration, forfeiture, cancellation, or otherwise without the issuance of such common shares, are settled in cash in lieu of common shares, or are exchanged with the Committee’s permission, prior to the issuance of common shares, for awards not involving common shares, will be available again for grant under the Plan. Shares tendered in payment of an option exercise price or withheld by us to satisfy tax withholding obligations will not be available for regrant under the Plan. In addition, the aggregate shares exercised, rather than the number of shares actually issued, pursuant to a SAR that is settled in shares shall reduce the applicable limit, and shares that are reacquired by us with the amount received upon the exercise of an option shall not be added back to the applicable limit.

Stock Options

The Plan provides that the Committee may grant stock options, which entitle the recipient to purchase a specified number of common shares at a specified exercise price, which may not be less than the fair market value of the common shares on the date the option is granted. Options granted under the Plan may be either nonqualified stock options or incentive stock options qualifying under Section 422 of the Code, as determined by the Committee. The Committee shall determine the permitted methods of payment of the option price, which may include, in its discretion: cash, the tender to us for repurchase of previously acquired shares of common stock, “cashless” (broker-assisted) exercise, any combination of these methods, or any other method approved or accepted by the Committee.

The per share exercise price of a stock option may not be less than 100% of the fair market value of a common share on the date of the option’s grant and the term of any such option shall expire not later than the tenth anniversary of the date of the option’s grant, although the Committee may provide for a shorter term, and options may expire earlier upon certain events. In addition, the per share exercise price of any incentive stock option granted to a person who, at the time of the grant, owns stock possessing more than 10% of the total combined voting power or value of all classes of our stock must be at least 110% of the fair market value of a common share of our stock on the date of grant and such option shall expire on the fifth anniversary of the date of the option’s grant.

Options granted under the Plan become exercisable at such times as may be specified by the Committee.

However, the aggregate value (determined as of the grant date) of the shares subject to incentive stock options that may become exercisable by a participant in any year may not exceed $100,000. Any incentive stock options that become exercisable in excess of this amount will be deemed nonqualified stock options to the extent of the excess. Under certain circumstances, options may become exercisable prior to the exercise dates established by the Committee (such as upon both a change in control and a qualifying termination of employment within 24 months of the change in control).

Stock Appreciation Rights

The Plan provides that the Committee may grant SARs. Upon the exercise of an SAR, a participant will be entitled to receive payment from us in an amount determined by multiplying (1) the excess of the fair market value of a common share on the date of exercise over the SAR’s grant price by (2) the number of common shares with respect to which the SAR is exercised. The grant price for each grant of an SAR shall be determined by the Committee and shall be specified in the award agreement. Distributions to the recipient upon exercise of an SAR may be made in common shares, in cash, in a combination of both or in any other manner determined by the Committee.

SARs may, but need not, be granted in tandem with options. If a SAR is granted in tandem with an option, the grant price of a SAR on the grant date will equal the exercise price of the related option. In addition, the exercise of the option will cancel the SAR, and the exercise of the SAR will cancel the option. If an SAR is not granted in tandem with an option, the grant price of the SAR will be at least equal to the greater of one hundred percent (100%) of the fair market value of the common shares as determined on the grant date or the par value of a common share.

The Committee determines the terms of each SAR at the time of the grant. SARs cannot have a term of longer than ten years, except for SARs granted to participants outside the United States.

Restricted Stock and Restricted Stock Units

The Plan provides that the Committee may grant shares of restricted stock, which are common shares that are subject to vesting or other restrictions. In addition, the Committee may grant restricted stock units, which entitle the recipient to receive units with a value derived from common shares subject to vesting or other restrictions. The period(s) of restriction and the number of shares of restricted stock or the number of restricted stock units granted will be determined by the Committee. Before the end of a restricted period and/or lapse of other restrictions established by the Committee, shares received as restricted stock may not be sold, transferred or otherwise disposed of by participants, and may be forfeited in the event of termination of employment. Upon the lapse of the restrictions, the common shares subject to the award will become immediately distributable to the participant.

Subject to certain exceptions, awards of restricted stock and restricted stock units granted after November 8, 2012 that vest solely based on a participant’s continuous service may not vest in full earlier than three years from the grant date, and awards of restricted stock and restricted stock units granted after November 8, 2012 that vest based on the achievement of performance objectives must be based on performance over a period of not less than one year, in each case unless accelerated in the event of both a change in control and a qualifying termination of employment within 24 months of the change in control or the participant’s death, disability or retirement. Notwithstanding the foregoing, the Committee may grant a maximum of 118,469 shares, or 298,469 shares if shareholders approve this Proposal 10, as restricted stock and restricted stock units awards without respect to these minimum vesting requirements.

Recipients of restricted stock may be granted the right to exercise voting rights with respect to restricted shares during the period of restriction.

Restricted stock units will be paid in cash, common shares, or a combination of cash and common shares as determined by the Committee. A recipient of restricted stock units will have no voting rights with respect to such units.

The Committee may impose other requirements, such as a requirement that recipients pay a purchase price for each share of restricted stock (which will not be less than par value of the share) or each restricted stock unit, time-based restrictions, restrictions based on the achievement of specific performance goals, time-based restrictions following the attainment of the performance goals, or holding requirements or sale restrictions placed on the shares by us upon vesting of such restricted stock or restricted stock units.

Establishment of Performance Goals

For any awards designed to be performance-based, the Committee will establish performance goals at the beginning of each performance period. The performance goals will be objectively measurable and will be based upon the achievement of a specified percentage or level of one or more of the following criteria, as determined by the Committee in its sole discretion:

•	Net earnings or net income (before or after taxes);

•	Earnings per share (basic or fully diluted);

•	Net sales or revenue growth;

•	Net operating profit;

•	Return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales, or revenue);

•	Cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment);

•	Earnings before or after taxes, interest, depreciation, and/or amortization;

•	Booking activity and backlog growth (including, but not limited to, as measured in man-hours, future revenues, Foster Wheeler scope and/or contract profit);

•	Gross or operating margins;

•	Productivity ratios;

•	Share price (including, but not limited to, growth measures and total shareholder return);

•	Expense targets;

•	Leverage targets (including, but not limited to, absolute amount of consolidated debt, EBITDA/consolidated debt ratios and/or debt to equity ratios);

•	Credit rating targets;

•	Margins;

•	Operating efficiency;

•	Safety;

•	Market share;

•	Customer satisfaction;

•	Working capital targets;

•	Economic value added or EVA® (net operating profit after tax minus the sum of capital multiplied by the cost of capital);

•	Developing new products and lines of revenue;

•	Reducing operating expenses;

•	Developing new markets;

•	Meeting completion schedules;

•	Developing and managing relationships with regulatory and other governmental agencies;

•	Managing cash;

•	Managing claims against us, including litigation; and

•	Identifying and completing strategic acquisitions.

The performance goals for any performance period may differ among participants, may be based on our performance as a whole, the performance of a subsidiary, division, department, region, function or business unit, or the performance of the individual and may be measured on an absolute basis or in relation to our peers or an index. Awards granted under the Plan may contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee may determine. The Committee may amend or adjust the performance measures or other terms and conditions of an outstanding award in recognition of unusual or nonrecurring events, but in the case of an award that is intended to qualify under Section 162(m) of the Code, only to the extent such adjustment would not cause any portion of the award to be nondeductible pursuant to Section 162(m) of the Code.

Performance Shares and Performance Units

The Plan provides that the Committee may grant performance shares and performance units, which are payable after a performance period determined by the Committee. The value of a grant of performance shares or performance units at the time the shares become payable is determined by the extent to which certain performance goals have been achieved. As mentioned above, the Committee will set performance goals in its discretion.

Performance shares and performance units will be payable in the form of cash or in fully paid common shares (or in a combination thereof) equal to the value of the earned performance shares or performance units at the close of the applicable performance period.

Cash-Based Awards and Other Stock-Based Awards

The Committee may grant cash-based awards and other types of equity-based or equity-related awards not otherwise described by the terms of the Plan (including the grant or offer for sale of unrestricted common shares) under the Plan in such amounts and upon such terms as the Committee may determine. Such awards may involve the transfer of actual fully paid common shares or payment in cash or otherwise of amounts based on the value of common shares and may include, without limitation, awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

Other stock-based awards will be expressed in terms of common shares or units based on common shares, as determined by the Committee. The Committee may establish performance goals in its discretion. If the Committee exercises its discretion to establish performance goals, the number and/or value of cash-based awards or other stock-based awards that will be paid will depend on the extent to which the performance goals are met. The cash or services received by us in exchange for common shares shall have a value not less than the aggregate par value of any common shares issued as part of such other stock-based award.

Termination and Change in Control

The Committee, in its sole discretion, will set forth in the applicable award agreement the extent to which a participant will have the right to exercise an award or the extent to which an award will be settled following termination of employment or service as a director or third-party service provider. If the Committee makes no such designation, the Plan contains provisions for how awards can be exercised or settled after termination. Such provisions need not be uniform among all awards granted pursuant to the Plan. In general, unless otherwise provided in the award agreement or a participant’s employment agreement, awards will vest in full upon the participant’s death or disability, and a prorated portion of awards will vest upon termination after satisfying the requirements for retirement. If the vesting of an award is based upon the achievement of performance criteria, the portion of the award that vests will be based upon the median or target level of achievement. Vesting of awards will not be accelerated upon termination without cause or resignation for good reason.

For awards granted after November 8, 2012, awards will generally vest upon a change in control only in a “double trigger” scenario. If a participant’s employment or service terminates either without cause or for good reason within the 24 month period following a change in control (as defined in the Plan), unless otherwise specifically prohibited under applicable law, or by rules and regulations of any governing governmental agencies or national securities exchanges, awards will accelerate and vest as follows:

•	All stock options and SARs granted will become immediately vested and exercisable;

•	Any period of restriction and other restrictions imposed on restricted stock or restricted stock units will lapse and such awards shall become fully vested; and

•

Unless otherwise specified in an award agreement, the target payout opportunities attainable under all outstanding performance-based awards will be deemed to have been earned as of the effective date of the change in control, and payout shall be based on assumed achievement of the median or target payout level.

For awards granted on or prior to November 8, 2012, awards will generally vest upon a “single trigger” scenario. Upon the occurrence of a change in control (as defined in the Plan), unless otherwise specifically prohibited under applicable law, or by rules and regulations of any governing governmental agencies or national securities exchanges, awards will accelerate and vest as described in the preceding paragraph. Except as required by employment or other agreements entered into prior to November 8, 2012 (or amendments thereof), no award agreement issued after November 8, 2012, or employment or other agreement entered into after November 8, 2012, may provide change in control benefits that are materially more favorable to the participant than those set forth in the Plan.

Forfeiture

Awards under the Plan may be forfeited if the recipient engages in competitive activities during employment or within six months after termination of employment or if the recipient’s employment or service is terminated by Company for Cause. Upon forfeiture, we will have the right (but not the obligation) to repurchase any or all forfeited common shares for $0.001 per share.

Clawback

The Plan requires forfeiture of awards if and as required under Section 304 of the Sarbanes-Oxley Act of 2002 or Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

Limits on Repricing, Regranting and Repurchase

The Plan does not permit options or SARs to be repriced, replaced, or regranted through cancellation, or by lowering the exercise price of a previously granted option or the grant price of a previously granted SAR, without prior shareholder approval. In addition, without prior shareholder approval the Plan does not allow options or SARs to be repurchased or cancelled in exchange for payment if the option or grant price is less than the fair market value of the shares covered by the option or SAR. Also, the Plan does not permit the granting of discounted options and does not contain an evergreen provision.

Transferability

Unless otherwise determined by the Committee, awards granted under the Plan may not be transferred except by will or the laws of descent and distribution and, during his or her lifetime, any options or awards may be exercised only by the participant or his or her legal representative.

Dividends and Dividend Equivalents

The Committee shall determine the extent to which a participant who is granted restricted stock shall have the right to receive dividends and the extent to which participants who receive restricted stock units, options, SARs or other awards shall be granted the right to additional compensation (“dividend equivalents”) based on the dividends declared on shares that are subject to any award. Any crediting of dividends or dividend equivalents shall be subject to the same restrictions and conditions as the underlying award. For avoidance of doubt, dividends or dividend equivalents with respect to any award subject to the achievement of performance goals shall only be paid to the extent the award vests and the performance goals are achieved.

Certain Adjustments

In the event of any corporate event or transaction, including, but not limited to a merger, recapitalization, stock dividend, stock split, reverse stock split, distribution of our stock or property, combination or exchange of common shares, or any similar corporate event or transaction, a change in the authorized number of our common shares, or a change in our capitalization, the Committee in its discretion, in order to prevent dilution or enlargement of participants’ rights under the Plan, shall make an appropriate adjustment consistent with applicable provisions of the Code and applicable Treasury Department rulings and regulations:

•	In the number and kind of shares for which any options or awards may thereafter be granted, both in the aggregate and as to each optionee;

•	In the number and kind of shares subject to outstanding options and awards;

•	In the option price, any restriction periods or performance goals;

•	In the annual award limits; and

•	Other adjustments as the Compensation Committee deems appropriate.

U.S. Tax Treatment of Awards Under the Plan

The following summary is intended only as a general guide as to the federal income tax consequences under current law with respect to participation in the Plan and does not attempt to describe all possible federal or other tax consequences of such participation. Furthermore, the tax consequences of awards made under the Plan are complex and subject to change, and a taxpayer’s particular situation may be such that some variation of the described rules is applicable.

Stock Options

There are three points in time when we and a participant could potentially incur federal income tax consequences arising from options: date of grant, upon exercise, and upon disposition. First, when an option is granted to a participant, the participant does not recognize any income for federal income tax purposes on the date of grant. Similarly, we will not have any federal income tax consequences at the date of grant. Second, depending upon the type of option, the exercise of an option may or may not result in the recognition of income for federal income tax purposes. With respect to an incentive stock option, a participant will not recognize any ordinary income upon the option’s exercise (except that the alternative minimum tax may apply), as long as the option is exercised while the participant is still employed, or within three months after termination of employment (twelve months in cases of death or disability). However, a participant will generally recognize ordinary income upon the exercise of a non-qualified stock option, or if the participant exercises the incentive stock option more than three or twelve months, as applicable, after termination of employment. In this case, the participant will recognize income equal to the difference between the option price and the fair market value of shares purchased pursuant to the option on the date of exercise.

Incentive stock options are subject to certain holding requirements before a participant can dispose of the shares purchased pursuant to the exercise of the option and receive capital gains treatment on any income realized from the exercise of the option. Satisfaction of the holding periods determines the tax treatment of any income realized upon exercise. If a participant disposes of shares acquired upon exercise of an incentive stock option before the end of the applicable holding periods (called a “disqualifying disposition”), the participant must generally recognize ordinary income equal to the lesser of (i) the fair market value of the shares at the date of exercise of the incentive stock option minus the exercise price or (ii) the amount realized upon the disposition of the shares minus the exercise price. Any excess of the fair market value on the date of such disposition over the fair market value on the date of exercise must be recognized as capital gains by the participant. If a participant disposes of shares acquired upon the exercise of an incentive stock option after the applicable holding periods have expired, such disposition generally will result in long-term capital gain or loss measured by the difference between the sale price and the participant’s tax “basis” in such shares (generally, in such case, the tax “basis” is the exercise price).

Generally, we will be entitled to a tax deduction, subject to the restrictions discussed below, in an amount equal to the amount recognized as ordinary income by the participant in connection with the exercise of options. However, we are generally not entitled to a tax deduction relating to amounts that represent capital gains to a participant. Accordingly, if the participant satisfies the requisite holding period with respect to an incentive stock option before disposition to receive the favorable tax treatment accorded incentive stock options, we will not be entitled to any tax deduction with respect to an incentive stock option. In the event the participant has a disqualifying disposition with respect to an incentive stock option, we will be entitled to a tax deduction in an amount equal to the amount that the participant recognized as ordinary income.

Stock Appreciation Rights

Similar to options, there are three points in time when we and a participant could potentially incur federal income tax consequences arising from SARs: date of grant, upon exercise, and upon disposition. First, when an SAR is granted to a participant, the participant does not recognize any income for federal income tax purposes on the date of grant. Similarly, we will not have any federal income tax consequences at the date of grant. With respect to the exercise of an SAR, the participant must generally recognize ordinary income equal to the cash received (or, if applicable, value of the shares received). If shares are received in settlement of the SAR, the amount of ordinary income realized will be the participant’s tax basis for the shares, and any subsequent increase or decrease in value will constitute a capital gain or loss when the shares are sold.

Generally, we will be entitled to a tax deduction, subject to the restrictions discussed below, in an amount equal to the amount recognized as ordinary income by the participant in connection with the exercise of SARs. However, similar to options, we are generally not entitled to a tax deduction relating to amounts that represent capital gains to a participant.

Restricted Stock and Restricted Stock Units

A participant will not be required to recognize any income for federal income tax purposes upon the grant of shares of restricted stock. Instead, the participant must generally recognize ordinary income equal to the fair market value of the shares or other property received at the time the shares become transferable or are no longer subject to a substantial risk of forfeiture, whichever occurs first (however, a participant can elect under Code Section 83(b), within 30 days of receipt of the award, to recognize taxable ordinary income equal to the fair market value of common shares, less any amount paid by the participant, on the date of the award). However, if the participant subsequently forfeits such shares he or she would not be entitled to any tax deduction or, to recognize a loss, for the value of the shares or property on which he or she previously paid tax. We generally will be entitled to a deduction, subject to the restrictions discussed below, in an amount equal to the ordinary income recognized by the participant (or in the taxable year of the award if, at that time, the participant filed a timely election to accelerate recognition of income under Section 83(b) of the Code).

A participant who is granted restricted stock units will not realize any taxable income when the restricted stock unit is granted and we will not receive a tax deduction at that time. A participant will realize taxable income on the fair market value of unrestricted common shares, less any amount paid by the participant, on the date such shares are transferred to the participant, and we will receive a deduction, subject to the restrictions discussed below, for the same amount.

Performance Shares and Performance Units

A participant will not realize any ordinary taxable income upon the grant of performance shares or units. Upon payment of the performance shares or units, the participant will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received or the fair market value of any shares received and we will receive a deduction, subject to the restrictions discussed below, for the same amount.

Cash-Based Awards and Other Stock-Based Awards

The tax consequences of cash-based awards and other stock-based awards granted under the Plan will vary depending on what the Compensation Committee has elected to award. Taxation will be based on facts and circumstances. However, a participant will realize ordinary taxable income upon the payment of a cash-based award. Any other cash-based award or other stock-based award if subject to performance goals will be included in income by the participant comparable to the analysis above under performance shares and performance units. Amounts will typically be recognized for tax purposes upon attainment of the performance goals. Once the participant includes the amounts in taxable ordinary income (equal to the amount of cash received or the fair market value of any stock received), we are then entitled to take a deduction, subject to the restrictions discussed below, for the same amount.

Limitations on Deductibility

The deductibility of amounts paid pursuant to the Plan is dependent upon such amounts satisfying the general requirements for deductibility under the Code, including the requirement that such amounts be reasonable and constitute ordinary and necessary business expenses. In addition, Code Section 162(m) provides that a corporation can only deduct compensation paid to its Chief Executive Officer and other NEOs (other than its Chief Financial Officer) to the extent the compensation does not exceed $1,000,000 in any year. Compensation that constitutes “qualified performance-based compensation” as defined in Section 162(m) is not subject to this limitation on deductibility. The income realized by a participant upon the exercise of an option or SAR automatically constitutes qualified performance based compensation, and is deductible even if it exceeds $1,000,000. However, other types of awards will constitute qualified performance based compensation only if payment of the award is based solely upon the extent to which one or more of the performance goals described under “Establishment of Performance Goals” above is satisfied, and certain other procedural requirements are met.

The Plan provides that the Committee has the discretion to determine whether an award other than an option or SAR granted to an NEO is intended to constitute qualified performance-based compensation as defined in Section 162(m), and includes the necessary administrative provisions so that awards that are intended to so qualify can satisfy the procedural requirements of Section 162(m).

Code Section 409A

Code Section 409A, as enacted by the American Jobs Creation Act of 2004, imposes detailed new requirements upon the payment of “nonqualified deferred compensation” either to employees or independent contractors (referred to collectively for purposes of Section 409A as “service providers”). If an arrangement for the payment of nonqualified deferred compensation to a service provider does not comply with the requirements of Section 409A, the service provider may be required to include the deferred compensation in income when it is no longer subject to a risk of forfeiture (rather than when it is paid), and may also be subject to a 20% penalty tax and additional penalties. Some of the awards under the Plan may constitute deferred compensation subject to Section 409A, and the Plan contains provisions intended to insure compliance with Section 409A. However, we are not required to reimburse or indemnify a participant who is subject to any penalties under Section 409A.

Awards to Non-Employee Directors and Employees Outside the United States

The grant and exercise of options and awards under the Plan to non-employee Directors and to employees outside the United States may be taxed on a different basis and the requirements of taxation are generally governed by the jurisdiction in which the participant resides.

Our Board of Directors recommends a vote “FOR” the amendment and restatement of the Foster Wheeler AG Omnibus Incentive Plan to increase the maximum number of shares that may be granted under the Plan.

OTHER MATTERS

Ownership of Shares by Directors, Director Nominees and Executive Officers

The following table sets forth, as of March 5, 2013, beneficial ownership of our shares by each director or director nominee, by each named executive officer and by all directors and executive officers as a group. As of March 5, 2013, there were 104,471,572 shares outstanding. No shares reported are subject to pledge.

Name of Beneficial Owner	Shares Held (1)	Shares Subject to Options (2)	Share Units (3)	Total Shares Beneficially Held	Percent of Class (4)
Clayton C. Daley, Jr.	2,593	9,891	1,720	14,204	*
Umberto della Sala	126,359	273,502	—	399,861	*
Steven J. Demetriou	5,820	18,462	3,010	27,292	*
Edward G. Galante	7,908	14,415	1,720	24,043	*
John M. Malcolm	825	6,165	1,720	8,710	*
J. Kent Masters	103,564	65,334	10,810	179,708	*
Stephanie S. Newby	14,490	14,415	1,720	30,625	*
Roberto Quarta	1,040	6,165	1,720	8,925	*
Henri Philippe Reichstul	687	5,432	1,720	7,839	*
Maureen B. Tart-Bezer	4,183	14,415	1,720	20,318	*
Franco Baseotto	52,466	121,325	9,999	183,790	*
Gary T. Nedelka	11,355	33,524	6,099	50,978	*
Beth B. Sexton	1,320	41,113	3,809	46,242	*
All directors and executive officers as a group (18 persons)	355,628	708,813	54,652	1,119,093	1.1%

(1)	The number of shares indicated as being held by each person listed in this table (including each person comprising the group of all of our directors and executive officers) includes shares that are individually or jointly owned, as well as shares over which such person has either sole or shared investment or voting authority.
(2)	Represents shares that may be acquired currently or within 60 days after March 5, 2013 through the exercise of stock options to purchase our shares.
(3)	Includes restricted share units issued to directors and executive officers under the LTI Plan which may be acquired or converted into shares currently or within 60 days after March 5, 2013 due to vesting rights. Share units do not have any voting or dividend rights.
(4)	The percentages for each person and the group are calculated based on (A)(i) the number of shares held by such person or group, as the case may be, plus (ii) the number of shares that may be acquired currently or within 60 days after March 5, 2013 by such person or group, as the case may be, divided by (B)(i) the number of our outstanding shares as of March 5, 2013, plus (ii) the number of shares that may be acquired currently or within 60 days after March 5, 2013 by such person or group, as the case may be.
*	Less than 1%.

Other Beneficial Owners

Based upon our review of Schedule 13G or Schedule 13D filings with the SEC through March 5, 2013 and other publicly available information, the following entities are known to our management to be beneficial owners of more than five percent of our outstanding shares, as indicated.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class

Registered Shares, par value CHF 3.00 per share	Platinum Investment Management Limited Level 8 7 Macquarie Place Sydney NSW 2000 Australia	9,323,977	(1)	8.9%

Registered Shares, par value CHF 3.00 per share	FMR LLC 82 Devonshire Street Boston, MA 02109	9,196,521	(2)	8.8%

Registered Shares, par value CHF 3.00 per share	Altrinsic Global Advisors, LLC 8 Sound Shore Drive Greenwich, CT 06830	7,296,023	(3)	7.0%

(1)	Platinum Investment Management Limited (“Platinum”) reported on Schedule 13G, filed with the SEC on February 22, 2013, that it held 9,323,977 registered shares as of December 31, 2012.

Platinum reported that 8,521,913 of the indicated shares were subject to sole voting power and all of the indicated shares were subject to sole dispositive power.

(2)	FMR LLC (“FMR”) reported on an Amendment to Schedule 13G, filed with the SEC on February 14, 2013, that it held 9,196,521 registered shares as of December 31, 2012.

FMR reported that 686,810 of the indicated shares were subject to sole voting power and all of the indicated shares were subject to sole dispositive power. FMR disclosed in the Schedule 13G Amendment that certain of its subsidiaries beneficially own the shares as a result of their role as an investment manager or investment advisor to various investors.

(3)	Altrinsic Global Advisors, LLC (“Altrinsic”) reported on an Amendment to Schedule 13G, filed with the SEC on February 14, 2013, that it held 7,296,023 shares as of December 31, 2012.

Altrinsic reported that it is an investment adviser and it has shared voting power and shared dispositive power for all of the indicated shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, requires our directors and executive officers and any persons who own more than 10% of our outstanding shares to file reports of holdings and transactions in our shares with the SEC. Based on our records and other information, including our review of Forms 3 and 4 filed with the SEC, we believe all filings required under Section 16(a) of the Exchange Act for our directors and executive officers with respect to our shares were timely filed in 2012.

Related Party Transactions

Our Board of Directors has adopted a written policy and procedures under which our Audit Committee evaluates and considers for approval and/or ratification transactions, arrangements and relationships that may occur or exist between us, on the one hand, and directors, certain of our officers and certain persons or entities associated with such persons on the other hand. Under the policy, any transaction involving more than $120,000, including any financial transaction, arrangement, relationship, indebtedness or guarantee between us and any related party, including, without limitation, any transaction that is required to be disclosed by us in any of our filed periodic reports or proxy statements, will be deemed to be a related party transaction. However, the following will not be considered related party transactions:

•	Executive compensation arising from a relationship or transaction that is otherwise required to be reported by us such as salary, bonuses and equity grants;

•

Compensation that would have been required to be reported had such person been an executive officer provided that such compensation was approved or recommended to our Board of Directors for approval by our Compensation and Executive Development Committee;

•	A transaction, relationship or arrangement where the applicable rates and charges were determined by competitive bids;

•	A transaction, relationship or arrangement involving services as a bank depositary of funds, transfer agent, registrar, trustee under a trust indenture, or similar services; and

•	Interests arising solely from the ownership of a class of our equity securities, where all holders of that class of our equity securities received the same benefit on a pro rata basis.

Additionally, any relationship, transaction or arrangement that any director has with us or any other person (directly or as a partner, shareholder, director or officer of any entity or organization) which such director believes could interfere with such director’s exercise of independent judgment in carrying out his or her responsibilities as a director will also be subject to the policy.

To the extent practicable, related party transactions are presented to our Audit Committee prior to their consummation. When reviewing and evaluating a related party transaction, our Audit Committee may consider, among other things, any effect a transaction may have upon a director’s independence, whether the transaction involves terms and conditions that are no less favorable to us than those that could be obtained in a transaction between us and an unrelated third-party and the nature of any director’s or officer’s involvement in the transaction. Our management will notify our Audit Committee not less frequently than annually of new related party transactions of which they are aware and any material changes to any previously approved, conditionally approved or ratified related party transactions. We have adopted procedures to implement the foregoing policies.

Since January 1, 2012, there have been no reportable transactions between us and any related person.

Deadline for Shareholder Proposals and Director Nominations for the 2014 Annual General Meeting

Under Swiss law and our Articles of Association, any shareholder of record can request in writing for an item to be put on the agenda for a shareholders’ meeting, provided that we receive such requests by the date that is 45 calendar days in advance of the anniversary of the date that we filed our proxy statement for the previous year’s annual general meeting with the SEC. Your written request with respect to items for the 2014 Annual General Meeting must be received by February 9, 2014 and specify the relevant agenda items and motions, together with evidence of the required shareholdings recorded in the share register, as well as any other information as set forth in our Articles of Association and as would be required to be included in a proxy statement pursuant to the rules of the SEC. We will use our reasonable best efforts to include in our proxy statement all proposals and nominations received by February 9, 2014, however any such requests received after November 26, 2013 may not be eligible for inclusion.

If you want a proposal to be eligible for inclusion in our proxy statement and form of proxy for the 2014 Annual General Meeting in accordance with SEC Rule 14a-8, we must receive your proposal no later than November 26, 2013 (120 days prior to the first anniversary of the date this proxy statement is distributed) and your proposal must comply with the requirements of Rule 14a-8.

To submit a nomination or proposal for our 2014 Annual General Meeting, or to obtain additional information as to the proper form of a nomination or proposal, contact the Secretary in writing at Office of the Corporate Secretary, Foster Wheeler AG, c/o Foster Wheeler Inc., 53 Frontage Road, P.O. Box 9000, Hampton, New Jersey 08827-9000.

Notwithstanding the foregoing, under Swiss law, at a general meeting shareholders registered with voting rights in the share register may raise counterproposals related to any item on the agenda.

Other Matters

Our Board of Directors is not aware of any matters that are expected to come before the 2013 Annual General Meeting other than those described in this proxy statement and the Notice of and Invitation to Attend the 2013 Annual General Meeting of Shareholders. If other matters should properly come before the meeting, the persons named in the proxy intend to vote the proxies in accordance with the instructions received. In the absence of instructions, the members of management appointed as proxy agent by the Board of Directors will vote in accordance with the recommendations of the Board of Directors and the independent proxy will not be entitled to vote.

By Order of the Board of Directors

MICHELLE K. DAVIES

Corporate Secretary

March 26, 2013

ANNEX A

Reconciliation of Non-GAAP and GAAP Measures

We define EBITDA as income attributable to Foster Wheeler AG before interest expense, income taxes, depreciation and amortization. A reconciliation of reported and adjusted EBITDA, net income attributable to Foster Wheeler AG and diluted earnings per share, or diluted EPS, is shown below:

	For the year ended December 31, 2011			For the year ended December 31, 2012
(in thousands of dollars, except EPS figures)	EBITDA	Net Income*	Diluted EPS	EBITDA	Net Income*	Diluted EPS

As adjusted	$293,130	$172,284	$1.43	$309,122	$165,944	$1.54

Less:

Net asbestos-related provision	(9,901)	(9,901)	(0.08)	(30,505)	(29,922)	(0.27)

As reported	$283,229	$162,383	$1.35	$278,617	$136,022	$1.27

* Represents net income attributable to Foster Wheeler AG.

We operate through two business groups – the Global Engineering & Construction Group, which we refer to as our Global E&C Group, and our Global Power Group. In addition to these two business groups, we also report corporate center expenses, our captive insurance operation and expenses related to certain legacy liabilities, such as asbestos and other expenses, in the Corporate and Finance Group, which we refer to as our C&F Group.

EBITDA is a supplemental financial measure not defined in generally accepted accounting principles, or GAAP. We have presented EBITDA because we believe it is an important supplemental measure of operating performance. Certain covenants under our senior unsecured credit agreement use an adjusted form of EBITDA such that in the covenant calculations the EBITDA as presented herein is adjusted for certain unusual and infrequent items specifically excluded in the terms of our senior unsecured credit agreement. We believe that the line item on the consolidated statement of operations entitled “net income attributable to Foster Wheeler AG” is the most directly comparable GAAP financial measure to EBITDA. Since EBITDA is not a measure of performance calculated in accordance with GAAP, it should not be considered in isolation of, or as a substitute for, net income attributable to Foster Wheeler AG as an indicator of operating performance or any other GAAP financial measure. EBITDA, as calculated by us, may not be comparable to similarly titled measures employed by other companies. In addition, this measure does not necessarily represent funds available for discretionary use and is not necessarily a measure of our ability to fund our cash needs. As EBITDA excludes certain financial information that is included in net income attributable to Foster Wheeler AG, users of this financial information should consider the type of events and transactions that are excluded. Our non-GAAP performance measure, EBITDA, has certain material limitations as follows:

•

It does not include interest expense. Because we have borrowed money to finance some of our operations, interest is a necessary and ongoing part of our costs and has assisted us in generating revenue. Therefore, any measure that excludes interest expense has material limitations;

•	It does not include taxes. Because the payment of taxes is a necessary and ongoing part of our operations, any measure that excludes taxes has material limitations; and

•

It does not include depreciation and amortization. Because we must utilize property, plant and equipment and intangible assets in order to generate revenues in our operations, depreciation and amortization are necessary and ongoing costs of our operations. Therefore, any measure that excludes depreciation and amortization has material limitations.

A-1

A reconciliation of EBITDA to net income attributable to Foster Wheeler AG is shown below:

(in thousands of dollars)	For the year ended December 31, 2011	For the year ended December 31, 2012
Global E&C Group	$210,541	$192,208
Global Power Group	184,467	207,862
C&F Group *	(111,779)	(121,453)

Consolidated EBITDA	283,229	278,617
Less: Interest expense	12,876	13,797
Less: Depreciation & amortization	49,456	66,531
Less: Provision for income taxes	58,514	62,267
Net Income **	$162,383	$136,022

*	C&F Group includes general corporate income and expense, the company’s captive insurance operation and the elimination of transactions and balances related to intercompany interest.
**	Net income attributable to Foster Wheeler AG.

A-2

ANNEX B

Foster Wheeler AG Omnibus Incentive Plan

Amended and Restated Effective as of May 2, 2013

B-1

i

Foster Wheeler AG

Omnibus Incentive Plan

Article 1.    Establishment, Purpose, and Duration

1.1    Establishment. Foster Wheeler Ltd., a Bermuda company, established an incentive compensation plan known as the Foster Wheeler Ltd. Omnibus Incentive Plan (the “Plan”). The Plan superseded and replaced the Foster Wheeler Inc. 1995 Stock Option Plan, the Directors Stock Option Plan, the 2004 Stock Option Plan, and the Management Restricted Stock Plan (the “Prior Plans”), except that the Prior Plans shall remain in effect until the awards granted under such plans have been exercised, forfeited, are otherwise terminated, or any and all restrictions lapse, as the case may be, in accordance with the terms of such awards. On February 9, 2009, Foster Wheeler AG became the ultimate parent company of Foster Wheeler Ltd. and its subsidiaries as a result of a redomestication effected pursuant to a scheme of arrangement under Bermuda law (the “Redomestication”), as described in Foster Wheeler Ltd.’s proxy statement dated December 19, 2008. In the Redomestication, all of the previously-outstanding common shares of Foster Wheeler Ltd. were cancelled and each holder of cancelled Foster Wheeler Ltd. common shares received registered shares of Foster Wheeler AG (or cash in lieu of any fractional shares). Effective upon the completion of the Redomestication, Foster Wheeler AG, a Swiss company (hereinafter referred to as the “Company”) assumed the Plan, renamed it the “Foster Wheeler AG Omnibus Incentive Plan,” and made certain amendments to the Plan. The Plan was restated effective as of February 9, 2009 to incorporate the first three amendments to the Plan, each of which had previously been approved by Foster Wheeler Ltd.’s and/or the Company’s Board of Directors and/or Compensation Committee, as appropriate. The Plan was amended and restated effective as of November 8, 2012, which restatement incorporated an amendment previously approved by the Compensation Committee (now known as the Compensation and Executive Development Committee) on November 3, 2010. The current amended and restated Plan incorporates an additional amendment to Section 4.1, and was approved by the Company’s shareholders on May 2, 2013.

This Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Cash-Based Awards, and Other Stock-Based Awards.

This Plan originally became effective upon initial shareholder approval on May 9, 2006 (the “Effective Date”). The Plan, as herein amended and restated, incorporates all amendments previously adopted by the Committee, including additional amendments approved by the Company’s shareholders on May 2, 2013, and is effective as of May 2, 2013. The Plan shall remain in effect as provided in Section 1.3 hereof.

1.2    Purpose of this Plan. The purpose of this Plan is to provide a means whereby designated Employees, Directors, and Third-Party Service Providers develop a sense of proprietorship and personal involvement in the development and financial success of the Company, and to encourage them to devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its shareholders. A further purpose of this Plan is to provide a means through which the Company may attract able individuals to become Employees or serve as Directors or Third-Party Service Providers and to provide a means whereby those individuals upon whom the responsibilities of the successful administration and management of the Company are of importance, can acquire and maintain ownership of Shares, thereby strengthening their concern for the welfare of the Company.

1.3    Duration of this Plan. Unless sooner terminated as provided herein, this Plan shall terminate ten (10) years from the Effective Date, e.g. on the day before the tenth (10th) anniversary of the Effective Date. After this Plan is terminated, no Awards may be granted but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and this Plan’s terms and conditions. Notwithstanding the foregoing, no Incentive Stock Options may be granted after May 9, 2016.

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Article 2.    Definitions

Whenever used in this Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized:

(a)	“Affiliate” shall mean any corporation or other entity (including, but not limited to, a partnership or a limited liability company) that is affiliated with the Company through stock or equity ownership or otherwise, and is designated as an Affiliate for purposes of this Plan by the Committee.

(b)	“Annual Award Limit” or “Annual Award Limits” have the meaning set forth in Section 4.3.

(c)	“Applicable Laws” means the legal requirements relating to the administration of equity plans or the issuance of share capital by a company, including under the laws of Switzerland, applicable U.S. state corporate laws, U.S. federal and applicable state securities laws, other U.S. federal and state laws, the Code, any stock exchange rules and regulations that may from time to time be applicable to the Company, and the applicable laws, rules and regulations of any other country or jurisdiction where Awards are granted under the Plan, as such laws, rules, regulations, interpretations and requirements may be in place from time to time.

(d)	“Award” means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Cash-Based Awards, or Other Stock-Based Awards, in each case subject to the terms of this Plan.

(e)	“Award Agreement” means either: (i) a written agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under this Plan, or (ii) a written or electronic statement issued by the Company to a Participant describing the terms and provisions of such Award, including in each case any amendment or modification thereof. The Committee may provide for the use of electronic, Internet, or other non-paper Award Agreements, and the use of electronic, Internet, or other non-paper means for the acceptance thereof and actions thereunder by a Participant.

(f)	“Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

(g)	“Board” or “Board of Directors” means the Board of Directors of the Company.

(h)	“Cash-Based Award” means an Award, denominated in cash, granted to a Participant as described in Article 10.

(i)	“Cause” means:

(i)	Conviction of a felony;

(ii)	Actual or attempted theft or embezzlement of Company, any Subsidiary, or any Affiliate assets;

(iii)	Use of illegal drugs;

(iv)	Material breach of an employment agreement between the Company, Affiliate or Subsidiary, as the case may be, and the Participant that the Participant has not cured within thirty (30) days after the Company, Affiliate or Subsidiary, as applicable, has provided the Participant notice of the material breach which shall be given within sixty (60) days of the Company’s, Affiliate’s or Subsidiary’s, as applicable, knowledge of the occurrence of the material breach;

(v)	Commission of an act of moral turpitude that in the judgment of the Committee can reasonably be expected to have an adverse effect on the business, reputation, or financial situation of the Company, any Subsidiary, or any Affiliate and/or the ability of the Participant to perform his or her duties;

(vi)	Gross negligence or willful misconduct in performance of the Participant’s duties;

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(vii)	Breach of fiduciary duty to the Company, any Subsidiary, or any Affiliate;

(viii)	Willful refusal to perform the duties of the Participant’s titled position; or

(ix)	Material violation of the Foster Wheeler AG Code of Business Conduct and Ethics.

(j)	“Change in Control” means,

(i)	The acquisition by any individual, entity, or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of Beneficial Ownership of voting securities of the Company where such acquisition causes such Person to own twenty percent (20%) or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of Directors (the “Outstanding Company Voting Securities”), provided, however, that for purposes of this paragraph (i), the following acquisitions shall not be deemed to result in a Change in Control: (A) any acquisition directly from the Company or any corporation or other legal entity controlled, directly or indirectly, by the Company, (B) any acquisition by the Company or any corporation or other legal entity controlled, directly or indirectly, by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation or other legal entity controlled, directly or indirectly, by the Company, or (D) any acquisition by any corporation pursuant to a transaction that complies with clauses (A), (B), and (C) of paragraph (iii) below; and provided, further, that if any Person’s Beneficial Ownership of the Outstanding Company Voting Securities reaches or exceeds twenty percent (20%) as a result of a transaction described in clause (A) or (B) above, and such Person subsequently acquires Beneficial Ownership of additional voting securities of the Company, such subsequent acquisition shall be treated as an acquisition that causes such Person to own twenty percent (20%) or more of the Outstanding Company Voting Securities;

(ii)	Individuals who, as of the date hereof, constitute the Board (such individuals, the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(iii)

The consummation of a reorganization, merger, amalgamation or consolidation or sale or other disposition of all or substantially all of the assets of the Company (“Business Combination”) or, if consummation of such Business Combination is subject to the consent of any government or governmental agency, the later of the obtaining of such consent (either explicitly or implicitly by consummation) or the consummation of such Business Combination; excluding, however, such a Business Combination pursuant to which (A) all or substantially all of the individuals and entities who were the Beneficial Owners of the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Voting Securities, (B) no Person (excluding any (x) corporation owned, directly or indirectly, by the Beneficial Owner of the Outstanding Company Voting Securities as described in clause (A) immediately preceding, or (y) employee benefit plan (or related trust) of the Company or such corporation resulting from such Business

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Combination, or any of their respective subsidiaries) Beneficially Owns, directly or indirectly, twenty percent (20%) or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(iv)	Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

(k)	“Change-in-Control Price” means the closing price of a Share on the last trading day before the Change in Control occurs or, if so determined by the Committee, the value of all compensation to be paid to the holder of a Share pursuant to the terms of the transaction constituting the Change in Control.

(l)	“Change in Control Period” means the period commencing on the date of a Change in Control and ending on the twenty-four (24) month anniversary of such date.

(m)	“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time. For purposes of this Plan, references to sections of the Code shall be deemed to include references to any applicable regulations thereunder and any successor or similar provision, as well as any applicable interpretative guidance issued related thereto.

(n)	“Committee” means the Compensation and Executive Development Committee (previously known as the Compensation Committee) of the Board or a subcommittee thereof, or any other committee designated by the Board to administer this Plan. The members of the Committee shall be appointed from time to time by and shall serve at the discretion of the Board. If the Committee does not exist or cannot function for any reason, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee.

(o)	“Company” means Foster Wheeler AG, a Swiss company, and any successor thereto as provided in Article 21 herein.

(p)	“Covered Employee” means any key Employee who is or may become a “Covered Employee,” as defined in Code Section 162(m), and who is designated, either as an individual Employee or class of Employees, by the Committee within the shorter of: (i) ninety (90) days after the beginning of the Performance Period, or (ii) twenty-five percent (25%) of the Performance Period has elapsed, as a “Covered Employee” under this Plan for such applicable Performance Period.

(q)	“Director” means any individual who is a member of the Board of Directors of the Company and who is not an Employee.

(r)	“Disability” means (i) in the case of an Employee, the Employee qualifying for long-term disability benefits under any long-term disability program sponsored by the Company, Affiliate or Subsidiary in which the Employee participates, and (ii) in the case of a Director or Third-Party Service Provider, the inability of the Director or Third-Party Service Provider to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death, or which has lasted or can be expected to last for a continuous period of not less than 12 months, as determined by the Committee, based upon medical evidence and in accordance with Code Section 22(e)(3).

(s)	“Effective Date” has the meaning set forth in Section 1.1.

(t)

“Employee” means any individual who performs services for and is designated as an employee of the Company, its Affiliates, and/or its Subsidiaries on the payroll records thereof. An Employee shall not include any individual during any period he or she is classified or treated by the Company, Affiliate, and/or Subsidiary as an independent contractor, a consultant, or any employee of an employment,

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consulting, or temporary agency or any other entity other than the Company, Affiliate, and/or Subsidiary, without regard to whether such individual is subsequently determined to have been, or is subsequently retroactively reclassified as a common-law employee of the Company, Affiliate, and/or Subsidiary during such period.

(u)	“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

(v)	“Fair Market Value” or “FMV” means the closing price of a Share on the most recent date on which Shares were publicly traded. In the event Shares are not publicly traded at the time a determination of their value is required to be made hereunder, the determination of their Fair Market Value shall be made by the Committee in such manner as it deems appropriate.

(w)	“Full-Value Award” means an Award other than in the form of an ISO, NQSO, or SAR, and which is settled by the issuance of fully paid Shares. A Full-Value Award shall require the Participant to pay at least the par value for each Share issued out of the Company’s conditional capital. The Company reserves the right to arrange for payment to be made on the Participant’s behalf as part of an Award or otherwise.

(x)	“Grant Date” means the date on which the Committee approves the grant of an Award by Committee action or such later date as specified in advance by the Committee.

(y)	“Grant Price” means the price established when the Committee approves the grant of an SAR pursuant to Article 7, used to determine whether there is any payment due upon exercise of the SAR. The Grant Price of any SAR will be at least the greater of the Fair Market Value of a Share or the par value of a Share.

(z)	“Incentive Stock Option” or “ISO” means an Option to purchase Shares granted under Article 6 to an Employee and that is designated as an Incentive Stock Option and that is intended to meet the requirements of Code Section 422, or any successor provision.

(aa)	“Insider” means an individual who is, on the relevant date, an officer or Director of the Company, or a more than ten percent (10%) Beneficial Owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Board or Committee in accordance with Section 16 of the Exchange Act.

(bb)	“Involuntary Termination” means the Company’s, Affiliate’s and/or Subsidiary’s termination of a Participant’s employment or service other than for Cause.

(cc)	“Nonqualified Stock Option” or “NQSO” means an Option that is not intended to meet the requirements of Code Section 422, or that otherwise does not meet such requirements.

(dd)	“Non-Tandem SAR” means an SAR that is granted independently of any Option, as described in Article 7.

(ee)	“Option” means an Incentive Stock Option or a Nonqualified Stock Option, as described in Article 6.

(ff)	“Option Price” means the price at which a Share may be purchased by a Participant pursuant to an Option. The Option Price will be at least the greater of the Fair Market Value of a Share or par value of a Share.

(gg)	“Other Agreement” means either (i) an applicable employment or other written agreement between the Company and a Participant or (ii) an applicable employment or other written agreement between an Affiliate or a Subsidiary and a Participant which has been approved by the Board or Committee or executed by the person who is the Chief Executive Officer, the President, an Executive Vice President, the Controller, or the Secretary of the Company.

(hh)	“Other Stock-Based Award” means an equity-based or equity-related Award not otherwise described by the terms of this Plan, granted pursuant to Article 10.

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(ii)	“Participant” means any eligible individual as set forth in Article 5 to whom an Award is granted.

(jj)	“Performance-Based Compensation” means compensation under an Award that is intended to satisfy the requirements of Code Section 162(m) for certain performance-based compensation paid to Covered Employees. Notwithstanding the foregoing, nothing in this Plan shall be construed to mean that an Award which does not satisfy the requirements for performance-based compensation under Code Section 162(m) does not constitute performance-based compensation for other purposes, including Code Section 409A.

(kk)	“Performance-Based Exception” means the exception for Performance-Based Compensation from the tax deductibility limitations of Code Section 162(m).

(ll)	“Performance Measures” means measures as described in Article 13 on which the performance goals are based and which are approved by the Company’s shareholders pursuant to this Plan in order to qualify Awards as Performance-Based Compensation.

(mm)	“Performance Period” means the period of time during which the performance goals must be met in order to determine the degree of payout and/or vesting with respect to an Award.

(nn)	“Performance Share” means an Award under Article 9 herein and subject to the terms of this Plan, denominated in fully paid Shares, the value of which at the time it is payable is determined as a function of the extent to which corresponding performance criteria or Performance Measure(s), as applicable, have been achieved.

(oo)	“Performance Unit” means an Award under Article 9 herein and subject to the terms of this Plan, denominated in units, the value of which at the time it is payable is determined as a function of the extent to which corresponding performance criteria or Performance Measure(s), as applicable, have been achieved.

(pp)	“Period of Restriction” means the period when Restricted Stock or Restricted Stock Units are subject to a substantial risk of forfeiture (based on the passage of time, the achievement of performance goals, or the occurrence of other events as determined by the Committee, in its discretion) by the exercise of the Company’s right to repurchase such Restricted Stock or Restricted Stock Units, as provided in Article 8.

(qq)	“Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

(rr)	“Plan” means the Foster Wheeler AG Omnibus Incentive Plan.

(ss)	“Plan Year” means the Company’s fiscal year.

(tt)	“Prior Plans” mean, collectively: (i) the Foster Wheeler Inc. 1995 Stock Option Plan; (ii) the Directors Stock Option Plan; (iii) the 2004 Stock Option Plan; and (iv) the Management Restricted Stock Plan.

(uu)	“Restricted Stock” means an Award granted to a Participant pursuant to Article 8.

(vv)	“Resignation for Good Reason” means a material negative change in the employment relationship without the Participant’s consent; provided (a) the Participant notifies the Company of the material negative change within ninety (90) days of the occurrence of such change, (b) the material negative change is not cured by the Company within thirty (30) days after receiving notice from the Participant, and (c) the material negative change is evidenced by any of the following:

(i)	material diminution in title, duties, responsibilities or authority;

(ii)	reduction of base salary and benefits except for across-the-board changes for Employees at the Participant’s level;

(iii)	exclusion from executive benefit/compensation plans;

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(iv)	relocation of the Participant’s principal business location by the Participant’s employer (the Company, Affiliate, or Subsidiary, as the case may be) of greater than fifty (50) miles;

(v)	material breach of the Participant’s employment agreement with the Company, Affiliate or Subsidiary, as the case may be; or

(vi)	resignation in compliance with securities/corporate governance applicable law (such as the US Sarbanes-Oxley Act) or rules of professional conduct specifically applicable to such Participant.

(ww)	“Restricted Stock Unit” means an Award granted to a Participant pursuant to Article 8, except no Shares are actually awarded to the Participant on the Grant Date.

(xx)	“Retirement” means:

(i)	For any termination of employment by the Participant on or prior to August 31, 2013, a termination of employment after the Participant has either (A) attained age 65, or (B) (I) attained age 60 and (II) provided to the Company’s Chief Executive Officer written notice of the Participant’s intent to terminate employment by way of Retirement as of a date certain, which notice is provided at least one (1) year prior to the date of the intended Retirement; and

(ii)	For any termination of employment by the Participant after August 31, 2013, a termination of employment after the Participant has (A) attained age 60 and (B) provided to the Company’s Chief Executive Officer written notice of the Participant’s intent to terminate employment by way of Retirement as of a date certain, which notice is provided at least one (1) year prior to the date of the intended Retirement.

For the avoidance of doubt, if a Participant has met the relevant Retirement criteria set forth above but is terminated without Cause or is the subject of a Resignation for Good Reason prior to the date set forth in the notice described above, the Participant shall remain eligible for Retirement under this Plan.

(yy)	“Share” means a registered share of the Company, par value CHF 3.00 each, or such other par value as may be in effect from time to time. Effective upon the completion of the Redomestication, registered shares of the Company will be issued, held, made available, or used to measure benefits as appropriate under the Plan in lieu of Foster Wheeler Ltd. common shares with respect to all outstanding Awards issued prior to or after the completion of the Redomestication.

(zz)	“Stock Appreciation Right” or “SAR” means an Award, designated as an SAR, pursuant to the terms of Article 7 herein.

(aaa)	“Subsidiary” means any corporation or other entity, whether domestic or foreign, in which the Company has or obtains, directly or indirectly, a proprietary interest of more than fifty percent (50%) by reason of stock ownership or otherwise.

(bbb)	“Tandem SAR” means an SAR that is granted in connection with a related Option pursuant to Article 7, the exercise of which shall require forfeiture of the right to purchase a Share under the related Option (and when a Share is purchased under the Option, the Tandem SAR shall similarly be forfeited).

(ccc)	“Third-Party Service Provider” means any consultant, agent, advisor, or independent contractor who renders services to the Company, any Subsidiary, or an Affiliate that: (i) are not in connection with the offer or sale of the Company’s securities in a capital raising transaction; and (ii) do not directly or indirectly promote or maintain a market for the Company’s securities.

Article 3.    Administration

3.1    General. The Committee shall be responsible for administering this Plan, subject to this Article 3 and the other provisions of this Plan. The Committee shall consist of not fewer than two (2) Directors who are both non-employee directors, within the meaning of Rule 16b-3 of the Exchange Act, and independent directors, within the meaning of Nasdaq Listing Rule 5605(a)(2), or any similar rule or listing requirement that may be

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applicable to the Company from time to time. If at any time all members of the Committee are not also “outside directors,” as defined in Treasury Regulation Section 1.162-27, the Committee may establish a subcommittee, consisting of all members who are outside directors, as so defined, for all purposes of any Award to a Covered Employee that is intended to qualify for the Performance-Based Exception. The Committee may employ attorneys, consultants, accountants, agents, and other individuals, any of whom may be an Employee, and the Committee, the Company, and its officers and Directors shall be entitled to rely upon the advice, opinions, or valuations of any such individuals. All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Participants, the Company, and all other interested individuals.

3.2    Authority of the Committee. The Committee shall have full and exclusive discretionary power to interpret the terms and the intent of this Plan and any Award Agreement or other agreement or document ancillary to or in connection with this Plan, to determine eligibility for Awards and to adopt such rules, regulations, forms, instruments, and guidelines for administering this Plan as the Committee may deem necessary or proper. Such authority shall include, but not be limited to, selecting Award recipients, establishing all Award terms and conditions (including the terms and conditions set forth in Award Agreements), granting Awards as an alternative to or as the form of payment for grants or rights earned or due under compensation plans or arrangements of the Company, construing any provision of the Plan or any Award Agreement, and, subject to Article 19, adopting modifications and amendments to this Plan or any Award Agreement, including without limitation, accelerating the vesting of any Award or extending the post-termination exercise period of an Award (subject to the limitations of Code Section 409A), and any other modifications or amendments that are necessary to comply with the laws of the countries and other jurisdictions in which the Company, its Affiliates, and/or its Subsidiaries operate.

Notwithstanding the foregoing, members of the Board or the Committee who are either eligible for Awards or have been granted Awards may vote on any and all matters, including matters affecting the administration of the Plan or the grant of Awards pursuant to the Plan. However, no such member shall act upon the granting of a specific Award to himself or herself, but any such member may be counted in determining the existence of a quorum at any meeting of the Board or the Committee during which action is taken with respect to the granting of an Award to him or her.

3.3    Delegation. The Committee may delegate to one or more of its members or to one or more officers of the Company, and/or its Subsidiaries and Affiliates or to one or more agents or advisors such administrative duties or powers as it may deem advisable, and the Committee or any individuals to whom it has delegated duties or powers as aforesaid may employ one or more individuals to render advice with respect to any responsibility the Committee or such individuals may have under this Plan. The Committee may, by resolution, authorize one or more officers of the Company to do one or both of the following on the same basis as can the Committee: (a) designate Employees to be recipients of Awards; (b) determine the size of any such Awards; provided, however, (i) the Committee shall not delegate such responsibilities to any such officer for Awards granted to an Employee who is considered an Insider; (ii) the resolution providing such authorization sets forth the total number of Awards such officer(s) may grant; and (iii) the officer(s) shall report periodically to the Committee regarding the nature and scope of the Awards granted pursuant to the authority delegated.

Article 4.    Shares Subject to This Plan and Maximum Awards

4.1    Number of Shares Available for Awards

(a)	Subject to adjustment as provided in Section 4.4 herein, the maximum number of Shares available for grant to Participants under this Plan (the “Share Authorization”) shall be:

(i)	Eleven million five hundred sixty thousand (11,560,000) Shares; plus

(ii)	(A) the number of Shares (not to exceed 1,400,000) which remained available for grant under the Company’s Prior Plans as of the Effective Date; and (B) the number of Shares (not to exceed

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10,000,000) subject to outstanding awards as of the Effective Date under the Prior Plans that on or after the Effective Date cease for any reason to be subject to such awards (other than by reason of exercise or settlement of the awards to the extent they are exercised for or settled in vested and nonforfeitable Shares).

(b)	All Shares of the Share Authorization may be granted as Full-Value Awards.

(c)	The maximum number of Shares of the Share Authorization that may be issued pursuant to ISOs under this Plan shall be twelve million nine hundred sixty thousand (12,960,000) Shares.

(d)	The maximum number of Shares of the Share Authorization that may be granted to Directors shall be 1,000,000 Shares.

4.2    Share Usage. Shares covered by an Award shall only be counted as used to the extent they are actually issued and delivered to a Participant. Any Shares related to Awards which terminate by expiration, forfeiture, cancellation, or otherwise without the issuance and delivery of such Shares, are settled in cash in lieu of Shares, or are exchanged with the Committee’s permission, prior to the issuance and delivery of Shares, for Awards not involving Shares, shall be available again for grant under this Plan and shall be added back to the limits described in this Plan. In addition, the following principles shall apply in determining the number of Shares under any applicable limit:

(a)	Shares tendered or attested to in payment of the Exercise Price of an Option shall not be added back to the applicable limit;

(b)	Any Shares withheld by the Company to satisfy the tax withholding obligation shall not be added back to the applicable limit (without implying that the withholding of Shares is a permissible way to satisfy the obligation);

(c)	Shares that are reacquired by the Company with the amount received upon the exercise of an Option shall not be added back to the applicable limit; and

(d)	The aggregate Shares exercised, rather than the number of Shares actually issued, pursuant to a SAR that is settled in Shares shall reduce the applicable limit.

The Company will issue new Shares either based on the Company’s conditional or authorized capital or it may, in its full discretion, deliver treasury shares, shares available on the open market, or otherwise existing Shares.

4.3    Annual Award Limits. Unless and until the Committee determines that an Award to a Covered Employee shall not be designed to qualify as Performance-Based Compensation, the following limits (each an “Annual Award Limit” and, collectively, “Annual Award Limits”) shall apply to grants of such Awards under this Plan:

(a)	Options. The maximum aggregate number of Shares subject to Options granted in any one Plan Year to any one Participant shall be 1,000,000, as adjusted pursuant to Sections 4.4 and/or 19.2.

(b)	SARs. The maximum number of Shares subject to Stock Appreciation Rights granted in any one Plan Year to any one Participant shall be 1,000,000, as adjusted pursuant to Sections 4.4 and/or 19.2.

(c)	Restricted Stock Units or Restricted Stock. The maximum aggregate grant with respect to Awards of Restricted Stock Units or Restricted Stock that a Participant may receive in any one Plan Year shall be 600,000 Shares, as adjusted pursuant to Sections 4.4 and/or 19.2, or equal to the value of 600,000 Shares, as adjusted pursuant to Sections 4.4 and/or 19.2.

(d)	Performance Units or Performance Shares. The maximum aggregate Award of Performance Units or Performance Shares that a Participant may receive in any one Plan Year shall be 600,000 Shares, as adjusted pursuant to Sections 4.4 and/or 19.2, or equal to the value of 600,000 Shares, as adjusted pursuant to Sections 4.4 and/or 19.2, determined as of the date of vesting or payout, as applicable.

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(e)	Cash-Based Awards. The maximum aggregate amount awarded or credited with respect to Cash-Based Awards to any one Participant in any one Plan Year may not exceed the greater of the value of $5,000,000 or 600,000 Shares, as adjusted pursuant to Sections 4.4 and/or 19.2, determined as of the date of vesting or payout, as applicable.

(f)	Other Stock-Based Awards. The maximum aggregate grant with respect to Other Stock-Based Awards pursuant to Section 10.2 in any one Plan Year to any one Participant shall be 600,000 Shares, as adjusted pursuant to Sections 4.4 and/or 19.2.

4.4    Adjustments in Authorized Shares. In the event of any corporate event or transaction (including, but not limited to, a change in the authorized number of Shares of the Company or the capitalization of the Company) such as an amalgamation, a merger, consolidation, reorganization, recapitalization, separation, partial or complete liquidation, stock dividend, stock split, reverse stock split, split up, spin-off, division, consolidation or other distribution of stock or property of the Company, combination of Shares, exchange of Shares, dividend in kind, or other like change in capital structure, number of issued Shares or distribution (other than normal cash dividends) to shareholders of the Company, or any similar corporate event or transaction, the Committee, in its sole discretion, in order to prevent dilution or enlargement of Participants’ rights under this Plan, shall substitute or adjust, as applicable, the number and kind of Shares that may be issued under this Plan or under particular forms of Awards, the number and kind of Shares subject to outstanding Awards, the Option Price or Grant Price applicable to outstanding Awards, the Annual Award Limits, and other value determinations applicable to outstanding Awards.

The Committee, in its sole discretion, may also make appropriate adjustments in the terms of any Awards under this Plan to reflect, or related to, such changes or distributions and to modify any other terms of outstanding Awards, including modifications of performance goals and changes in the length of Performance Periods. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under this Plan.

Subject to the provisions of Article 19 and notwithstanding anything else herein to the contrary, without affecting the number of Shares reserved or available hereunder, the Committee may authorize the issuance or assumption of benefits under this Plan in connection with any amalgamation, merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate (including, but not limited to, a conversion of equity awards into Awards under this Plan in a manner consistent with paragraph 53 of FASB Interpretation No. 44 or subsequent accounting guidance), subject to compliance with the rules under Code Sections 422 and 424, as and where applicable. The Committee shall provide to Participants reasonable written notice (which may include, without limit, notice by electronic means) within a reasonable time of any such determinations it makes.

Article 5.    Eligibility and Participation

5.1    Eligibility. Individuals eligible to participate in this Plan include all Employees, Directors, and Third-Party Service Providers.

5.2    Actual Participation. Subject to the provisions of this Plan, the Committee may, from time to time, select from all eligible individuals, those individuals to whom Awards shall be granted and shall determine, in its sole discretion, the nature of, any and all terms permissible by law, and the amount of each Award.

5.3    Leaves of Absence. Notwithstanding any other provision of the Plan to the contrary, for purposes of determining Awards granted hereunder, a Participant shall not be deemed to have incurred a termination of employment if such Participant is placed on military or sick leave or such other leave of absence which is considered as continuing intact the employment relationship with the Company, any Subsidiary, or any Affiliate. In such a case, the employment relationship shall be deemed to continue until the date when a Participant’s right to reemployment shall no longer be guaranteed either by law or contract.

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5.4    Transfer of Service. Notwithstanding any other provision of the Plan to the contrary, for purposes of determining Awards granted hereunder, a Participant shall not be deemed to have incurred a termination of employment if the Participant’s status as an Employee, Director, or Third-Party Service Provider terminates and the Participant is then, or immediately thereafter becomes, an eligible individual due to another status or relationship with the Company, any Subsidiary, or any Affiliate.

5.5    Termination of Employment. For purposes of Awards granted under this Plan, the Committee shall have discretion to determine whether a Participant has ceased to be employed by (or, in the case of a Director or Third-Party Service Provider, has ceased providing services to) the Company, Affiliate and/or any Subsidiary, and the effective date on which such employment (or services) terminated, or whether any Participant is on an authorized leave of absence. The Committee further shall have the discretion to determine whether any corporate event or transaction that results in the sale, spinoff or transfer of a Subsidiary, business group, operating unit, division, or similar organization constitutes a termination of employment (or services), and, if so, the effective date of such termination, for purposes of Awards granted under this Plan.

Article 6.    Stock Options

6.1    Grant of Options. Subject to the terms and provisions of this Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee, in its sole discretion; provided that ISOs may be granted only to eligible Employees of the Company or of any parent or subsidiary corporation (as permitted and defined under Code Sections 422 and 424).

6.2    Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the maximum duration of the Option, the number of Shares to which the Option pertains, the conditions upon which an Option shall become vested and exercisable, and such other provisions as the Committee shall determine which are not inconsistent with the terms of this Plan. The Award Agreement also shall specify whether the Option is intended to be an ISO or a NQSO.

6.3    Option Price. The Option Price for each grant of an Option under this Plan shall be determined by the Committee in its sole discretion and shall be specified in the Award Agreement; provided, however, the Option Price must be at least equal to one hundred percent (100%) of the FMV of the Shares as determined on the Grant Date. With respect to a Participant who owns, directly or indirectly, more than ten percent (10%) of the total combined voting power of all classes of the stock of the Company, any Subsidiary, or any Affiliate, the Option Price of Shares subject to an ISO shall be at least equal to one hundred and ten percent (110%) of the Fair Market Value of such Shares on the ISO’s Grant Date. In any event, the Option Price shall not be less than the aggregate par value of the Shares covered by the Option.

6.4    Term of Options. Each Option granted to a Participant shall expire at such time as the Committee shall determine when the Committee approves the grant; provided, however, no Option shall be exercisable later than the day before the tenth (10th) anniversary of the Grant Date. Notwithstanding the foregoing, with respect to ISOs, in the case of a Participant who owns, directly or indirectly, more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, any Subsidiary, or an Affiliate, no such ISO shall be exercisable later than the day before the fifth (5th) anniversary of the Grant Date.

6.5    Exercise of Options. Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which terms and restrictions need not be the same for each grant or for each Participant. Notwithstanding the foregoing, the Fair Market Value of Shares, determined as of the Grant Date, as to which ISOs are exercisable for the first time by any Participant during any calendar year shall not exceed one hundred thousand dollars ($100,000). The portion of any ISOs that become exercisable in excess of such amount, or that are exercised more than three months (12 months in the case of death or disability) after the Participant has ceased to be an Employee of the Company or of any parent or subsidiary corporation (as permitted and defined under Code Sections 422 and 424) shall be deemed Nonqualified Stock Options.

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6.6    Payment. Options granted under this Article 6 shall be exercised by the delivery of a notice of exercise to the Company or an agent designated by the Company in a form specified or accepted by the Committee, or by complying with any alternative procedures which may be authorized by the Committee, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

A condition of the issuance of the Shares as to which an Option shall be exercised shall be the payment of the Option Price. The Option Price of any Option shall be payable, in full, to the Company, under any of the following methods as determined by the Committee, in its sole discretion: (a) in cash or its equivalent; (b) by tendering (either by actual delivery or attestation) to the Company for repurchase previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the Option Price together with an assignment of the proceeds of the Share repurchase to pay the Option Price (provided that any such repurchase of Shares shall be subject to the Swiss Code of Obligations); (c) by a cashless (broker-assisted) exercise; (d) by a combination of (a), (b), and/or (c); or (e) any other method approved or accepted by the Committee in its sole discretion.

Subject to any governing rules or regulations, as soon as practicable after receipt of written notification of exercise and full payment (including satisfaction of any applicable tax withholding), the Company shall deliver to the Participant evidence of book entry Shares in an appropriate amount based upon the number of Shares purchased under the Option(s).

Unless otherwise determined by the Committee, all payments under all of the methods indicated above shall be paid in United States dollars.

6.7    Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 6 as it may deem advisable, including, without limitation, minimum holding period requirements, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, or under any blue sky or state securities laws applicable to such Shares.

6.8    Termination of Employment, Service as a Director or Third-Party Service Provider. Each Participant’s Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant’s employment or services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be, subject to Sections 5.3 and 5.4. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Options issued pursuant to this Article 6, and may reflect distinctions based on, among other things, the reasons for termination, or reasons relating to breach or threatened breach of restrictive covenants to which the Participant is subject, if any. Subject to Article 18, in the event a Participant’s Award Agreement does not set forth such provisions, the following provisions shall apply:

(a)	Involuntary Termination or Resignation for Good Reason. These termination events apply only to Participants who are Employees or Third-Party Service Providers. In the event that a Participant’s employment, or service as a Third-Party Service Provider with the Company, Affiliate and/or any Subsidiary terminates by reason of an Involuntary Termination or Resignation for Good Reason by the Participant, all then vested and exercisable Options shall remain exercisable from the date of such termination until the earlier of (A) the expiration of the term of the Option, or (B) six (6) months after the date of such termination. Such Options shall only be exercisable to the extent that they were exercisable as of such termination date and all unvested Options shall be immediately forfeited.

(b)

Death or Disability. These termination events apply to all Participants. In the event that a Participant’s employment, or service as a Director or Third-Party Service Provider with the Company, Affiliate and/or any Subsidiary terminates by reason of death or Disability, to the extent that an Option is not then exercisable, the Option shall immediately become vested and exercisable with respect to all Shares

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covered by the Participant’s Option, and the Option shall remain exercisable until the earlier of (A) the expiration of the term of the Option, or (B) 12 months after the date of such termination. In the case of the Participant’s death, the Participant’s beneficiary or estate may exercise the Option.

(c)	Retirement. This termination event shall apply only to Participants who are Employees. In the event that a Participant’s employment terminates by reason of Retirement from the Company, Affiliate and/or any Subsidiary, to the extent an Option is not then exercisable, the Option shall become vested and exercisable as to a number of Shares determined as follows: (i) the total number of Shares covered by the Option times (ii) a ratio, the numerator of which is the total number of months of employment from the Grant Date of the Option to the end of the month in which such termination occurs and the denominator of which is the total number of months of vesting required for a fully vested Option as set forth in the Award Agreement. The vested portion of the Option, as determined under this subsection (c), shall remain exercisable until the earlier of (A) the expiration of the term of the Option, or (B) 36 months after the date of such termination. The unvested portion of the Option shall be immediately forfeited.

(d)	Termination for Cause. This termination event applies to all Participants. In the event that a Participant’s employment, or service as a Director or Third-Party Service Provider with the Company, Affiliate and/or any Subsidiary terminates for Cause, all Options granted to such Participant shall expire immediately and all rights to purchase Shares (vested or nonvested) under the Options shall cease upon such termination. In addition, the provisions of Article 11 shall apply.

(e)	Other Termination. This termination event applies to all Participants, as follows:

(i)	In the event that a Participant’s employment, or service as a Third-Party Service Provider with the Company, Affiliate and/or any Subsidiary terminates for any reason other than those set forth in subsections (a) through (d) above, all then vested and exercisable Options shall remain exercisable from the date of such termination until the earlier of (A) the expiration of the term of the Option, or (B) 30 days after the date of such termination. Such Options shall only be exercisable to the extent that they were exercisable as of such termination date and all unvested Options shall be immediately forfeited.

(ii)	In the event that a Participant’s service as a Director with the Company terminates for any reason other than those set forth in subsections (b) through (d) above, to the extent the Option is not then exercisable, the Option shall become vested and exercisable as to a number of Shares determined as follows: (A) the total number of Shares covered by the Option times (B) a ratio, the numerator of which is the total number of months of service from the Grant Date of the Option to the end of the month in which such termination occurs and the denominator of which is the total number of months of vesting required for a fully vested Option as set forth in the Award Agreement. The vested portion of the Option, as determined under this paragraph (ii) shall remain exercisable from the date of such termination until the earlier of (x) the expiration of the term of the Option, or (y) 30 days after the date of such termination. The unvested portion of the Option shall be immediately forfeited.

6.9    Notification of Disqualifying Disposition. If any Participant shall make any disposition of Shares issued pursuant to the exercise of an ISO under the circumstances described in Code Section 421(b) (relating to certain disqualifying dispositions), such Participant shall notify the Company of such disposition within ten (10) calendar days thereof.

Article 7.    Stock Appreciation Rights

7.1    Grant of SARs. Subject to the terms and conditions of this Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Committee. The Committee may grant Non-Tandem SARs, Tandem SARs, or any combination of these forms of SARs.

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Subject to the terms and conditions of this Plan, the Committee shall have complete discretion in determining the number of SARs granted to each Participant and, consistent with the provisions of this Plan, in determining the terms and conditions pertaining to such SARs.

The Grant Price for each grant of an SAR shall be determined by the Committee and shall be specified in the Award Agreement. Notwithstanding the foregoing, the Grant Price of a Non-Tandem SAR on the Grant Date shall be at least equal to the greater of one hundred percent (100%) of the FMV of the Shares as determined on the Grant Date or the par value of the Shares. The Grant Price of a Tandem SAR on the Grant Date shall equal the Option Price of the related Option.

7.2    SAR Agreement. Each SAR Award shall be evidenced by an Award Agreement that shall specify the Grant Price, the term of the SAR, and such other provisions as the Committee shall determine.

7.3    Term of SAR. The term of an SAR granted under this Plan shall be determined by the Committee, in its sole discretion, and except as determined otherwise by the Committee and specified in the SAR Award Agreement, no SAR shall be exercisable later than the day before the tenth (10th) anniversary of the Grant Date. Notwithstanding the foregoing, for SARs granted to Participants outside the United States, the Committee has the authority to grant SARs that have a term greater than ten (10) years.

7.4    Exercise of Tandem SARs. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable, and has not yet been exercised. Notwithstanding the foregoing: (i) a Tandem SAR granted in connection with an ISO shall expire no later than the expiration of the underlying ISO; (ii) the value of the payout with respect to the Tandem SAR may be for no more than one hundred percent (100%) of the difference between the Option Price of the underlying Option and the Fair Market Value of the Shares subject to the underlying Option at the time the Tandem SAR is exercised; and (iii) the Tandem SAR may be exercised only when the Fair Market Value of the Shares covered by the Option exceeds the Option Price of the Option.

7.5    Exercise of Non-Tandem SARs. SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes.

7.6    Settlement of SARs. Upon the exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a)	The excess of the Fair Market Value of a Share on the date of exercise over the Grant Price; by

(b)	The number of Shares with respect to which the SAR is exercised.

At the discretion of the Committee, the payment upon SAR exercise may be in cash, fully paid Shares, or any combination thereof, or in any other manner approved by the Committee in its sole discretion. The Committee’s determination regarding the form of SAR payout shall be set forth in the Award Agreement pertaining to the grant of the SAR.

7.7    Termination of Employment, Service as a Director or Third-Party Service Provider. Each Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant’s employment with or services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be, subject to Sections 5.3 and 5.4. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with Participants, need not be uniform among all SARs issued pursuant to this Plan, and may reflect distinctions based on, among other things, the reasons for termination, or reasons relating to breach or threatened breach of restrictive covenants to which the Participant is subject, if any. Subject to Article 18, in the event a Participant’s Award Agreement does not set forth such provisions, the following provisions shall apply:

(a)	Involuntary Termination or Resignation for Good Reason. These termination events apply only to Participants who are Employees or Third-Party Service Providers. In the event that a Participant’s

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employment, or service as a Third-Party Service Provider with the Company, Affiliate and/or any Subsidiary terminates by reason of an Involuntary Termination or Resignation for Good Reason by the Participant, all then vested and exercisable SARs shall remain exercisable from the date of such termination until the earlier of (A) the expiration of the term of the SAR, or (B) six (6) months after the date of such termination. Such SARs shall only be exercisable to the extent that they were exercisable as of such termination date and all unvested SARs shall be immediately forfeited.

(b)	Death or Disability. These termination events apply to all Participants. In the event that a Participant’s employment, or service as a Director or Third-Party Service Provider with the Company, Affiliate and/or any Subsidiary terminates by reason of death or Disability, to the extent that an SAR is not then exercisable, the SAR shall immediately become vested and exercisable with respect to all Shares covered by the Participant’s SAR, and the SAR shall remain exercisable until the earlier of (A) the expiration of the term of the SAR, or (B) 12 months after the date of such termination. In the case of the Participant’s death, the Participant’s beneficiary or estate may exercise the SAR.

(c)	Retirement. This termination event applies only to Participants who are Employees. In the event that a Participant’s employment terminates by reason of Retirement from the Company, Affiliate and/or any Subsidiary, to the extent an SAR is not then exercisable, the SAR shall become vested and exercisable as to a number of Shares determined as follows: (i) the total number of Shares covered by the SAR times (ii) a ratio, the numerator of which is the total number of months of employment from the Grant Date of the SAR to the end of the month in which such termination occurs and the denominator of which is the total number of months of vesting required for a fully vested SAR as set forth in the Award Agreement. The vested portion of the SAR, as determined under this subsection (c), shall remain exercisable until the earlier of (A) the expiration of the term of the SAR, or (B) 36 months after the date of such termination. The unvested portion of the SAR shall be immediately forfeited.

(d)	Termination for Cause. This termination event applies to all Participants. In the event that a Participant’s employment, or service as a Director or Third-Party Service Provider with the Company, Affiliate and/or any Subsidiary terminates for Cause, all SARs granted to such Participant shall expire immediately and all rights to purchase Shares (vested or nonvested) under the SARs shall cease upon such termination. In addition, the provisions of Article 11 shall apply.

(e)	Other Termination. This termination event applies to all Participants, as follows:

(i)	In the event that a Participant’s employment, or service as a Third-Party Service Provider with the Company, Affiliate and/or any Subsidiary terminates for any reason other than those set forth in subsections (a) through (d) above, all then vested and exercisable SARs shall remain exercisable from the date of such termination until the earlier of (A) the expiration of the term of the SAR, or (B) 30 days after the date of such termination. Such SARs shall only be exercisable to the extent that they were exercisable as of such termination date and all unvested SARs shall be immediately forfeited.

(ii)	In the event that a Participant’s service as a Director with the Company terminates for any reason other than those set forth in subsections (b) through (d) above, to the extent the SAR is not then exercisable, the SAR shall become vested and exercisable as to a number of Shares determined as follows: (A) the total number of Shares covered by the SAR times (B) a ratio, the numerator of which is the total number of months of service from the Grant Date of the SAR to the end of the month in which such termination occurs and the denominator of which is the total number of months of vesting required for a fully vested SAR as set forth in the Award Agreement. The vested portion of the SAR, as determined under this paragraph (ii) shall remain exercisable from the date of such termination until the earlier of (x) the expiration of the term of the SAR, or (y) 30 days after the date of such termination. The unvested portion of the SAR shall be immediately forfeited.

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7.8    Other Restrictions. The Committee shall impose such other conditions and/or restrictions on any Shares received upon exercise of an SAR granted pursuant to this Plan as it may deem advisable or desirable. These restrictions may include, but shall not be limited to, a requirement that the Participant hold the Shares received upon exercise of an SAR for a specified period of time.

Article 8.    Restricted Stock and Restricted Stock Units

8.1    Grant of Restricted Stock or Restricted Stock Units. Subject to the terms and provisions of this Plan, the Committee, at any time and from time to time, may grant Restricted Stock and/or Restricted Stock Units to Participants in such amounts as the Committee shall determine. Restricted Stock Units shall be similar to Restricted Stock except that no Shares are actually issued until the expiration of the Period of Restriction.

8.2    Restricted Stock or Restricted Stock Unit Agreement. Each Restricted Stock and/or Restricted Stock Unit grant shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock or the number of Restricted Stock Units granted, and such other provisions as the Committee shall determine. Notwithstanding the foregoing, any Award of Restricted Stock and/or Restricted Stock Units granted after November 8, 2012, shall provide for a Period of Restriction of not less than three (3) years for full vesting (one (1) year if vesting is also dependent on the achievement of performance goals), subject to acceleration upon a Change in Control and in certain limited situations (including, but not limited to, the death or Disability of the Participant); provided that the foregoing restriction shall not apply to Awards covering a number of Shares that does not exceed (i) five percent (5%) of the sum of the total number of Shares available for Awards under the Plan as of November 8, 2012, plus (ii) any increase in the total number of Shares available for Awards approved by the shareholders after November 8, 2012, as adjusted pursuant to Section 4.4, reduced by (iii) the number of Shares subject to Award granted under Article 9 after November 8, 2012, pursuant to the proviso to Section 9.2.

8.3    Other Restrictions. The Committee shall impose such other conditions and/or restrictions on any Shares of Restricted Stock or Restricted Stock Units granted pursuant to this Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock or each Restricted Stock Unit, restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, time-based restrictions, and/or restrictions under Applicable Laws or under the requirements of any stock exchange or market upon which such Shares are listed or traded, or holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such Restricted Stock or Restricted Stock Units.

8.4    Voting Rights. Unless otherwise set forth in a Participant’s Award Agreement and permitted by Applicable Law, a Participant holding Shares of Restricted Stock granted hereunder shall be granted the right to exercise full voting rights with respect to those Shares during the Period of Restriction. A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder.

8.5    Termination of Employment, Service as a Director or Third-Party Service Provider. Each Award Agreement shall set forth the extent to which the restrictions placed on Restricted Stock and/or Restricted Stock Units shall lapse following termination of the Participant’s employment with or services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be, subject to Sections 5.3 and 5.4. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Shares of Restricted Stock or Restricted Stock Units issued pursuant to this Plan, and may reflect distinctions based on, among other things, the reasons for termination, or reasons relating to breach or threatened breach of restrictive covenants to which the Participant is subject, if any. Subject to Article 18, in the event a Participant’s Award Agreement does not set forth such provisions, the following provisions shall apply:

(a)	Involuntary Termination or Resignation for Good Reason. These termination events apply only to Participants who are Employees or Third-Party Service Providers. In the event that a Participant’s

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employment or service, as the case may be, with the Company, Affiliate and/or any Subsidiary terminates by reason of an Involuntary Termination or Resignation for Good Reason by the Participant, to the extent any Shares of Restricted Stock or Restricted Stock Units, as the case may be, are not then vested, all Shares of Restricted Stock or all Restricted Stock Units, as the case may be, shall be immediately forfeited to the Company.

(b)	Death or Disability. These termination events apply to all Participants. In the event that a Participant’s employment, or service as a Director or Third-Party Service Provider with the Company, Affiliate and/or any Subsidiary terminates by reason of death or Disability, to the extent any Shares of Restricted Stock or Restricted Stock Units, as the case may be, are not then vested, all Shares of Restricted Stock or all Restricted Stock Units, as the case may be, shall immediately become fully vested on the date of such termination and any restrictions shall lapse.

(c)	Retirement. This termination event applies only to Participants who are Employees. In the event that a Participant’s employment terminates by reason of Retirement from the Company, Affiliate and/or any Subsidiary, to the extent any Award covering Shares of Restricted Stock or Restricted Stock Units, as the case may be, are not then vested, the Award shall become vested on the date of such termination and any restrictions shall lapse as to a number of Shares or Units, as the case may be, determined as follows: (A) the total number of Shares of Restricted Stock or Restricted Stock Units, as applicable, times (B) a ratio, the numerator of which is the total number of months of employment from the Grant Date of the Award to the end of the month in which the Participant’s termination occurs and the denominator of which is the total number of months of vesting required for a fully vested Award as set forth in the Award Agreement; provided, however, that a Participant who is a United States taxpayer shall be vested on the date on which he is entitled to Retire (taking into account any notice requirement) in the number of Shares or Units which would be vested under the formula set forth above if he had actually Retired on such date, and at the end of each subsequent month shall be vested in the number of additional Shares or Units that would be vested if he had Retired on such date, until he actually terminates employment; and provided further that similar rules shall apply to a Participant who is not a United States taxpayer but is subject to other tax laws requiring that Restricted Stock or Restricted Stock Units be taken into account for tax purposes when the Participant is eligible to Retire.

(d)	Termination for Cause. This termination event applies to all Participants. In the event that a Participant’s employment, or service as a Director or Third-Party Service Provider with the Company, Affiliate and/or any Subsidiary terminates for Cause all vested and unvested Shares of Restricted Stock or all vested and unvested Restricted Stock Units, as the case may be, shall be forfeited to the Company. In addition, the provisions of Article 11 shall apply.

(e)	Other Termination. This termination event applies to all Participants, as follows:

(i)	In the event that a Participant’s employment, or service as a Third-Party Service Provider with the Company, Affiliate and/or any Subsidiary terminates for any reason other than as described in subsections (a) through (d), all unvested Shares of Restricted Stock or all unvested Restricted Stock Units, as the case may be, shall be immediately forfeited to the Company.

(ii)	In the event that a Participant’s service as a Director with the Company terminates for any reason other than as described in subsections (b) through (d), to the extent any Award covering Shares of Restricted Stock or Restricted Stock Units, as the case may be, are not then vested, the Award shall become vested on the date of such termination and any restrictions shall lapse as to a number of Shares or Units, as the case may be, determined as follows: (A) the total number of Shares of Restricted Stock or Restricted Units, as applicable, times (B) a ratio, the numerator of which is the total number of months of service from the Grant Date of the Award to the end of the month in which the Participant’s termination occurs and the denominator of which is the total number of months of vesting required for a fully vested Award as set forth in the Award Agreement. The unvested portion of the Award shall be immediately forfeited to the Company.

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(f)	Satisfaction of Performance Goals. In any situation in which the number of Shares of Restricted Stock, or Restricted Stock Units, to which a Participant is entitled is intended to satisfy the Performance-Based Exception, or otherwise depends upon the satisfaction of performance goals, the treatment of the Award upon a termination of employment or service shall be governed by the provisions of Section 9.6.

8.6    Forfeiture and Right of Repurchase. In the event that any Shares are required to be forfeited under any circumstances set forth in this Article 8, Article 20 or otherwise under this Plan or an Award Agreement, then the Company shall have the right (but not the obligation) to repurchase any or all of such forfeited Shares for $0.001 per Share repurchased. The Company shall have 90 days from the date of any event giving rise to forfeiture within which to effect a repurchase of any or all of the Shares subject to such forfeiture conditions. The Company’s right to repurchase the Shares is assignable by the Company, in its sole discretion, to a Subsidiary, Affiliate or other party to whom such rights can be assigned under Applicable Laws.

8.7    Section 83(b) Election. The Committee may provide in an Award Agreement that the Award of Restricted Stock is conditioned upon the Participant making or refraining from making an election with respect to the Award under Code Section 83(b). If a Participant makes an election pursuant to Code Section 83(b) concerning a Restricted Stock Award, the Participant shall be required to file promptly a copy of such election with the Company.

Article 9.    Performance Units/Performance Shares

9.1    Grant of Performance Units/Performance Shares. Subject to the terms and provisions of this Plan, the Committee, at any time and from time to time, may grant Performance Units and/or Performance Shares to Participants in such amounts and upon such terms as the Committee shall determine.

9.2    Performance Unit/Performance Shares Agreement. Each Performance Unit and/or Performance Share grant shall be evidenced by an Award Agreement that shall specify the number of Performance Shares or the number of Performance Units granted, the applicable Performance Period, and such other terms and provisions as the Committee shall determine. Notwithstanding the foregoing, any Award of Performance Shares granted after November 8, 2012, shall provide for a Performance Period of not less than one (1) year for full vesting, subject to acceleration upon a Change in Control and in certain limited situations (including, but not limited to, the death or Disability of the Participant); provided that the foregoing restriction shall not apply to Awards covering a number of Shares that does not exceed (i) five percent (5%) of the sum of the total number of Shares available for Awards under the Plan as of November 8, 2012, plus any increase in the total number of Shares available for Awards approved by the shareholders after November 8, 2012, as adjusted pursuant to Section 4.4, reduced by (iii) the number of Shares subject to Award granted under Article 8 after November 8, 2012, pursuant to the proviso to Section 8.2.

9.3    Value of Performance Units/Performance Shares. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the Grant Date. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the value and/or number of Performance Units/Performance Shares that will be paid out to the Participant.

9.4    Earning of Performance Units/Performance Shares. Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Units/Performance Shares shall be entitled to receive payout on the value and number of Performance Units/Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.

9.5    Form and Timing of Payment of Performance Units/Performance Shares. Payment of earned Performance Units/Performance Shares shall be as determined by the Committee and as evidenced in the Award

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Agreement. Subject to the terms of this Plan, the Committee, in its sole discretion, may pay earned Performance Units/Performance Shares in the form of cash or in fully paid Shares (or in a combination thereof) equal to the value of the earned Performance Units/Performance Shares at the close of the applicable Performance Period, or as soon as practicable after the end of the Performance Period. Any Shares may be granted subject to any restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.

9.6    Termination of Employment, Service as a Director or Third-Party Service Provider. Each Award Agreement shall set forth the extent to which the Participant shall have the right to receive payment for any Performance Units and/or Performance Shares following termination of the Participant’s employment with or services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be, subject to Sections 5.3 and 5.4. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Awards of Performance Units or Performance Shares issued pursuant to this Plan, and may reflect distinctions based on, among other things, the reasons for termination, or reasons relating to the breach or threatened breach of restrictive covenants to which the Participant is subject, if any. Subject to Article 18, in the event that a Participant’s Award Agreement does not set forth such termination provisions, the following termination provisions shall apply:

(a)	Involuntary Termination or Resignation for Good Reason. These termination events apply only to Participants who are Employees or Third-Party Service Providers. In the event that a Participant’s employment or service, as the case may be, with the Company, Affiliate and/or any Subsidiary terminates during a Performance Period by reason of an Involuntary Termination or Resignation for Good Reason by the Participant, all unvested Performance Units and/or Performance Shares shall be immediately forfeited to the Company.

(b)	Death or Disability. These termination events apply to all Participants. In the event that a Participant’s employment or service, as the case may be, with the Company, Affiliate and/or any Subsidiary terminates by reason of death or Disability, the Participant shall receive a payout of the Performance Units and/or Performance Shares calculated as if the performance goals had been met at the median or target level, as applicable.

(c)	Retirement. This termination event applies only to Participants who are Employees.

(i)	In the event that a Participant’s employment with the Company, Affiliate and/or any Subsidiary, terminates during a Performance Period due to Retirement, the Participant shall receive a prorated payout of the Performance Units and/or Performance Shares, which shall be valued and paid in accordance with paragraph (c)(ii). The prorated payout shall be determined as follows: (A) the total number of Performance Units and/or Performance Shares, as applicable, to which the Participant would be entitled as determined under paragraph (c)(ii) times (B) a ratio, the numerator of which is the total number of months of employment from the Grant Date of the Award to the end of the month in which the Participant’s termination occurs and the denominator of which is the total number of months in the Performance Period.

(ii)	The number of Performance Units and/or Performance Shares to which the Participant is entitled, prior to application of the proration formula described in paragraph (c)(i), shall be determined after the close of the Performance Period based upon the extent to which the Performance Measures or other performance goals were actually achieved; provided that, in the case of an Award that is not intended to qualify for the Performance-Based Exception, the Committee may provide for a payment prior to the close of the Performance Period calculated as if the Performance Measures or other performance goals had been met at the median or target level, as applicable, or such other measure as the Committee considers appropriate.

(d)	Termination for Cause. This termination event applies to all Participants. In the event that a Participant’s employment, or service as a Director or Third-Party Service Provider with the Company, Affiliate and/or any Subsidiary terminates for Cause during a Performance Period, all Performance Units and/or Performance Shares (vested or unvested) shall be immediately forfeited to the Company. In addition, the provisions of Article 11 shall apply.

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(e)	Other Termination. This termination event applies to all Participants, as follows:

(i)	In the event that a Participant’s employment, or service as a Third-Party Service Provider with the Company, Affiliate and/or any Subsidiary terminates during a Performance Period for any reason other than as described in subsections (a) through (d), all unvested Performance Units and/or Performance Shares shall be immediately forfeited to the Company.

(ii)	In the event that a Participant’s service as a Director with the Company terminates during a Performance Period for any reason other than as described in subsections (b) through (d), to the extent any Award covering Performance Units and/or Performance Shares are not then vested, the Award shall become vested on the date of such termination and any restrictions shall lapse as to a number of Performance Units or Performance Shares, as the case may be, determined as follows: (A) the total number of Performance Shares or Performance Units, as applicable, to which the Participant would be entitled if the performance goals had been met at the median or target level, as applicable, times (B) a ratio, the numerator of which is the total number of months of service from the Grant Date of the Award to the end of the month in which the Participant’s termination occurs and the denominator of which is the total number of months of vesting required for a fully vested Award as set forth in the Award Agreement. The unvested portion of the Award shall be immediately forfeited to the Company.

9.7    Forfeiture and Right of Repurchase. In the event that any Shares are required to be forfeited under any circumstances set forth in this Article 9, Article 20 or otherwise under this Plan or an Award Agreement, then the Company shall have the right (but not the obligation) to repurchase any or all of such forfeited Shares for $0.001 per Share repurchased. The Company shall have 90 days from the date of any event giving rise to forfeiture within which to effect a repurchase of any or all of the Shares subject to such forfeiture conditions. The Company’s right to repurchase the Shares is assignable by the Company, in its sole discretion, to a Subsidiary, Affiliate or other party to whom such rights can be assigned under Applicable Laws.

Article 10.    Cash-Based Awards and Other Stock-Based Awards

10.1    Grant of Cash-Based Awards. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Cash-Based Awards to Participants in such amounts and upon such terms as the Committee may determine.

10.2    Other Stock-Based Awards. The Committee may grant other types of equity-based or equity-related Awards not otherwise described by the terms of this Plan (including the grant or offer for sale of unrestricted Shares) in such amounts and subject to such terms and conditions, as the Committee shall determine. Such Awards may involve the transfer of actual fully paid Shares to Participants, or payment in cash or otherwise of amounts based on the value of Shares and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

10.3    Cash-Based Award or Stock-Based Award Agreement. Each Cash-Based Award or Stock-Based Award grant shall be evidenced by an Award Agreement that shall specify the amount of the Cash-Based Award or Stock-Based Award granted and such other terms and provisions as the Committee shall determine; provided that no Award Agreement shall provide for the issuance of Shares except on a fully paid basis.

10.4    Value of Cash-Based and Other Stock-Based Awards. Each Cash-Based Award shall specify a payment amount or payment range as determined by the Committee. Each Other Stock-Based Award shall be expressed in terms of Shares or units based on Shares, as determined by the Committee. The Committee may establish performance goals in its discretion. If the Committee exercises its discretion to establish performance goals, the number and/or value of Cash-Based Awards or Other Stock-Based Awards that will be paid out to the Participant will depend on the extent to which the performance goals are met, and provided the cash or services received by the Company in exchange for Shares shall have a value not less than the aggregate par value of any Shares issued as part of such other Stock-Based Award.

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10.5    Payment of Cash-Based Awards and Other Stock-Based Awards. Payment, if any, with respect to a Cash-Based Award or an Other Stock-Based Award shall be made in accordance with the terms of the Award, in cash or fully paid Shares as the Committee determines.

10.6    Termination of Employment, Service as a Director or Third-Party Service Provider. The Committee shall determine the extent to which the Participant shall have the right to receive Cash-Based Awards or Other Stock-Based Awards following termination of the Participant’s employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be, subject to Sections 5.3 and 5.4. Such provisions shall be determined in the sole discretion of the Committee, such provisions may be included in an agreement entered into with each Participant, but need not be uniform among all Awards of Cash-Based Awards or Other Stock-Based Awards issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination, or reasons relating to the breach or threatened breach of restrictive covenants to which the Participant is subject, if any. Subject to Article 18, in the event that a Participant’s Award Agreement does not set forth such termination provisions, the following termination provisions shall apply:

(a)	Involuntary Termination or Resignation for Good Reason. These termination events apply only to Participants who are Employees or Third-Party Service Providers. In the event that a Participant’s employment or service, as the case may be, with the Company, Affiliate and/or any Subsidiary terminates by reason of an Involuntary Termination or Resignation for Good Reason by the Participant, the unvested portion of the Award shall be immediately forfeited to the Company.

(b)	Death or Disability. These termination events apply to all Participants. In the event that a Participant’s employment or service, as the case may be, with the Company, Affiliate and/or any Subsidiary terminates by reason of death or Disability, the Participant shall receive a payout of the Award; provided that if the Award is based upon the achievement of performance goals, the Award shall be calculated as if the performance goals had been achieved at the median or target level, as applicable.

(c)	Retirement. This termination event applies only to Participants who are Employees.

(i)	In the event that a Participant’s employment with the Company, Affiliate and/or any Subsidiary, terminates during a Performance Period due to Retirement, the Participant shall receive a prorated payout of the Award, which shall be valued and paid in accordance with paragraph (c)(ii). The prorated payout shall be determined as follows: (A) the total amount of the Award to which the Participant would be entitled as determined under paragraph (c)(ii) times (B) a ratio, the numerator of which is the total number of months of employment from the Grant Date of the Award to the end of the month in which the Participant’s termination occurs and the denominator of which is the total number of months in the Performance Period, or other period required for full vesting of the Award.

(ii)	The amount of the Award to which the Participant is entitled, prior to application of the proration formula described in paragraph (c)(i), shall be determined after the close of the Performance Period based upon the extent to which the Performance Measures or other performance goals were actually achieved; provided that, in the case of an Award that is not intended to qualify for the Performance-Based Exception, the Committee may provide for a payment prior to the close of the Performance Period calculated as if the Performance Measures or other performance goals had been met at the median or target level, as applicable, or such other measure as the Committee considers appropriate.

(d)	Termination for Cause. This termination event applies to all Participants. In the event that a Participant’s employment, or service as a Director or Third-Party Service Provider with the Company, Affiliate and/or any Subsidiary terminates for Cause the Award (vested or unvested) shall be immediately forfeited to the Company. In addition, the provisions of Article 11 shall apply.

(e)	Other Termination. This termination event applies to all Participants, as follows:

(i)	In the event that a Participant’s employment, or service as a Third-Party Service Provider with the Company, Affiliate and/or any Subsidiary terminates during a Performance Period for any reason other than as described in subsections (a) through (d), the unvested portion of the Award shall be immediately forfeited to the Company.

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(ii)	In the event that a Participant’s service as a Director with the Company terminates during a Performance Period, or other period required for full vesting, for any reason other than as described in subsections (b) through (d), to the extent the Award is unvested, the Award shall become vested on the date of such termination and any restrictions shall lapse as to a portion of the Award determined as follows: (A) the total value of the Award to which the Participant would be entitled if any applicable performance goals had been met at the median or target level, as applicable, times (B) a ratio, the numerator of which is the total number of months of service from the Grant Date of the Award to the end of the month in which the Participant’s termination occurs and the denominator of which is the total number of months of vesting or the performance period required for a fully vested Award as set forth in the Award Agreement. The unvested portion of the Award shall be immediately forfeited to the Company.

10.7    Forfeiture and Right of Repurchase. In the event that any Shares are required to be forfeited under any circumstances set forth in this Article 10, Article 20 or otherwise under this Plan or an Award Agreement, then the Company shall have the right (but not the obligation) to repurchase any or all of such forfeited Shares for $0.001 per Share repurchased. The Company shall have 90 days from the date of any event giving rise to forfeiture within which to effect a repurchase of any or all of the Shares subject to such forfeiture conditions. The Company’s right to repurchase the Shares is assignable by the Company, in its sole discretion, to a Subsidiary, Affiliate or other party to whom such rights can be assigned under Applicable Laws.

Article 11.    Forfeiture of Awards.

11.1    General. Notwithstanding anything else to the contrary contained herein, the Committee in granting any Award shall have the full power and authority to determine whether, to what extent and under what circumstances such Award shall be forfeited, cancelled or suspended. Unless an Award Agreement includes provisions expressly superseding the provisions of this Article 11, the provisions of this Article 11 shall apply to all Awards. Any such forfeiture shall be effected by the Company in such manner and to such degree as the Committee, in its sole discretion, determines, and will in all events (including as to the provisions of this Article 11) be subject to the Applicable Laws.

In order to effect a forfeiture under this Article 11, the Committee may require that the Participant sell Shares received upon exercise or settlement of an Award to the Company or to such other person as the Company may designate at such price and on such other terms and conditions as the Committee in its sole discretion may require. Further, as a condition of each Award, the Company shall have, and each Participant shall be deemed to have given the Company, a proxy on each Participant’s behalf, and each Participant shall be required and be deemed to have agreed to execute any other documents necessary or appropriate to carry out this Article 11.

11.2    Forfeiture Events. Unless otherwise specified by the Committee, in addition to any vesting or other forfeiture or repurchase conditions that may apply to an Award and Shares issued pursuant to an Award, each Award granted under the Plan will be subject to the following forfeiture conditions:

(a)	Competitive Activity. All outstanding Awards and Shares issued pursuant to an Award held by an Participant will be forfeited in their entirety (including as to any portion of an Award or Shares subject thereto that are vested or as to which any repurchase or resale rights or forfeiture restrictions in favor of the Company or its designee with respect to such Shares have previously lapsed) if the Participant, without the consent of the Company, while employed or in service, as the case may be, or within six (6) months after termination of employment or service, establishes an employment or similar relationship with a competitor of the Company or engages in any similar activity that is in conflict with or adverse to the interests of the Company, as determined by the Committee in its sole discretion; provided, that if an Participant has sold Shares issued upon exercise or settlement of an Award within six (6) months prior to the date on which the Participant would otherwise have been required to forfeit such Shares or the Option under this subsection (a) as a result of the Participant’s competitive or similar acts, then the Company will be entitled to recover any and all profits realized by the Participant in connection with such sale.

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(b)	Termination for Cause. All outstanding Awards and Shares issued pursuant to an Award held by an Participant will be forfeited in their entirety (including as to any portion of an Award or Shares subject thereto that are vested or as to which any repurchase or resale rights or forfeiture restrictions in favor of the Company or its designee have previously lapsed) if the Participant’s employment or service is terminated by the Company for Cause; provided, however, that if an Participant has sold Shares issued upon exercise or settlement of an Award within six (6) months prior to the date on which the Participant would otherwise have been required to forfeit such Shares under this subsection (b) as a result of termination of the Participant’s employment or service for Cause, then the Company will be entitled to recover any and all profits realized by the Participant in connection with such sale; and provided further, that in the event the Committee determines that it is necessary to establish whether grounds exist for termination for Cause, the Award will be suspended during any period required to conduct such determination, meaning that the vesting, exercisability and/or lapse of restrictions otherwise applicable to the Award will be tolled and if grounds for such termination are determined to exist, the forfeiture specified by this subsection (b) will apply as of the date of suspension, and if no such grounds are determined to exist, the Award will be reinstated on its original terms.

(c)	Failure to Timely Accept Award Agreement. If the Company or the Committee requests that a Participant execute and return an Award Agreement (or otherwise indicate its acceptance of the Award Agreement) in connection with an Award, and if the Participant fails to do so within ninety (90) days of the request for same, all outstanding Awards and Shares issued pursuant to the applicable Award will be forfeited in their entirety. For the avoidance of doubt, all Awards are made as of their Grant Date.

Article 12.    Transferability of Awards

12.1    Transferability. Except as provided in Section 12.2 below, during a Participant’s lifetime, his or her Awards shall be exercisable only by the Participant or the Participant’s legal representative. Except as permitted by the Committee, Awards shall not be transferable other than by will or the laws of descent and distribution; no Awards shall be subject, in whole or in part, to attachment, execution, or levy of any kind; and any purported transfer in violation hereof shall be null and void. The Committee may establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable or Shares deliverable in the event of, or following, the Participant’s death, may be provided.

12.2    Committee Action. The Committee may, in its discretion, determine that notwithstanding Section 12.1, any or all Awards (other than ISOs) shall be transferable to and exercisable by such transferees, and subject to such terms and conditions, as the Committee may deem appropriate; provided, however, no Award may be transferred for value (as defined in the General Instructions to Form S-8).

For the sole purpose of enabling electronic trading of awarded Shares, the awarded Shares must be assigned and transferred to Cede & Co., the Nominee of the Bank Depository Trust Company, a U.S. clearing agency. Any Shares not held by Cede & Co. must be separately registered by a Participant prior to sale or trading.

Article 13.    Performance Measures

13.1    Performance Measures. The performance goals upon which the payment or vesting of an Award to a Covered Employee that is intended to qualify as Performance-Based Compensation shall be limited to the following Performance Measures:

(a)	Net earnings or net income (before or after taxes);

(b)	Earnings per share (basic or fully diluted);

(c)	Net sales or revenue growth;

(d)	Net operating profit;

(e)	Return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales, or revenue);

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(f)	Cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment);

(g)	Earnings before or after taxes, interest, depreciation, and/or amortization;

(h)	Booking activity and Backlog growth (including, but not limited to, as measured in man-hours, future revenues, Foster Wheeler scope and/or contract profit);

(i)	Gross or operating margins;

(j)	Productivity ratios;

(k)	Share price (including, but not limited to, growth measures and total shareholder return);

(l)	Expense targets;

(m)	Leverage targets (including, but not limited to, absolute amount of consolidated debt, EBITDA/consolidated debt ratios and/or debt to equity ratios);

(n)	Credit rating targets;

(o)	Margins;

(p)	Operating efficiency;

(q)	Safety;

(r)	Market share;

(s)	Customer satisfaction;

(t)	Working capital targets;

(u)	Economic value added or EVA® (net operating profit after tax minus the sum of capital multiplied by the cost of capital);

(v)	Developing new products and lines of revenue;

(w)	Reducing operating expenses;

(x)	Developing new markets;

(y)	Meeting completion schedules;

(z)	Developing and managing relationships with regulatory and other governmental agencies;

(aa)	Managing cash;

(bb)	Managing claims against the Company, including litigation; and

(cc)	Identifying and completing strategic acquisitions.

Any Performance Measure(s) may be used to measure the performance of the Company, any Subsidiary, or an Affiliate as a whole or any business unit of the Company, any Subsidiary, or an Affiliate or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Measures as compared to the performance of a group of comparator companies, or published or special index that the Committee, in its sole discretion, deems appropriate, or the Committee may select Performance Measure (j) above as compared to various stock market indices. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of performance goals pursuant to the Performance Measures specified in this Article 13.

Notwithstanding the foregoing, for each Award designed to qualify for the Performance-Based Exception, the Committee shall establish and set forth in the Award the applicable performance goals for that Award no later than the latest date that the Committee may establish such goals without jeopardizing the ability of the Award to

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qualify for the Performance-Based Exception and the Committee shall be satisfied that the attainment of such Performance Measure(s) shall represent value to the Company in an amount not less than the par value of any related Performance Shares. The terms of any Award intended to qualify for the Performance-Based Exception shall be objectively stated so that the degree to which the Performance Measures have been met, and the amount payable to Covered Employees, can be determined by a third party with knowledge of all relevant facts.

13.2    Evaluation of Performance. Subject to Section 13.3, the Committee may provide in any such Award that any evaluation of performance may include or exclude any of the following events that occurs during a Performance Period: (a) asset write-downs and other asset revaluations, (b) litigation or claim judgments or settlements, (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results, (d) any reorganization and restructuring programs, (e) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year, (f) acquisitions or divestitures, (g) foreign exchange gains and losses, and (h) changes in material liability estimates. To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

13.3    Adjustment of Performance-Based Compensation. The degree of payout and/or vesting of Awards designed to qualify for the Performance-Based Exception shall be determined based upon the written certification of the Committee as to the extent to which the performance goals and any other material terms and conditions precedent to such payment and/or vesting have been satisfied. The Committee shall have the sole discretion to adjust the determinations of the value and degree of attainment of the pre-established performance goals; provided, however, that the performance goals applicable to Awards which are designed to qualify for the Performance-Based Exception, and which are held by Covered Employees, may not be adjusted so as to increase the payment under the Award (the Committee shall retain the sole discretion to adjust such performance goals upward, or to otherwise reduce the amount of the payment and/or vesting of the Award relative to the pre-established performance goals). Without limiting the generality of the foregoing, the Committee may grant Awards that are intended to qualify for the Performance-Based Exception and that provide for payment of a specified amount to Covered Employees upon the attainment of Performance Measures described in Section 13.1, and may reserve the right to reduce such amounts based upon other performance goals not described in Section 13.1, or in its sole discretion.

13.4    Committee Discretion. To the extent permitted by applicable securities laws (and tax laws in the case of an award intended to qualify as Performance-Based Compensation), the Committee shall have sole discretion to alter the governing Performance Measures without obtaining shareholder approval of such changes. In addition, in the event that the Committee determines that it is advisable to grant Awards that shall not qualify as Performance-Based Compensation, the Committee may make such grants without satisfying the requirements of Code Section 162(m) and base vesting on Performance Measures other than those set forth in Section 13.1.

Article 14.    Director Awards

The Board shall determine all Awards to Directors. The terms and conditions of any grant to any such Director shall be set forth in an Award Agreement and shall be otherwise subject to the Plan.

Article 15.    Dividends and Dividend Equivalents

The Committee shall determine the extent to which a Participant who is granted Restricted Stock shall have the right to receive dividends declared on the Restricted Stock during the Period of Restriction, and the extent to which Participants who receive Restricted Stock Units, Options, SARs, Performance Shares or Other Stock Based Awards shall be granted the right to additional compensation (“dividend equivalents”) based on the dividends declared on Shares that are subject to any Award, to be credited as of dividend payment dates, during the period between the date the Award is granted and the date the Award is exercised, vests or expires, as

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determined by the Committee. Such dividends or dividend equivalents shall be paid in or converted to cash or additional Shares by such formula and at such time and subject to such limitations as may be determined by the Committee. The crediting of dividends or dividend equivalents shall be subject to the following additional rules and limitations:

(a)	Any crediting of dividends or dividend equivalents shall be subject to the same restrictions and conditions as the underlying Award. For avoidance of doubt, dividends or dividend equivalents with respect to any Award subject to the achievement of performance goals shall only be paid to the extent the Award vests and the performance goals are achieved.

(b)	No dividend equivalent granted with respect to an Option or a Stock Appreciation Right may be conditioned, directly or indirectly, upon exercise of such Option or Stock Appreciation Right.

(c)	If the grant of an Award to a Covered Employee is designed to comply with the requirements of the Performance-Based Exception, the Committee may apply any additional restrictions it deems appropriate to the payment of dividends or dividend equivalents, such that the dividends, dividend equivalents and/or the Award maintain eligibility for the Performance-Based Exception.

(d)	To the extent a dividend or dividend equivalent is considered a 409A Award, as defined in Section 22.18, whether or not the underlying Award is also a 409A Award, the right to the dividend or dividend equivalent shall be treated as a separate form of Award that is subject to Section 22.18, and the time of payment of the dividend or dividend equivalent shall comply with Section 409A.

Article 16.    Beneficiary Designation

Each Participant under this Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under this Plan is to be paid in case of his death before he receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such beneficiary designation, benefits remaining unpaid or rights remaining unexercised at the Participant’s death shall be paid to or exercised by the Participant’s spouse, executor, administrator, or legal representative, as determined by the Committee, in its sole discretion.

Article 17.    Rights of Participants

17.1    Employment. Nothing in this Plan or an Award Agreement shall interfere with or limit in any way the right of the Company, its Affiliates, and/or its Subsidiaries, to terminate any Participant’s employment or service on the Board or to the Company at any time or for any reason not prohibited by law, nor confer upon any Participant any right to continue his employment or service as a Director or Third-Party Service Provider for any specified period of time.

Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company, its Affiliates, and/or its Subsidiaries and, accordingly, subject to Articles 3 and 19, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Committee without giving rise to any liability on the part of the Company, its Affiliates, and/or its Subsidiaries.

17.2    Participation. No individual shall have the right to be selected to receive an Award under this Plan. In addition, the receipt of any Award shall not create a right to receive a future Award.

17.3    Rights as a Shareholder. Except as otherwise provided herein, a Participant shall have none of the rights of a shareholder with respect to Shares covered by any Award until the Participant becomes the registered holder of such Shares.

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Article 18.    Change in Control

18.1    Termination of Employment, Service as a Director or Third-Party Service Provider during Change in Control Period. Each Participant’s Award Agreement may set forth the extent to which the Participant’s Award is affected by a Change in Control, or a termination of employment or service during a Change in Control Period, subject to Sections 5.3 and 5.4. Such provisions shall be determined in the sole discretion of the Committee, may be included in the Award Agreement entered into with each Participant, need not be uniform among all Awards issued pursuant to the Plan, and may reflect distinctions based on, among other things, the reasons for termination, or reasons relating to breach or threatened breach of restrictive covenants to which the Participant is subject, if any; provided that, subject to Section 22.2(c), no Award Agreement or Other Agreement entered into after November 8, 2012, may provide for Change in Control provisions that are materially more favorable to the Participant than those set forth in the Plan. In the event a Participant’s Award Agreement does not set forth such provisions, a Change in Control in itself shall have no effect upon outstanding Awards (except as otherwise provided in Section 18.2), but the following provisions of subsections (a), (b), (c) and (d) shall apply to all Awards during a Change in Control Period:

(a)	Involuntary Termination or Resignation for Good Reason. These termination events apply only to Participants who are Employees or Third-Party Service Providers. In the event that a Participant’s employment, or service as a Third-Party Service Provider with the Company, Affiliate and/or any Subsidiary terminates by reason of an Involuntary Termination or Resignation for Good Reason by the Participant during the Change in Control Period, then the following shall apply:

(i)	Except as otherwise provided in subparagraph (a)(ii), (A) to the extent that an Option or SAR is not then exercisable, the Option or SAR shall immediately become fully vested and exercisable with respect to all Shares covered by the Participant’s Option or SAR, and the Option or SAR shall remain exercisable until the earlier of three (3) years after the date of such termination or expiration of the term of the Option or SAR, (B) to the extent any Shares of Restricted Stock or Restricted Stock Units, as the case may be, are not then vested, all Shares of Restricted Stock or all Restricted Stock Units, as the case may be, shall immediately become fully vested and any restrictions shall lapse, and (C) to the extent any Other Stock Award or Cash-Based Award has not then been paid out, the Participant shall immediately receive a full payout of the Cash-Based Award or Other Stock Award.

(ii)	The target payout opportunities attainable under all outstanding Performance Units, Performance Shares, and any other Awards which are subject to achievement of any of the Performance Measures specified in Article 13, or any other performance conditions or restrictions that the Committee has made the Award contingent upon, shall be deemed to have been earned as of the effective date of the Change in Control, and the amount payable pursuant to such Award shall be calculated as if the relevant performance goals had been achieved at the median or target level, as applicable.

(iii)	Such Awards shall be paid in Shares or cash, in accordance with the original terms of the Award, except that the Committee has the authority to pay all or any portion of the value of any Award denominated in Shares in cash.

(b)	Termination of Directors. This termination event applies only to Participants who are Directors. In the event that a Participant’s service as a Director with the Company terminates during the Change in Control Period for any reason other than Cause, death or Disability, all of the Participant’s Awards shall be treated in the manner described in subsection (a).

(c)	Death, Disability, Retirement, or Termination for Cause. If a Participant’s employment, or service as a Director or Third-Party Service Provider with the Company, Affiliate and/or any Subsidiary terminates during the Change in Control Period by reason of death, Disability, Retirement (for Employees only), or Cause, the Participant’s Awards shall be treated in the same manner as if such termination had not occurred during a Change in Control Period.

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(d)	Modification of Awards. Subject to Article 19, herein, the Committee shall have the authority to make any modifications to the Awards as determined by the Committee to be appropriate in connection with the Change in Control.

18.2    Treatment of Awards. In the event of a Change in Control that consists of a transfer of the business of the Company to a successor entity, by sale, merger, consolidation or otherwise, or a recapitalization or reorganization of the Company, or any similar transaction as determined by the Committee, the Committee may provide, on an equitable basis, for the Awards granted with respect to the successor to the Company, and/or covering successor securities of the Company or of such successor, to be issued in replacement of all Awards that are outstanding under the Plan. If no replacement awards are issued in lieu of outstanding Awards under the Plan, then the Plan and all outstanding Awards granted hereunder shall terminate, and the Company (or successor) shall pay Participants an amount for their outstanding Awards determined using the Change-in-Control Price. Participants with outstanding Options and SARs shall be given an opportunity to exercise all their Options and SARs in connection with the consummation of the Change in Control and receive payment for any acquired Shares using the Change-in-Control Price, or such Options and SARs may be cancelled in exchange for a payment equal to the excess, if any, of the Change-in-Control Price over the Option Price or Grant Price, or if the Change-in-Control Price does not exceed the Option Price or Grant Price, such Awards may be cancelled without payment of consideration. In each case where payment is required under this Section 18.2, such payment shall be made no later than ten (10) business days after the consummation of such Change in Control.

Article 19.    Amendment, Modification, Suspension, and Termination

19.1    Amendment, Modification, Suspension, and Termination. Subject to Section 19.3, the Committee may, at any time and from time to time, alter, amend, modify, suspend, or terminate this Plan and any Award Agreement in whole or in part; provided, however, that, without the prior approval of the Company’s shareholders and except as provided in Section 4.4 or Section 18.2:

(a)	Options or SARs issued under this Plan will not be repriced, replaced, or regranted through cancellation, or by lowering the Option Price of a previously granted Option or the Grant Price of a previously granted SAR;

(b)	Options or SARs issued under this Plan shall not be repurchased, or otherwise cancelled in exchange for a payment of any form of consideration, if the Option Price or Grant Price is less than the Fair Market Value of the Shares covered by the Option or SAR; and

(c)	no material amendment of this Plan shall be made without shareholder approval if shareholder approval is required by Applicable Laws.

19.2    Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.4 and 18.2 hereof) affecting the Company or the financial statements of the Company or of changes in Applicable Laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under this Plan. Notwithstanding the foregoing, the Committee shall not, directly or indirectly, reduce the Option Price of an Option or Grant Price of an SAR unless such reduction satisfies the requirements of Treasury Regulation Section 1.409A-1(b)(5)(v)(D) (if applicable) or other Applicable Law.

19.3    Awards Previously Granted. Notwithstanding any other provision of this Plan to the contrary (other than Sections 18.2, 19.4 and 22.1(c)), no termination, amendment, suspension, or modification of this Plan or an Award Agreement shall adversely affect in any material way any Award previously granted under this Plan, without the written consent of the Participant holding such Award. For the avoidance of doubt, the treatment of

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Awards granted prior to November 8, 2012, upon a termination of employment, service as a Director or Third-Party Service Provider, or upon a Change in Control shall be governed by the terms of the Plan and the applicable Award Agreement as in effect on the date the Award was granted.

19.4    Amendment to Conform to Law. Notwithstanding any other provision of this Plan to the contrary, the Committee may amend the Plan or an Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or an Award Agreement to any present or future law relating to plans of this or similar nature (including, but not limited to, Code Section 409A), and to the administrative regulations and rulings promulgated thereunder. By accepting an Award under this Plan, each Participant agrees to any amendment made pursuant to this Section 19.4 to any Award granted under the Plan without further consideration or action.

Article 20.    Withholding

20.1    General. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, the amount necessary to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.

20.2    Stock Settled Awards. Each Participant shall make such arrangements as the Committee may require, within a reasonable time prior to the date on which any portion of an Award settled in Shares is scheduled to vest, for the payment of all withholding tax obligations through either (i) giving instructions to a broker for the sale on the open market of a sufficient number of Shares to pay the withholding tax in a manner that satisfies all Applicable Laws, (ii) depositing with the Company an amount of funds equal to the estimated withholding tax liability, or (iii) such other method as the Committee in its discretion may approve, including a combination of (i) and (ii). If a Participant fails to make such arrangements, or if by reason of any action or inaction of the Participant the Company fails to receive a sufficient amount to satisfy the withholding tax obligation, then, anything else contained in this Plan or any Award to the contrary notwithstanding, the Shares that would otherwise have vested on such date shall be subject to forfeiture, as determined by the Committee, regardless of the Participant’s status as an Employee, Director or Third-Party Service Provider; provided, that the Committee, in its sole discretion, may permit a Participant to cure any failure to provide funds to meeting the withholding tax obligation (including any penalties or interest thereon), if the Committee determines that the failure was due to factors beyond the Participant’s control.

Article 21.    Successors

All obligations of the Company under this Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, amalgamation, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

Article 22.    General Provisions

22.1    Forfeiture Events.

(a)

The Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture (including repurchase of Shares for nominal consideration), or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, failure to remit the amounts necessary to satisfy the Participant’s tax withholding obligations, termination of employment for Cause, termination of the Participant’s provision of services to the Company, Affiliate, and/or Subsidiary, violation of material Company, Affiliate, and/or Subsidiary policies, breach of noncompetition, confidentiality, or

29

other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company, its Affiliates, and/or its Subsidiaries.

(b)	If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, if the Participant knowingly or grossly negligently engaged in the misconduct, or knowingly or grossly negligently failed to prevent the misconduct, or if the Participant is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, the Participant shall, to the extent required by Section 304 of the Sarbanes-Oxley Act of 2002, reimburse the Company the amount of any payment in settlement of an Award earned or accrued during the twelve (12) month period following the first public issuance or filing with the United States Securities and Exchange Commission (whichever just occurred) of the financial document embodying such financial reporting requirement.

(c)	To the extent that any policy adopted by the Company in order to comply with regulations issued pursuant to Section 10D of the Exchange Act, as required by Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, requires any Participant to forfeit any Award, or repay any amount paid with respect to any Award, such policy shall be deemed incorporated into all outstanding Awards to the extent required by such regulations, and all Participants subject to such regulations, by accepting any Award, shall be deemed to have consented to the inclusion of provisions in their Award Agreement as determined by the Committee to be necessary or appropriate to comply with such regulations.

22.2    Effect of Other Agreements.

(a)	To the extent provided in an Award Agreement, the terms of an Other Agreement may be deemed incorporated into the Award Agreement, and may alter the definition of Cause, Good Reason, Retirement or Change in Control, the treatment of the Award upon a termination of employment or service or a Change in Control (including any provisions related thereto), or any other provisions relating to vesting or lapse of forfeiture provisions, provided that Award, as so altered, could have been granted under the Plan without violating any term of the Plan or any Applicable Law.

(b)	Except as otherwise provided in Section 22.2(c), an Other Agreement shall not be deemed incorporated into an Award Agreement, and shall not affect the terms of the Award, unless so provided in the Award Agreement or otherwise determined by the Committee, regardless of the terms of the Other Agreement.

(c)	Any provision of an Other Agreement entered into prior to November 8, 2012, including any amendment thereto, that provides benefits upon a Change in Control greater than those provided in Article 18 shall be deemed incorporated into the Award Agreement and shall supersede the provisions of Article 18, unless otherwise provided by the Award Agreement. The Participant shall receive the greater of the benefits provided under the Other Agreement or Article 18, without duplication.

22.3    Right of Offset. The Company, any Subsidiary, or an Affiliate may, to the extent permitted by Applicable Law, deduct from and set off against any amounts the Company, any Subsidiary, or an Affiliate, as the case may be, may owe to the Participant from time to time, including amounts payable in connection with any Award, owed as wages, fringe benefits, or other compensation owed to the Participant, such amounts as may be owed by the Participant to the Company, any Subsidiary, or an Affiliate, as the case may be, although the Participant shall remain liable for any part of the Participant’s payment obligation not satisfied through such deduction and setoff. By accepting any Award granted hereunder, the Participant agrees to any deduction or setoff under this Section 22.3.

22.4    Compliance with Code Section 162(m). The Committee has the discretion to determine whether Awards granted to Covered Employees shall satisfy the requirements of the Performance-Based Exception. Unless otherwise provided in the Award Agreement, or action by the Committee approving the Award, an Award shall be treated as intended to satisfy the Performance-Based Exception if it (i) is granted to a Covered

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Employee, and (ii) is either an Option or SAR, or an Award that is payable (subject to the exercise of negative discretion) solely upon the achievement of one or more Performance Measures established in accordance with Section 13.1. Accordingly, the terms of this Plan, including the definition of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m) and regulations thereunder to the extent applicable to an Award intended to satisfy the Performance-Based Exception. Notwithstanding the foregoing, because the Committee cannot determine with certainty whether a given Participant will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee as likely to be a Covered Employee with respect to a fiscal year. If any provision of the Plan or any Award Agreement designated as intended to satisfy the Performance-Based Exception does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements, and no provision shall be deemed to confer upon the Committee or any other person sole discretion to increase the amount of compensation otherwise payable in connection with such Award upon attainment of the applicable performance objectives. Payment of any amount with respect to any amount intended to qualify for the Performance-Based Exception that the Company reasonably determines would not be deductible by reason of Code Section 162(m) shall be deferred until the earlier of the earliest date on which the Company reasonably determines that the deductibility of the payment will not be so limited, or the year following the termination of employment.

22.5    Legend. The certificates for Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer of such Shares.

22.6    Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

22.7    Severability. In the event any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

22.8    Requirements of Law. The granting of Awards and the issuance of Shares under this Plan shall be subject to all Applicable Laws, and to such approvals by any governmental agencies or stock exchange as may be required.

22.9    Securities Law Compliance. With respect to Insiders, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successor under the Exchange Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

22.10    Delivery of Title. The Company shall have no obligation to issue or deliver evidence of title for Shares issued under this Plan prior to:

(a)	Obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and

(b)	Completion of any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.

22.11    Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

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22.12    Investment Representations. The Committee may require any individual receiving Shares pursuant to an Award under this Plan to represent and warrant in writing that the individual is acquiring the Shares for investment and without any present intention to sell or distribute such Shares.

22.13    Employees Based Outside of the United States. Notwithstanding any provision of this Plan to the contrary, in order to comply with the laws in other countries in which the Company, its Affiliates, and/or its Subsidiaries operate or have Employees, Directors, or Third-Party Service Providers, the Committee, in its sole discretion, shall have the power and authority to:

(a)	Determine which Affiliates and Subsidiaries shall be covered by this Plan;

(b)	Determine which Employees, Directors, and/or Third-Party Service Providers outside the United States are eligible to participate in this Plan;

(c)	Modify the terms and conditions of any Award granted to Employees and/or Third-Party Service Providers outside the United States to comply with applicable foreign laws;

(d)	Establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable. Any subplans and modifications to Plan terms and procedures established under this Section 22.13 by the Committee shall be attached to this Plan document as appendices; and

(e)	Take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals.

(f)	Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate Applicable Law.

22.14    Uncertificated Shares. To the extent that this Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a noncertificated basis, to the extent not prohibited by Applicable Laws.

22.15    Unfunded Plan. Participants shall have no right, title, or interest whatsoever in or to any investments that the Company, and/or its Subsidiaries, and/or its Affiliates may make to aid it in meeting its obligations under this Plan. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative, or any other individual. To the extent that any individual acquires a right to receive payments from the Company, its Subsidiaries, and/or its Affiliates under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company, any Subsidiary, or an Affiliate, as the case may be. All payments to be made hereunder shall be paid from the general funds of the Company, any Subsidiary, or an Affiliate, as the case may be and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in this Plan.

22.16    No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to this Plan or any Award. The Committee shall determine whether cash, Awards, or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

22.17    Retirement and Welfare Plans. Neither Awards made under this Plan nor Shares or cash paid pursuant to such Awards may be included as “compensation” for purposes of computing the benefits payable to any Participant under the Company’s, any Subsidiary’s, or an Affiliate’s retirement plans (both qualified and non-qualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a Participant’s benefit.

22.18    Deferred Compensation. It is the Company’s intent that any Awards granted under this Plan are structured to be exempt from Code Section 409A, including all Treasury Regulations and other guidance

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issuance pursuant thereto (“Section 409A”) or are structured to comply with the requirements of deferred compensation subject to Section 409A. Notwithstanding any contrary provision of the Plan or any Award, the following provisions shall apply to any Award in a manner consistent with such intent.

(a)	For purposes of this Section 22.18, an Award shall constitute a “409A Award” as used in this Section 22.18 only if and to the extent either:

(i)	it is an Award (other than an Option, SAR, or Restricted Stock) that (A) is not ‘subject to a substantial risk of forfeiture’ as defined in Section 409A (by reason of the Participant having attained eligibility for Retirement or otherwise), and (B) (1) that is actually settled after March 15 of the year following the year in which the Award ceases to be subject to a substantial risk of forfeiture or (2) that the terms of the Plan or the Award provide will be settled after such March 15 or upon or after the occurrence of any event that may occur after such March 15; or

(ii)	the Committee (after taking into account the definition of Resignation for Good Reason as provided in Section 2(vv), and any applicable exemptions from Section 409A), determines that the Award otherwise constitutes deferred compensation as defined in Section 409A.

Notwithstanding the foregoing, an Award shall not be considered a 409A Award if at the time the Award is granted (or, if later, the time the Award is no longer subject to a substantial risk of forfeiture), the Participant is not subject to United States income tax on any of the Participant’s income (including such Award if it were taxable), or if the Award is otherwise covered by any of the exceptions contained in the Section 409A regulations relating to foreign plans.

(b)	If any amount becomes payable under any 409A Award by reason of a Participant’s termination of employment, and such Participant incurs a termination of employment as set forth in the Plan (including, without limit, Section 5.4 of the Plan) or the Award that is not a ‘separation from service,’ as defined by Section 409A, then the Participant’s right to such payment, to the extent not already vested, shall be fully vested on the date of the termination of employment, but payment shall be deferred until the earliest of (i) the date the Participant incurs such a separation from service (or six months thereafter if and to the extent required by Section 22.18(d)), (ii) the date that a ‘change in control event’ as defined in Section 409A occurs with respect to the Participant, (iii) the Participant’s death, or (iv) if the terms of the Award provide for payment upon a specific vesting date, such specific vesting date. Notwithstanding anything in this Plan, the Committee shall not exercise its discretion under Section 5.5 in a manner inconsistent with this Section 22.18.

(c)	If any amount becomes payable under any 409A Award by reason of a Change in Control, and a Change in Control occurs as defined by the Plan or the Award that is not a ‘change in control event,’ as defined by Section 409A, with respect to such Participant, then the Participant’s right to such payment, to the extent not already vested, shall be fully vested on the date of the Change in Control, and the amount of such payment shall be determined as of such date, but payment shall be deferred until the earliest of (i) the date on which a change in control event occurs with respect to the Participant, (ii) the date on which the Participant incurs a separation from service (or six months thereafter to the extent required by Section 22.18(d)), (iii) the Participant’s death, or (iv) if the terms of the Award provide for payment upon a specific vesting date, such specific vesting date.

(d)	No amount that becomes payable under any 409A Award by reason of a Participant’s separation from service (as determined after the application of Section 22.18(b) and (c)) will be made to a Participant who is a ‘specified employee’ (as defined by Section 409A) until the earlier of: (i) the first day following the sixth month anniversary of the Participant’s separation from service, or (ii) the Participant’s date of death.

(e)	To the extent that payment of any amount of a 409A Award is required to be deferred to a later date (the “409A Deferral Date”) by reason of Section 409A, all amounts that would otherwise have been paid prior to the 409A Deferral Date shall be paid in a single lump sum on the first business day following the 409A Deferral Date, and the Committee may, in its sole discretion (but shall in no event be required to) permit an earlier payment to a Participant to the extent necessary to alleviate a ‘severe financial hardship’ resulting from an ‘unforeseeable emergency,’ all as defined in Section 409A.

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(f)	For purposes of Section 409A, each ‘payment’ (as defined by Section 409A) made under this Plan shall be considered a ‘separate payment’ for purposes of Section 409A.

(g)	Any payment with respect to a 409A Award that becomes payable upon a specified vesting date, as defined in the Plan or Award, shall be paid as soon as practical after such vesting date, but not later than the last day of the calendar year in which the vesting date occurs.

(h)	Notwithstanding the Company’s intentions as set forth above, if any Award granted under this Plan would fail to meet the requirements of Section 409A with respect to such Award, then such Award shall remain in effect and be subject to taxation in accordance with Section 409A. Neither the Company nor any member of the Committee shall have any liability for any tax imposed on a Participant by Section 409A, and, if any tax is imposed on the Participant, the Participant shall have no recourse against the Company or any member of the Committee for payment of any such tax.

22.19    Nonexclusivity of this Plan. The adoption of this Plan shall not be construed as creating any limitations on the power of the Board or Committee to adopt such other compensation arrangements as it may deem desirable for any Participant.

22.20    No Constraint on Corporate Action. Nothing in this Plan shall be construed to: (a) limit, impair, or otherwise affect the Company’s, any Subsidiary’s, or an Affiliate’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to amalgamate, merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or (b) limit the right or power of the Company, any Subsidiary, or an Affiliate to take any action which such entity deems to be necessary or appropriate.

22.21    Governing Law. The Plan and each Award Agreement shall be governed by the laws of the state of New Jersey, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Award Agreement, recipients of an Award under this Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of New Jersey, to resolve any and all issues that may arise out of or relate to this Plan or any related Award Agreement.

22.22    Indemnification. Subject to requirements of New Jersey law, each individual who is or shall have been a member of the Board, or a Committee appointed by the Board, or an officer of the Company to whom authority was delegated in accordance with Article 3, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under this Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his/her own behalf, unless such loss, cost, liability, or expense is a result of his/her own willful misconduct or except as expressly provided by statute.

The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individuals may be entitled under the Company’s Articles of Association and its organizational regulations, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

FOSTER WHEELER AG

By:
Name:	Michelle K. Davies
Title:	Executive Vice President, General
Counsel & Secretary

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FOSTER WHEELER AG

PROXY

2013 ANNUAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD MAY 2, 2013

THE BOARD OF DIRECTORS RECOMMENDS A VOTE

“FOR” ALL PROPOSALS

Proposal 1.	Re-Election of three Directors, for three-year terms.
	Nominees:	FOR	AGAINST	ABSTAIN
	01 Steven J. Demetriou	☐	☐	☐
	02 John M. Malcolm	☐	☐	☐
	03 Stephanie S. Newby	☐	☐	☐
Proposal 2.	Re-Election of PricewaterhouseCoopers AG, Zurich, Switzerland, as our independent auditor for 2013.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal 3.	Appointment of BDO AG, Zurich, Switzerland as our special auditor for a three-year term.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal 4.	Ratification (on a non-binding basis) of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2013.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal 5.	Advisory approval of executive compensation.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal 6.	Approval of our 2012 Swiss Annual Report (including Consolidated Financial Statements and the Statutory Financial Statements of Foster Wheeler AG for 2012).	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal 7.	Grant of discharge from liability to Foster Wheeler AG’s Board of Directors and Executive Officers for 2012.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal 8.	Approval of creation of new authorized capital in the amount of CHF 156,662,382 with an expiration date of May 1, 2015, to partially replace expiring authorized capital, and an associated amendment to our Articles of Association.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal 9.	Approval of capital reduction through cancellation of 4,259,429 shares repurchased and an associated amendment to our Articles of Association to reduce our share capital in the amount of CHF 12,778,287.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal 10.	Approval of the amendment and restatement of the Foster Wheeler AG Omnibus Incentive Plan to increase the maximum number of shares that may be granted under the Plan.	FOR ☐	AGAINST ☐	ABSTAIN ☐

In the event counterproposals, alterations or amendments of the agenda items or other matters are raised at the Annual General Meeting, I instruct the appointed proxies to vote as follows:		FOR the recommendation of the Board of Directors		ABSTAIN
			☐	☐
Please mark this box ☐		Please mark this box ☐
if you plan to attend the Annual General Meeting in Switzerland		if you wish to appoint the independent proxy as your proxy.

Please Mark Here ☐ For Address Change
SEE REVERSE SIDE

SIGNATURE	SIGNATURE	DATE

NOTE: Please sign your name exactly as it appears above.

Joint owners should each sign.

When signing as an executor, administrator, personal representative, trustee, etc., please give full title as such.

In case of a corporation, this proxy must be under its common seal or signed by a duly authorized officer or director whose designation must be stated.

By signing above, I agree to the statements on the reverse side of this proxy and I confirm to have taken note of the general instructions to the proxy in case I have not given explicit instructions to specific agenda items (as set forth on the reverse side of this proxy).

ADMISSION TICKET

If you choose to attend the Foster Wheeler AG Annual General Meeting of Shareholders on May 2, 2013 at 1:00 p.m., Central European Time, at the offices of Foster Wheeler AG located at Lindenstrasse 10, 6340 Baar, Switzerland, in person, please mark the appropriate box on the proxy card, sign and date the proxy card and return it in the enclosed postage pre-paid envelope arriving no later than prior to the start of the Annual General Meeting. In addition, present this admission ticket, together with proof of identification, for admission to the meeting. If you have several admission tickets, please present all of them for validation at the meeting.

You must Separate This Admission Ticket Before Returning the Proxy Card in the Enclosed Envelope

THIS TICKET IS NOT TRANSFERABLE

v FOLD AND DETACH HERE v

FOSTER WHEELER AG

PROXY

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR

THE ANNUAL GENERAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 2, 2013, 1:00 P.M. CENTRAL EUROPEAN TIME, AT THE OFFICES OF

FOSTER WHEELER AG, LINDENSTRASSE 10, 6340 BAAR, SWITZERLAND

Unless the undersigned has marked the box on the reverse of this card labeled “Please mark this box if you wish to appoint the independent proxy as your proxy,” the undersigned hereby appoints Steven J. Demetriou, Michelle K. Davies, John A. Doyle, Jr. and Sara R. Bucholtz, each with power to act without the other and with full power of substitution, as proxies to represent all registered shares of Foster Wheeler AG registered in the name of the undersigned, excluding Proposal 7 for which John A. Doyle, Jr. and Sara R. Bucholtz, each with power to act without the other and with full power of substitution, shall be the proxies, at the Annual General Meeting of Shareholders to be held at the above indicated place and time or any postponements thereof.

By marking the box on the reverse side of the card labeled “Please mark this box if you wish to appoint the independent proxy as your proxy,” the undersigned hereby appoints Sandro Tobler, attorney-at-law and notary public, BKS Advokatur Notariat, Baarerstrasse 8, 6300 Zug as independent proxy according to article 689c Swiss Code of Obligations, with full power of substitution, as proxy to represent all registered shares of Foster Wheeler AG registered in the name of the undersigned at the Annual General Meeting of Shareholders to be held at the above indicated place and time or any postponements thereof.

The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no specific instruction is given, the shares represented by this proxy will be voted “FOR” proposals 1 through 10, and “FOR” the recommendations of the Board of Directors with regard to counterproposals, alterations or amendments of the agenda items or other matters that may be raised at the Annual General Meeting. This Proxy Card, once duly signed, remains valid until revoked by the undersigned. It remains valid for any postponements of the Annual General Meeting or any agenda items thereof.

Address Change/Comments

(Mark the corresponding box on the reverse side)

(Continued, and to be marked, signed and dated on the other side)

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